                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44275
PROSPECTUS

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                             [AMERICAN ARCH. LOGO]
         OFFER TO EXCHANGE ITS 11 3/4% SENIOR NOTES DUE 2007 THAT HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         11 3/4% SENIOR NOTES DUE 2007

       THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       ON JUNE 12, 1998, UNLESS EXTENDED

     American Architectural Products Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (the "Exchange Offer"), to exchange its 11 3/4 % Senior Notes due 2007 (the "Exchange Notes") for a like aggregate principal amount of its outstanding 11 3/4% Senior Notes due 2007 (the "Outstanding Notes"), of which an aggregate principal amount of $125,000,000 is outstanding as of the date hereof. The form and the terms of the Exchange Notes will be the same in all material respects as the form and terms of each of the Outstanding Notes, except that (i) the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and hence will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of Outstanding Notes under the Exchange and Registration Rights Agreement dated December 10, 1997 (the "Registration Rights Agreement"). See "The Exchange
Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will be initially issued as a single, permanent global certificate. See "Description of Exchange Notes."

     The Outstanding Notes were issued and sold in a transaction exempt from the registration requirements of the Securities Act and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act. The Exchange Notes are being offered herewith in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that the Exchange Notes to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance the staff of the Commission would make a similar determination with respect to the Exchange Offer. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Outstanding Notes whose Outstanding Notes are not tendered and accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the indenture governing the Outstanding Notes and the Exchange Notes. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the indenture (the "Indenture"), dated December 10, 1997, governing the Outstanding Notes and the Exchange Notes. The Outstanding Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes."

     The Notes will bear interest at the rate of 11 3/4% per annum, payable semi-annually on June 1 and December 1, commencing June 1, 1998. The Notes will mature on December 1, 2007. Except as described below, the Company may not redeem the Notes prior to December 1, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to December 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more public Equity Offerings (as defined) at a redemption price equal to 110.0% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided, that at least $82.0 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have funds available to repurchase the Notes upon the occurrence of a Change of Control. See "Description of Exchange
Notes -- Optional Redemption -- Optional Redemption Upon Equity Offering" and "Risk Factors -- Change of Control." Other than change of control provisions and other restrictive covenants, including limitations on indebtedness and restricted payments, as applicable, the Indenture does not contain any provisions that afford holders of the Notes protection in the event of a highly leveraged or other transaction that may adversely affect such holders. See "Description of Exchange Notes" and "Risk Factors -- Substantial Leverage; Ability to Service Debt" and "-- Change of Control."

     The Outstanding Notes are and the Exchange Notes will be senior obligations of the Company. The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Company and senior to all existing and future Subordinated Obligations (as defined) of the Company. The Outstanding Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Guarantees") by each of the Company's subsidiaries on the issue date of the Notes and by each subsidiary (excluding Unrestricted Subsidiaries (as defined)) of the Company acquired thereafter (collectively, the "Subsidiary Guarantors"). The Guarantees are and will be senior unsecured obligations of the Subsidiary Guarantors and rank and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors and senior in right of payment to all Subordinated Obligations of the Subsidiary Guarantors.

     The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. The Company will accept for exchange any and all validly tendered Outstanding Notes not withdrawn prior to 5:00 p.m., New York City time, on June 12, 1998 unless extended by the Company, (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions." The Company has agreed to pay all expenses incident to the Exchange Offer. The Company will not receive any proceeds from the Exchange Offer.

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

     The Outstanding Notes, which have been designated for trading on the PORTAL Market, constitute securities for which there is no established trading market. Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company does not currently intend to list the Exchange Notes on any securities exchange. To the extent that any Outstanding Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Outstanding Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Outstanding Notes or the Exchange Notes.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     THE NOTES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER.

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

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

                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors have filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices:
7 World Trade Center, Suite 1300, New York, NY 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60601. Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms including, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus under the captions "Prospectus Summary," "Use of Proceeds," "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: failure to successfully integrate the Acquisitions into the Company's business; general economic and business conditions; industry trends; competition; raw material costs and availability; loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel and other factors referenced in this Prospectus. See "Risk Factors." These forward-looking statements speak only as of the date of this Prospectus, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change

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

in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                    INDUSTRY DATA AND CERTAIN DEFINED TERMS

     Unless otherwise indicated, all references in this Prospectus to industry market data are derived from sources believed by the Company to be reliable.

     As used in this Prospectus, the following terms refer to the following existing subsidiaries of the Company: "ETC" refers to Eagle & Taylor Company, a Delaware corporation formerly known as American Architectural Products, Inc.; "Forte" refers to Forte, Inc., an Ohio corporation; "Western" refers to Western Insulated Glass, Co., an Arizona corporation; and "Thermetic" refers to Thermetic Glass, Inc., a Delaware corporation. In 1996, Eagle Window & Door, Inc. ("Eagle"), Taylor Building Products Company ("Taylor"), Mallyclad Corporation ("Mallyclad") and Vyn-L Corporation ("Vyn-L") were merged into ETC. Eagle, Taylor and Mallyclad currently are operating divisions of ETC.

                                   TRADEMARKS

     The Company and its subsidiaries have registered trademarks on brand names contained in this Prospectus, including Eagle(R), Encore(R) and Perma-Door(R). This Prospectus also contains brand names and trademarks of companies other than the Company and its subsidiaries.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus. Unless otherwise indicated, all information contained herein assumes the consummation by the Company of the acquisitions of Binnings Building Products, Inc. ("Binnings"), Danvid Company, Inc. and Danvid Window Company (collectively, "Danvid"), American Glassmith, Inc. ("American Glassmith") and Modern Window Corporation ("Modern") (each an "Acquisition" and, collectively, the "Acquisitions") which occurred on December 10, 1997, but does not give effect to the subsequent acquisition by the Company of the vinyl division of Easco Corporation or the assets of Blackhawk Industries, Inc. or the pending acquisition of the Weather-Seal division of the Louisiana-Pacific Corporation, which are described herein under "Business--Subsequent and Pending Acquisitions." "EBITDA" refers to earnings before interest, taxes, depreciation and amortization. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

     American Architectural Products Corporation (the "Company" or "AAPC") is a leading manufacturer and distributor of a broadly diversified line of windows, doors and related products (collectively, "fenestration products") designed to meet a variety of residential consumer demands in both the new construction and repair/remodel markets. The Company distributes its products regionally throughout the United States under a number of well-established brand names that are recognized for their quality, value, engineering and customer service, including "Eagle", "Taylor", "Perma-Door", "Binnings", "Danvid", "Western" and "Encore." This brand name recognition and reputation have enabled the Company to establish long-standing relationships with leading wholesalers, lumberyards, do-it-yourself home centers, architects and building contractors. The Company's products are marketed and distributed in all 48 contiguous states and are manufactured in 11 separate facilities. Management believes that the Company's broad product line, recognized brand names and national geographic scope enable the Company to satisfy distinct regional product preferences and target fast growing markets, thereby minimizing the Company's reliance on any single geographic region. Management believes that the Company is a leading supplier of residential fenestration products in each of the major regional markets in which it competes. The Company's pro forma net sales and pro forma EBITDA were $192.4 million and $14.9 million, respectively, for the year ended December 31, 1997.

     Total U.S. construction expenditures in 1996 were approximately $451 billion, of which residential construction expenditures comprised approximately $179 billion. Residential fenestration product sales totaled approximately $15.1 billion in 1996, $7.9 billion of which represented sales to the new construction market and $7.2 billion of which represented sales to the repair/remodel market. Of the Company's total 1996 pro forma net sales, approximately 86% was attributable to residential fenestration products. The National Wood Window and Door Association ("NWWDA") has estimated that total U.S. sales of residential windows, which represented approximately 67% of the Company's pro forma net sales in 1996, increased from 33.4 million units in 1991 to 46.6 million units in 1996, representing a compound annual growth rate ("CAGR") of 6.9%, and that sales of residential entry doors, which represented approximately 17% of the Company's pro forma net sales in 1996, increased from 11.2 million units in 1994 to 12.5 million units in 1996, representing a CAGR of 5.6%. Residential window and door sales are expected to continue to increase over the next several years, with NWWDA forecasting sales of residential windows and entry doors of 51.9 million units and 13.8 million units, respectively, in the year 2000. Management believes that the residential fenestration products market is generally faster growing and more stable than the commercial fenestration products market, with relatively greater resistance to economic downturns and changes in interest rates, especially in the repair/remodel sector.

     The residential market is highly fragmented, which provides the Company with a competitive advantage in the regions it serves as a single source supplier of a broad array of brand name products. In 1995, the single largest fenestration company in the U.S. had annual revenues of less than 6% of total industry sales, and the 100 largest fenestration companies in the aggregate comprised less than 50% of total industry sales. This industry fragmentation presents significant opportunities for growth through acquisitions, a strategy that the Company has been successful in implementing to date.

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

     The Company is one of a limited number of window and door manufacturers which offer a broadly diversified product line, consisting of aluminum windows, wood windows, polyvinyl chloride ("vinyl") windows, doors and other fenestration products. Aluminum windows, which tend to be less expensive but also less thermally efficient than wood or vinyl, are used primarily in the Southeastern, Southern and Southwestern regions where thermal efficiency is not as important as in other regions. Vinyl windows, which are the fastest growing segment of the window market, are gaining in popularity due to their thermal efficiency, price advantage over wood windows and improved composition technologies. Wood windows are generally more expensive, although also more thermally efficient, than vinyl or aluminum, and remain the preferred choice in medium- to high-end residential architectural applications. While the Company markets its aluminum, vinyl and wood products to specific markets based on distinct geographic preferences, the Company's national manufacturing and distribution network and its diverse product line allow the Company to respond efficiently to shifts in regional consumer preferences and reduce the Company's reliance on any single geographic region. The following table summarizes the percentage of pro forma net sales for the nine months ended September 30, 1997 contributed by each of the Company's main product categories:

  PRODUCT CATEGORY     SELECTED MAJOR BRAND NAMES         GEOGRAPHIC FOCUS          PERCENTAGE
  ----------------     --------------------------         ----------------          ----------
Aluminum Windows.....  Binnings, Danvid, Western    Southwest, Southeast, Midwest       36%
Wood Windows.........  Eagle                        National                            24
Vinyl Windows........  Vinyline, Modernview         Southwest, Southeast, Midwest       15
Doors................  Taylor, Perma-Door, Encore   National                            19
Other Products.......  Sumiglass                    National                             6
                                                                                       ---
                                                    Total                              100%
                                                                                       ===

     The Company was formed through the consolidation of a number of well-established fenestration products companies. In December 1996, the Company combined Eagle, Taylor and Mallyclad with Forte, which commenced operations in 1989. The Company subsequently acquired Western in March 1997, Thermetic in July 1997 and each of Binnings, Danvid, American Glassmith and Modern in December 1997. The Company's strategy in combining these companies is to capitalize on recognized brand names, broad geographic presence, regional market leadership, reputation for superior product quality and customer service and multi-channel distribution capabilities. The Company has developed a detailed cost savings and integration strategy with respect to acquired companies, which includes the consolidation of certain purchasing, production, administrative, sales and management functions. The Company integrates the marketing efforts and distribution network of each acquired entity with the Company's systems to generate a broader overall distribution system for all of its products. The Company's business plan includes diversifying and strengthening its product base by acquiring additional fenestration products companies and related material manufacturers which complement and enhance the Company's existing product lines, distribution capabilities and marketing strategy.

     The Company's principal executive offices are located at 755
Boardman-Canfield Road, South Bridge Executive Center, Building G West, Boardman, Ohio 44512 and its telephone number is (330) 965-9910.

                             COMPETITIVE STRENGTHS

     The Company's market leadership and financial performance are attributable to a number of factors, including the following:

-  LEADING SHARE IN PRIMARY MARKETS

     The Company believes it is a leading supplier of windows and doors for residential consumers in each of the major regional markets it serves. The Company's market position provides significant advantages over the Company's smaller competitors in these highly fragmented markets due to purchasing, manufacturing and distribution efficiencies.

-  ESTABLISHED AND RECOGNIZED BRAND NAMES

     The Company believes many of its windows and doors receive national and regional brand recognition, including products marketed under the "Eagle", "Taylor", "Binnings", "Danvid", "Western", "Perma-Door",

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

"Vinyline", "Modernview", "Encore" and "Sumiglass" brand names. The Company believes that each of these brands has an established reputation within the fenestration products industry for high quality, precision engineering and superior customer service. The Company believes the strength of its brand names and reputation will assist the Company in penetrating new markets and expanding distribution in existing markets.

-  BROAD RANGE OF COMPLEMENTARY PRODUCTS

     The Company is one of a limited number of window and door manufacturers that offers a diversified product line consisting of aluminum, vinyl and wood products. This diversity allows the Company to capture a broader customer base by targeting specific economic and geographic regions with products tailored to meet each region's particular preferences. Additionally, the Company can offer wholesalers and do-it-yourself home center buyers a "one-stop" shopping solution for many of their window and door needs.

-  STRENGTH IN MULTIPLE DISTRIBUTION CHANNELS

     The Company distributes its products through a combination of sales to wholesalers, lumberyards and do-it-yourself home centers and direct sales to architects and independent building contractors. The Company believes that this distribution strategy maximizes the Company's market penetration and reduces reliance upon any single distribution channel for the sale of its products. In addition, the Company has developed many long-standing relationships with key distributors, which management believes provides the Company with a competitive advantage as the Company further develops its national sales strategy.

-  NATIONAL GEOGRAPHIC SCOPE

     While the Company focuses on marketing its aluminum, vinyl and wood products to specific regional markets based on distinct regional preferences, the Company's operations form a strong national manufacturing and distribution network. This national geographic scope, together with the Company's broad product line, enables the Company to rapidly respond to shifts in regional consumer demand and reduces the Company's reliance on any single geographic region for the sale of its products.

-  EMPHASIS ON RESIDENTIAL MARKET

     The Company targets its marketing and distribution efforts primarily to the residential fenestration market. Management believes that the residential fenestration products market is generally faster growing and more stable than the commercial fenestration products market, with relatively greater resistance to economic downturns and changes in interest rates, especially in the repair/remodel sector. Further, the residential market is highly fragmented, which offers the Company a competitive advantage as a single source supplier of a broad array of brand name residential products.

-  EXPERIENCED ENTREPRENEURIAL MANAGEMENT

     The Company's management team has extensive experience in the fenestration products industry. Collectively, the Company's top five executive officers have a total of 95 years of experience in manufacturing and distributing windows and doors. In addition, management has a strong track record of acquiring businesses and integrating them into the existing operations of the Company. Eagle and Taylor, which were acquired by the Company in August 1996, have experienced increases in EBITDA from $(4.0) million for the year ended December 31, 1995 to $8.4 million for the year ended December 31, 1997. The Company's officers, including the Chairman of the Board, collectively have had significant involvement in more than 130 acquisition transactions. As of December 31, 1997, the Company's executive officers and directors collectively owned 84.1% of the Company's outstanding Common Stock.

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

                               BUSINESS STRATEGY

     In order to enhance its leading market position and to maximize profitability and cash flow, the Company's principal strategic objectives are as follows:

-  LEVERAGE NATIONAL DISTRIBUTION SYSTEM, PRODUCT LINES AND BRAND NAME
RECOGNITION

     The Company will seek to use its nationwide distribution system and broad product line to penetrate new markets and increase share in existing markets. In addition, management plans to leverage the Company's national scope by targeting fast growing regions, thereby enhancing growth potential and reducing the Company's dependence on any single geographic market. The Company also plans to continue to capitalize on its well-recognized brand names and reputation for quality and service to increase revenues by cross-selling its products through its multiple distribution channels.

-  CONSOLIDATE OPERATIONS TO ACHIEVE COST SAVINGS AND BROADEN DISTRIBUTION

     The Company has developed a detailed cost savings and integration strategy with respect to acquired companies, which includes the consolidation of certain administrative, sales and management functions. As the Company continues to expand through acquisitions and internal growth, it will benefit from increased size and the ability to gain purchasing leverage with its suppliers, thereby reducing the costs of raw materials used in the manufacturing process. The Company integrates the marketing efforts and distribution network of each acquired entity with the Company's existing marketing and distribution systems to generate a broader overall distribution system for both its existing products and the newly acquired products. Through these and other measures, the Company believes that it can effectively enhance the productivity and profitability of the businesses it acquires and develop synergies with its existing businesses.

-  PURSUE STRATEGIC, COMPLEMENTARY ACQUISITION OPPORTUNITIES

     The Company's business plan is to increase the Company's market share and geographic and product diversity through additional acquisitions of established fenestration product companies and related material manufacturers. Because the fenestration industry is highly fragmented, the Company believes that significant opportunities exist to make selected strategic acquisitions at attractive valuations. The Company seeks out acquisition candidates that are leaders in national or regional markets and that possess recognized brand names, established reputations for superior customer service, strong existing management and stable customer bases. Strategic acquisitions will allow the Company to (i) further leverage its highly recognized brand names, (ii) achieve significant cost reductions through centralized purchasing, sharing central administrative services and application of the Company's best operating and management practices, and (iii) further diversify the Company's geographic, product and market focus.

-  EXPANSION OF VINYL PRODUCTS BUSINESS

     The Company plans to expand its presence in the vinyl window and door market, which is projected to be the fastest growing sector for residential fenestration product sales. The acquisitions of Binnings, Danvid, Thermetic and Modern provide the Company with a significant platform of vinyl fenestration products and customers. Management intends to use the Company's well-recognized brand names and established distribution channels to help it further penetrate the highly fragmented vinyl window and door market.

-  VERTICAL INTEGRATION AND PRODUCTION EFFICIENCIES

     The Company believes that it can reduce its operating costs and improve its margins through vertical integration of its aluminum extrusion and decorative glass production capabilities, along with any vinyl extrusion capacity that the Company may develop, with its window and door manufacturing operations. Additional cost savings can be realized through rationalization of product lines, reconfiguration of production processes, reduction of inventory levels and implementation of uniform management information systems across the Company's various operating divisions. Improved gross margins would provide increased pricing flexibility in relation to the Company's competitors.

                               THE EXCHANGE OFFER

Issuer.....................  American Architectural Products Corporation

Outstanding Notes..........  The Outstanding Notes were sold by the Company on
                             December 10, 1997 to NatWest Capital Markets
                             Limited and McDonald & Company Securities, Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated December 4, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act or institutional "accredited investors" (as defined in Rule 501
                             (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or outside the United States in compliance with Regulation S under the Securities Act.

Registration Rights
Agreement..................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into the
                             Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

Securities Offered.........  $125,000,000 aggregate principal amount of 11 3/4%
                             Senior Notes due 2007 (the "Exchange Notes").

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, there is $125,000,000 aggregate principal amount of Outstanding Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant restricting transfer absent registration under the Securities Act. See "The Exchange Offer". The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

                             Based on no-action letters issued by the staff of the Commission to third parties with respect to similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the Exchange Notes. However, the Company has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the

                             Exchange Offer. Each holder of Exchange Notes, other than a broker-dealer, must represent that such conditions have been met. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

                             The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreements, the Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on June 12, 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments".

Accrued Interest on the
  Exchange Notes...........  Each Exchange Note will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid on such Outstanding Notes, from December 10, 1997.

Exchange Date..............  As soon as practicable after the close of the
                             Exchange Offer, the Company will accept for exchange all Outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to customary conditions, certain of which may be waived by the Company. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. See "The Exchange Offer -- Conditions."

Consequences of Failure to
  Exchange.................  Any Outstanding Notes not tendered pursuant to the
                             Exchange Offer will remain outstanding and continue to accrue interest. Such Outstanding Notes will remain "restricted securities" under the Securities Act, subject to the transfer restrictions described herein. As a result, the liquidity of the market for such Outstanding Notes could be adversely affected upon completion of the Exchange Offer. See "Risk Factors -- Consequences of Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange."

Certain Federal Income Tax
  Considerations...........  The exchange of the Outstanding Notes for Exchange
                             Notes by tendering holders should not be a taxable exchange for U.S. Federal income tax purposes, and such holders should not recognize any taxable gain or loss for U.S. Federal income tax purposes as a result of such exchange. Holders of Exchange Notes will continue to be required to include interest on such Exchange Notes in gross income in accordance with their method of accounting for U.S. Federal income tax purposes. Holders should review the information set forth under "Certain U.S. Federal Income Tax Consequences" for a discussion of certain U.S. Federal income tax consequences relating to the Outstanding Notes and the Exchange Notes prior to tendering the Outstanding Notes in the Exchange Offer.

Use of Proceeds............  There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

                   PROCEDURES FOR TENDERING OUTSTANDING NOTES

Tendering Outstanding
Notes......................  Each beneficial owner owning interests in
                             Outstanding Notes ("Beneficial Owner") through a DTC Participant (as defined) must instruct such DTC Participant to cause Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus and in the applicable Letter of Transmittal. See "The Exchange
                             Offer -- Procedures for Tendering -- Outstanding Notes held through DTC."

                             Each participant (a "DTC Participant") in the Depository Trust Company ("DTC") holding Outstanding Notes through DTC must (i) electronically transmit its acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's (as defined herein) account at DTC and send an Agent's Message (as defined herein) to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus and in the Letter of Transmittal. By tendering through ATOP, DTC Participants will expressly acknowledge receipt of the accompanying Letter of Transmittal and agree to be bound by its terms and the Company will be able to enforce such agreement against such DTC Participants. See "The Exchange Offer -- Procedures for Tendering -- Outstanding Notes held through DTC" and "-- Guaranteed Delivery
                             Procedures -- Outstanding Notes held through DTC."

                             Each Holder must (i) complete and sign a Letter of Transmittal, and mail or deliver such Letter of Transmittal, and all other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth in this Prospectus and in the Letter of Transmittal, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus. See "The Exchange Offer -- Procedures for Tendering," "-- Exchange Agent" and
                             "-- Guaranteed Delivery Procedures -- Outstanding Notes held by Holders."

                             By tendering, each holder will represent to the Company that, among other things, (i) it is not an affiliate of the Company, (ii) it is not a broker-dealer tendering Outstanding Notes acquired directly from the Company for its own account,
                             (iii) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such holder and (iv) it has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures.................  DTC Participants holding Outstanding Notes through
                             DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus and in the Letter of Transmittal. See "The Exchange Offer -- Guaranteed Delivery Procedures." Holders who wish to tender their Outstanding Notes but (i) whose Outstanding Notes are not immediately available and will not be available for tendering prior to the Expiration Date, or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  The tender of Outstanding Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, in accordance with the procedures set forth in this Prospectus. See "The Exchange
                             Offer -- Withdrawal of Tenders."

Exchange Agent.............  United States Trust Company of New York is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Shelf Registration
Statement..................  Under certain circumstances described in the
                             Registration Rights Agreement, certain holders of Outstanding Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange Notes received in the Exchange Offer) may require the Company to file and use its best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Outstanding Notes by such holders. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

                               THE EXCHANGE NOTES

Securities Offered.........  $125,000,000 aggregate principal amount of 11 3/4%
                             Senior Notes due 2007 that have been registered under the Securities Act. The form and terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain provisions providing for an increase in the interest rate on the Outstanding Notes under circumstances relating to the Exchange Offer. See "Description of Exchange Notes."

Maturity Date..............  December 1, 2007.

Interest Payment Dates.....  June 1 and December 1 of each year, commencing on
                             June 1, 1998.

Optional Redemption........  Except as described below and under "Change of
                             Control", the Company may not redeem the Notes prior to December 1, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to November 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds received from one or more Equity Offerings at a redemption price equal to 110% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least $82 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption.

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Ranking....................  The Outstanding Notes are, and the Exchange Notes
                             will be, senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company (including the Outstanding Notes) and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company.

Guarantees.................  The Outstanding Notes are, and the Exchange Notes
                             will be, unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Guarantees will be senior unsecured obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future Subordinated Obligations of the Subsidiary Guarantors. The Guarantees may be released upon the occurrence of certain events.

Restrictive Covenants......  The indenture under which the Outstanding Notes were, and the Exchange Notes will be, issued (the "Indenture") contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated obligations of the Company,

                             (iii) investments, (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all of the assets of the Company. The Indenture also prohibits certain distributions from subsidiaries. However, all the limitations and prohibitions are subject to a number of important qualifications and exceptions.

Exchange Offer and Absence
of a Public Market for the
  Notes....................  The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. The Outstanding Notes have been designated for trading in the PORTAL market. The Company does not intend to apply for a listing of the Exchange Notes, on any securities exchange or on any automated dealer quotation system. See "Plan of Distribution."

FOR MORE COMPLETE INFORMATION REGARDING THE NOTES, SEE "DESCRIPTION OF EXCHANGE
                                     NOTES"
                    AND "DESCRIPTION OF OUTSTANDING NOTES".

                                  RISK FACTORS

     Prospective acquirors of the Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an acquisition of the Exchange Notes.

                             SUMMARY FINANCIAL DATA

     The following table sets forth certain summary financial data of the Company as of December 31, 1997 and for the year then ended and are derived from and described in the unaudited pro forma consolidated financial statement and in the Company's consolidated financial statements included elsewhere in this Prospectus. The summary unaudited pro forma consolidated statement of operations data give effect to the offering of the Outstanding Notes (the "Offering") and the Acquisitions as if they had occurred at January 1, 1997. The summary unaudited pro forma consolidated financial data do not purport to represent what the Company's results of operations or financial condition would have actually been had the Offering and the Acquisitions been consummated as of such dates or to project the Company's results of operations or financial condition for any future period. The following information should be read in conjunction with the consolidated financial statements and the unaudited pro forma consolidated financial statement of the Company, the financial statements of Binnings Building Products, Inc., the combined financial statements of Danvid Company, Inc. and Danvid Window Company and, in each case, the notes thereto, included elsewhere in this Prospectus.

                                                                      YEAR ENDED
                                                                  DECEMBER 31, 1997
                                                              --------------------------
                                                              HISTORICAL    PRO FORMA(1)
                                                              ----------    ------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.................................................   $94,252        $192,398
  Income from operations....................................     2,770           9,894
  Interest expense, net.....................................     3,928          15,612
  Income tax provision (benefit)............................      (390)              0
  Net loss..................................................    (1,259)         (5,625)

OTHER DATA:
  EBITDA(2).................................................     5,453          14,934
  Depreciation and amortization.............................     2,680           4,947
  Capital expenditures......................................     1,548           2,585
  Ratio of earnings to fixed charges(3).....................       N/A(4)          N/A(4)

                                                                DECEMBER 31, 1997
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................         $ 40,132
  Working capital...........................................           61,472
  Total assets..............................................          158,324
  Total debt(5).............................................          126,518
  Stockholders' equity......................................            5,581

---------------
(1) The pro forma financial data of the Company were derived from the unaudited pro forma consolidated financial statement included elsewhere in this Prospectus.

(2) EBITDA represents income before interest, income taxes, depreciation and amortization. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as an indicator of the Company's liquidity.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, extraordinary charge and fixed charges. Fixed charges consist of the total of (i) interest, including the amortization of deferred finance costs and (ii) that portion of rental expense considered to represent interest cost (assumed to be one-third).

(4) No ratio is presented for historical 1997 or for pro forma 1997 (see note(1)) since the earnings were less than fixed charges by $1.2 million and $5.6 million, respectively.

(5) Total debt includes capital lease obligations.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk, and this Prospectus and certain of the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this Prospectus. Prospective investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, prior to purchasing any of the securities offered hereby.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     The Company has substantial indebtedness. As of December 31, 1997, after the Offering and the refinancing of certain existing indebtedness of the Company (the "Refinancing"), the Company had total indebtedness, including current maturities, of approximately $126.5 million. See "Selected Financial Data" and "Capitalization". The Indenture permits the Company to incur additional indebtedness, including up to $25 million of Secured Indebtedness, and the Company intends to secure a new revolving credit facility. The Company's ability to service, or to refinance, its indebtedness (including the Notes) depends on its future performance, which is subject to a number of factors, some of which are beyond the Company's control, including general economic and market conditions and competition. For the year ended December 31, 1997, the Company's pro forma EBITDA was approximately $14.9 million.

     The Company's high level of debt and debt service requirements will have several important effects on its future operations, including the following: (1) the Company will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities and increasing the Company's vulnerability to adverse economic and industry conditions and competition; (2) the Company's leveraged position will increase its vulnerability to competitive pressures; (3) the financial covenants and other restrictions contained in the Indenture and other agreements relating to the Company's indebtedness will require the Company to meet certain financial tests and will restrict its ability to borrow additional funds, to dispose of assets or to pay cash dividends on, or repurchase, preferred or common stock; and (4) funds available for working capital, capital expenditures, acquisitions and general corporate purposes will be limited. Any default under the documents governing indebtedness of the Company could have a significant adverse effect on the market value of the Notes. Certain of the Company's competitors currently operate on a less leveraged basis and may have greater operating and financial flexibility than the Company.

     A significant portion of the Company's cash flow will be required to service indebtedness and will not be available for other purposes. After giving pro forma effect to the Offering and the Acquisitions as if they had been consummated on January 1, 1997, the Company's fixed charges exceeded its earnings as indicated by the pro forma loss before income taxes of $5.6 million for the year ended December 31, 1997. In the absence of adequate operating results and cash flows, the Company may be required to dispose of material assets or operations or refinance its indebtedness to meet its debt service obligations. There can be no assurance that the Company will be successful in this regard should such actions become necessary or that it will not be restricted from such actions under the terms of its credit facilities, including the Indenture.

RANKING OF THE NOTES

     The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all other existing and future unsecured senior indebtedness of the Company. However, the Notes will be effectively subordinated to all future and existing secured indebtedness of the Company and the Subsidiary Guarantors and to all future and existing indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors. As of December 31, 1997, after the Offering and the Refinancing, the Company and the Subsidiary Guarantors had approximately $1.5 million of secured indebtedness outstanding and no other Senior Indebtedness outstanding with the exception of the Notes. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, subject to certain limitations, including up to an additional $25 million of secured debt. See "Description of Exchange Notes -- Ranking."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Outstanding Notes have not been registered under the Securities Act or any state securities laws, and therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the right of the Company and the Trustee (as defined) in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Outstanding Notes that remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Outstanding Notes that remain outstanding will not be entitled to any rights to have such Outstanding Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company currently intends to register under the Securities Act Outstanding Notes that remain outstanding after consummation of the Exchange Offer only if such Outstanding Notes are held by Initial Purchasers or persons ineligible to participate in the Exchange Offer (other than due solely to the status of such holder as an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding Notes may encounter difficulties in selling such notes following the Exchange Offer. The Exchange Notes and any Outstanding Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase all or a portion of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for any such repurchase will be the Company's available cash or cash generated from operating or other sources, including, without limitation, borrowings, sales of assets or sales of equity securities of the Company. There can be no assurance that sufficient funds will be available to make any required repurchase. If an offer to repurchase the Notes is required to be made and the Company does not have available sufficient funds to pay for Notes tendered for repurchase, an event of default would occur under the Indenture. The occurrence of an event of default could result in acceleration of the maturity of the Notes. See "Description of Exchange Notes."

LACK OF PROFITABLE OPERATIONS

     The Company was formed through the consolidation of a number of companies in the fenestration products industry, some of which had historically incurred substantial operating losses and, in certain periods, negative cash flows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's pro forma net loss for the year ended December 31, 1997 was $5.6 million, and there can be no assurance that the Company will be able to achieve and maintain profitability. The Company's ability to achieve profitability is dependent upon a number of factors, including the successful integration of acquired businesses and implementation of manufacturing improvement and cost reduction efforts, as well as various factors beyond the Company's control, such as the impact of raw material price fluctuations, the demand for the Company's products, the level of residential and non-residential construction and remodeling activity and expenditures, and the effect of general economic conditions on the Company's markets. The failure of the Company to achieve profitability could, among other things, hinder its ability to service its debt, to consummate future acquisition transactions, to make capital expenditures and to take advantage of other business opportunities, any one of which could have a material adverse effect on the Company's financial condition and results of operations.

NO HISTORY OF COMBINED OPERATIONS; RISK OF TERMINATION OF CUSTOMER RELATIONSHIPS; ACQUISITION RISKS

     The operations of the Company, Binnings, Danvid and the other recently acquired companies described herein have been conducted as separate and distinct businesses, each with its own management team, sales force and operations. The Company intends to manage its operations and the operations of the recently acquired companies as an integrated entity. While the Company believes, based on its history with prior acquisitions, that it can successfully integrate the operations of the acquired companies, there can be no assurance that this will be the case. There also can be no assurance that the Company will be able to realize expected operating and economic efficiencies following the Acquisitions. In many cases, the acquired companies have had longstanding relationships with significant customers and distributors. There can be no assurance that these relationships will continue on the same basis or at all following the Acquisitions. The termination of major customer relationships would adversely affect the Company's business.

     The Company will continue to seek to acquire other complementary businesses that will expand the Company's product offerings, distribution capabilities and customer base. There is no assurance, however, that any future acquisition will be successful or will achieve results comparable to the Company's existing business. Furthermore, acquisitions of businesses entail the risk of assuming contingent or unknown liabilities, such as environmental and tax liabilities not reflected in financial statements. In light of certain potentially adverse tax issues relating to the Acquisition of Danvid, the Company structured the transaction as an asset purchase, which generally affords a lower risk of successor liability than a stock acquisition. See "Business -- Business Strategy" and " -- Company History."

ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS

     The Company has developed a detailed cost savings and integration strategy with respect to acquired companies, which includes the consolidation of certain purchasing, production, administrative, sales and management functions. The cost savings anticipated by management of the Company reflect numerous assumptions as to purchasing and other efficiencies. There can be no assurance that the Company will be able to realize expected operating and economic efficiencies following the Acquisitions. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset, in whole or in part, the expected cost savings or other components of the Company's operating plan.

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The Outstanding Notes are and the Exchange Notes will be obligations of the Company and the Outstanding Notes are and the Exchange Notes will be unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. If a court in a lawsuit for the benefit of any unpaid creditor of the Company or any of the Subsidiary Guarantors, or a representative of the Company's or such Subsidiary Guarantor's creditors, were to find that, at the time the Company issued the Notes or the Subsidiary Guarantor issued its Note Guarantee, the Company or such Subsidiary Guarantor, as the case may be, (1) intended to hinder, delay or defraud any existing or future creditor, or (2) did not receive reasonably equivalent value for issuing the Notes or the Note Guarantee, as the case may be, and (a) was insolvent, (b) became insolvent as a result of the issuance of the Notes or such Note Guarantee, (c) was engaged or about to engage in a business or a transaction for which its remaining assets were unreasonably small in relation to the business or transaction, or (d) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay as they became due, then such court could void the Notes and the Note Guarantees and void such transactions. Alternatively, in such event, a court could subordinate the claims of the holders of Notes and the Note Guarantees to claims of other creditors of the Company or such Subsidiary Guarantor, as the case may be, or take other action detrimental to holders of the Notes and the Note Guarantees. The Company believes that, after giving effect to the Exchange Offer, the Company and the Subsidiary Guarantors taken as a whole will be (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Offering, (ii) in possession of sufficient capital to run their businesses effectively and (iii) incurring debts within their ability to pay as the same mature or become due.

HOLDING COMPANY STRUCTURE

     AAPC is a holding company with no business operations of its own. The Company's only material assets are the direct and indirect equity interests in its subsidiaries, through which the Company conducts its business operations. Accordingly, AAPC will be dependent upon the earnings and cash flows of, and dividends and distributions from, its direct and indirect subsidiaries to pay its expenses, meet its obligations and pay interest and principal on the Notes. There can be no assurance that these direct and indirect equity interests in AAPC's subsidiaries will generate sufficient earnings and cash flows to pay dividends to distribute funds to the Company to enable it to pay its expenses and meet its obligations to pay interest and principal on the Notes.

GOVERNMENTAL REGULATION; ENVIRONMENTAL MATTERS

     The past and present business operations of the Company, and the past and present ownership and operation of real property by the Company, are subject to extensive federal, state, local and foreign laws and regulations, including laws and regulations relating to the discharge of materials into the environment, the handling and disposal of wastes or otherwise relating to the health, safety and protection of the environment. Although the Company believes it is in substantial compliance with all such material laws and regulations, there can be no assurance that the Company will not incur costs to comply with, or claims or liabilities under, such laws and regulations. The Company is subject to various claims and contingent liabilities in the ordinary course of business, including with respect to employment-related matters, tax matters and environmental matters. Although there can be no assurance in this regard, the Company believes that known claims or contingencies will not have a material adverse effect on its business, results of operations or financial condition.

RELIANCE ON KEY PERSONNEL

     The success of the Company depends to a large degree on a number of key employees, and the loss of the services provided by any of them could have a material adverse effect on the Company. In particular, the loss of the services provided by Frank J. Amedia, the Chief Executive Officer and President and a director of the Company, could have a material adverse effect on the Company. Mr. Amedia has entered into an employment agreement with the Company for an initial three-year period. In addition, the Company may from time to time enter into employment agreements with certain other key employees. There can be no assurance, however, that any such employment agreements will prevent the Company from losing the services of any of its key employees. See "Management."

CHANGES IN DEMAND FOR PRODUCTS

     Demand in the window and door manufacturing industry is influenced by the level of residential and non-residential construction activity. Trends in each of these sectors directly impact the financial performance of the Company. Accordingly, the strength of the U.S. economy, the age of existing homes, job growth and interest rates have a direct impact on the Company. Any declines in new housing starts, non-residential construction activity and/or the demand for replacement/remodeling products could materially adversely affect the Company. In addition, the Company believes that in several markets there has been a shift to vinyl windows and doors. Although the Company is beginning to shift its manufacturing and distribution emphasis toward vinyl in these markets, the majority of its operations remain dependent on continuing demand for aluminum and wood products. See "Business -- Industry Overview."

FLUCTUATIONS IN OPERATING RESULTS AND SEASONALITY

     The Company's business is seasonal since its primary revenues are driven by residential construction. Inclement weather during the winter months, particularly in the Northeast and Midwest regions of the United States, usually reduces the level of building and remodeling activity in both the home improvement and new construction markets and, accordingly, has an adverse impact on the demand for the Company's products. Because a high percentage of the Company's manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income has historically been lower in quarters with lower sales. Seasonal fluctuation in the demand for the Company's products could have a material adverse effect on the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN RAW MATERIALS COSTS AND SUPPLY; RELIANCE ON MANUFACTURING FACILITIES AND SUPPLIERS

     The Company purchases aluminum, steel, vinyl, wood, glass and other raw materials from various suppliers. While such materials are available from numerous sources, commodity raw materials are subject to fluctuations in price. Because such materials in the aggregate constitute significant components of the Company's cost of goods sold, such fluctuations could have a material adverse effect on the Company's results of operations. Although the Company historically has been able to pass on gradual increases in raw material prices, there can be no assurance that the Company will continue to be able to do so in the future. In addition, sharp increases in material prices are more difficult to pass through to the customer in a short period of time and may negatively impact the short-term financial performance of the Company. Loss of or interruptions of operations at any of the Company's manufacturing facilities could adversely affect the Company's operations. In addition, although there are numerous suppliers of raw materials to the Company's operations, the shift to a new supplier could result in delays or higher costs, which could adversely affect operating results. See "Business -- Manufacturing."

COMPETITION

     The Company has numerous competitors in the fenestration products market, at both the manufacturing and the distribution level. Certain of the Company's principal competitors have substantially less leverage than the Company, have greater financial and other resources, and have greater brand recognition. Accordingly, such competitors may be better able to withstand changes in conditions within the industries in which the Company operates and have significantly greater operating and financial flexibility than the Company. As a result of the competitive environment in the markets in which the Company operates, the Company faces (and will continue to face) pressure on sales prices of its products from competitors, as well as from large customers. As a result of such pricing pressures, the Company may in the future experience reductions in the profit margins on its sales, or may be unable to pass future raw material price or labor cost increases on to its customers (which would also reduce profit margins). In addition, there can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business. See "Business -- Competition."

POTENTIAL LABOR DISPUTES

     Approximately 100 of the Company's 1,503 hourly employees are covered by a collective bargaining agreement which expires in February, 2002. In addition, the Company has experienced union-organizing activities at its Eagle facility. The Company believes that its relations with its employees are satisfactory. There can be no assurance, however, that the Company will not experience work stoppages or slowdowns in the future. There also can be no assurance that the Company's non-union facilities will not become subject to successful labor union organizational efforts or that labor costs will not materially increase. See "Business -- Employees."

CONTROLLING SHAREHOLDER

     AAP Holdings, Inc. ("AAPH") was, as of September 30, 1997, the direct owner of 7,548,633 shares of the Common Stock, $.001 par value, of the Company (the "Common Stock") (which constituted approximately 57.7% of the Company's issued and outstanding Common Stock as of such date) and held options to purchase an additional 707,655 shares of the Company's Common Stock. Due to its ownership of a majority of the Company's Common Stock, AAPH will be able to direct and control the policies of the Company, including mergers, sales of all or substantially all of the Company's assets, and similar transactions, which transactions may result in a Change of Control under the Indenture or otherwise adversely affect the interests of the holders of the Notes. See "Description of Exchange Notes -- Change of Control."

ABSENCE OF PUBLIC MARKET

     The Outstanding Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. See " -- Consequences of Failure to Exchange." Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. However, under certain circumstances, the Company has the right to require that Participating Broker-Dealers suspend the resale of Exchange Notes pursuant to this Prospectus. Notwithstanding that the Company may cause the resale of Exchange Notes pursuant to this Prospectus to be suspended, the Company has no obligation to extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with such resales. See "The Exchange Offer -- Resale of the Exchange Notes."

EXCHANGE OFFER ELIGIBILITY AND PROCEDURES

     Any holder of the Outstanding Notes who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or any broker-dealer who purchased Outstanding Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "The Exchange Offer -- Resale of the Exchange Notes."

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Issuance of the Exchange Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange. See "The Exchange Offer -- Procedures for Tendering."

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. Of the approximately $118.5 million in net proceeds received by the Company from the issuance of the Outstanding Notes, approximately $47.8 million was used to fund the cash portion of the purchase price of the Acquisitions (including the repayment of assumed debt) and approximately $33.8 million was used to repay existing indebtedness. Approximately $36.9 million is intended to be used by the Company for additional acquisitions, working capital and general corporate purposes.

                                 CAPITALIZATION

     The following table presents the capitalization of the Company at December 31, 1997. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Statement" and the Financial Statements and notes thereto in this Prospectus.

                                                              DECEMBER 31, 1997
                                                              -----------------
Cash and cash equivalents...................................      $ 40,132
                                                                  ========
Long-term debt, including current maturities:
  Existing senior debt......................................
  11 3/4% Senior Notes, due 2007 (1)........................      $125,000
  Capital lease and other obligations.......................         1,518
                                                                  --------
          Total debt........................................       126,518
Total stockholders' equity..................................         5,581
                                                                  --------
          Total capitalization..............................      $132,099
                                                                  ========

---------------
(1) The Outstanding Notes sold by the Company on December 10, 1997 are subject to the Exchange Offer and on a pro forma basis will be replaced by the Exchange Notes which are similar in amount and terms. Accordingly, capitalization is not affected by the Exchange Offer.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

     The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 (the Pro Forma Financial Statement) of AAPC illustrates the effects of the AAPC acquisitions of Western and Thermetic, and the Offering and the Acquisitions (collectively, the "Transactions"). On March 14, 1997, AAPC acquired the stock of Western, and on July 18, 1997, AAPC acquired the stock of Thermetic. On December 10, 1997 concurrently with the Offering, AAPC consummated the acquisitions of Binnings, Danvid, American Glassmith, and Modern. The acquisitions were accounted for as purchases, with the purchase prices allocated among the assets acquired and liabilities assumed based on their estimated fair market values, and the results of their operations were included in the AAPC consolidated financial statements from the respective dates of acquisition.

     In the Pro Forma Financial Statement, the historical results of operations of Western and Thermetic for the periods prior to their inclusion in the AAPC consolidated financial statements are presented as "Completed Acquisitions"; and the historical results of operations of Binnings, Danvid, American Glassmith and Modern for the period prior to their inclusion in the AAPC consolidated financial statements are presented as "Acquisitions" (due to the significance of Binnings and Danvid, their historical financial data is presented separately under this heading). The Pro Forma Financial Statement for the year ended December 31, 1997 is based on the historical statement of operations of AAPC for that period, of the Completed Acquisitions for the periods in 1997 prior to the dates such acquisitions were consummated, and of the Acquisitions for the period from January 1, 1997 through December 10, 1997, the date upon which the Acquisitions were consummated. The Pro Forma Financial Statement gives effect to the Transactions as though each transaction had occurred on January 1, 1997.

     A pro forma balance sheet is not presented because the Transactions were completed prior to December 31, 1997 and are reflected in the balance sheet included in the December 31, 1997 consolidated financial statements of AAPC which are included elsewhere herein.

     The Pro Forma Financial Statement reflects pro forma adjustments that are based upon available information and assumptions that the Company believes are reasonable and does not necessarily reflect the results of operations of AAPC that actually would have resulted had the Completed Acquisitions and the Offering and Acquisitions to which pro forma effect is given been consummated as of the date or for the period indicated, or that may be obtained in the future. In preparing the Pro Forma Financial Statement, the Company believes it has utilized reasonable methods to conform the basis of presentation. The pro forma adjustments reflect those adjustments appropriate to present pro forma financial statement, pursuant to regulations prescribed by the Commission. The Pro Forma Financial Statement does not reflect certain changes in the operating cost structure of the companies acquired that are contemplated in connection with the Transactions.

     The Pro Forma Financial Statement should be read in conjunction with the historical financial statements of AAPC, Western, Thermetic, Binnings and Danvid. See "Note 2--Recapitalization and Acquisitions" to the AAPC consolidated financial statements regarding the Company's historical acquisition transactions.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                        AAPC
                                                                      PRO FORMA                                      PRO FORMA
                                                                       BEFORE                                        OFFERING
                                                                      OFFERING               ACQUISITIONS               AND
                                      COMPLETED       PRO FORMA          AND         ----------------------------   ACQUISITION
                         AAPC      ACQUISITIONS(1)   ADJUSTMENTS    ACQUISITIONS     BINNINGS   DANVID    OTHERS    ADJUSTMENTS
                      ----------   ---------------   -----------   ---------------   --------   -------   -------   -----------
Net sales...........  $   94,252       $3,969           $   0          $98,221       $42,180    $41,339   $10,658     $     0
Cost of sales.......      74,304        3,144             (23)(2)       77,425        29,591     33,822     8,110           3(6)
                      ----------       ------           -----          -------       -------    -------   -------     -------
  Gross Profit......      19,948          825              23           20,796        12,589      7,517     2,548          (3)
Selling, general and
  administrative
  expenses..........      17,178          642             137(3)        17,957         9,598      5,404     2,581      (1,987)(7)
                      ----------       ------           -----          -------       -------    -------   -------     -------
  Income (loss) from
    operations......       2,770          183            (114)           2,839         2,991      2,113       (33)      1,984
Interest expense....       3,928          142             209(4)         4,279         2,566         23       156       8,588(8)
Other (income)
  expense --
  net...............          (3)           6               0                3             0        (88)       (8)          0
                      ----------       ------           -----          -------       -------    -------   -------     -------
  Income (loss)
    before income
    taxes...........      (1,155)          35            (323)          (1,443)          425      2,178      (181)     (6,604)
Income tax provision
  (benefit).........        (390)         (45)            435(5)             0             9        830         0        (839)(5)
                      ----------       ------           -----          -------       -------    -------   -------     -------
  Income (loss) from
    continuing
    operations......        (765)          80            (758)          (1,443)          416      1,348      (181)     (5,765)
Dividends on
  Preferred Stock...         (75)           0               0              (75)            0          0         0           0
                      ----------       ------           -----          -------       -------    -------   -------     -------
  Income (loss)
    available to
    common
    stockholders....  $     (840)      $   80           $(758)         $(1,518)      $   416    $ 1,348   $  (181)    $(5,765)
                      ==========       ======           =====          =======       =======    =======   =======     =======
Basic and dilutive
  income/(loss) per
  common share......      $(0.06)                                        $(0.11)
Weighted average
  number of shares
  outstanding(9)....  12,982,200                      350,100       13,332,300                                        362,500

SUPPLEMENTAL
  INFORMATION:
    Depreciation and
     amortization...      $2,680          $142             $65           $2,887         $751       $193      $345        $771


                         AAPC
                      PRO FORMA
                      ----------
Net sales...........   $192,398
Cost of sales.......    148,951
                       --------
  Gross Profit......     43,447
Selling, general and
  administrative
  expenses..........     33,553
                       --------
  Income (loss) from
    operations......      9,894
Interest expense....     15,612
Other (income)
  expense --
  net...............        (93)
                       --------
  Income (loss)
    before income
    taxes...........     (5,625)
Income tax provision
  (benefit).........          0
                       --------
  Income (loss) from
    continuing
    operations......     (5,625)
Dividends on
  Preferred Stock...        (75)
                       --------
  Income (loss)
    available to
    common
    stockholders....   $ (5,700)
                       ========
Basic and dilutive
  income/(loss) per
  common share......      $(0.42)
Weighted average
  number of shares
  outstanding(9)....  13,694,800
SUPPLEMENTAL
  INFORMATION:
    Depreciation and
     amortization...      $4,947

                          NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     (1) Represents historical financial data of the Completed Acquisitions for the periods prior to their inclusion in the AAPC consolidated financial statements.

     (2) Represents reduction in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Completed Acquisitions as follows:

     Depreciation and amortization in cost of sales based on
      asset bases resulting from Completed Acquisitions.....  $ 120
     Eliminate depreciation and amortization in historical
      cost of sales.........................................   (143)
                                                              -----
                                                              $ (23)
                                                              =====

     (3) Represents incremental selling, general and administrative costs relating to the Completed Acquisitions as follows:

     Depreciation and amortization in selling, general and
      administrative expenses based on asset bases resulting
      from Completed Acquisitions...........................  $ 94
     Elimination of depreciation and amortization in
      historical selling, general and administrative
      expenses..............................................    (6)
                                                              ----
     Incremental depreciation and amortization in selling,
      general and administrative expenses...................    88
                                                              ----
     Additional compensation to officers under terms of
      employment agreements entered into in connection with
      the Completed Acquisitions............................    49
                                                              ----
                                                              $137
                                                              ====

     (4) Represents incremental interest expense relating to the debt of the Company resulting from the Completed Acquisitions as follows:

     Interest on Western term loans at weighted average rate
      of 10.8%..............................................  $ 32
     Interest on Western revolving credit facility at rate
      of 9.5%...............................................    12
     Interest on AAPC unsecured promissory notes at rate of
      10%...................................................    20
     Interest on $2,500,000 Convertible Debenture at rate of
      7%....................................................    96
     Interest expense relating to the obligation to issue
      additional shares of common stock on the first
      anniversary date of the Thermetic acquisition.........    47
     Amortization of debt issue costs.......................     4
     Elimination of historical interest expense.............    (2)
                                                              ----
                                                              $209
                                                              ====

     (5) Adjustment is made to eliminate tax provision (benefit) in determining pro forma loss from continuing operations when a loss before income taxes is presented. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

     (6) Represents incremental depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Acquisitions as follows:

     Depreciation and amortization in cost of sales based on
      asset bases resulting from Acquisitions...............  $ 841
     Elimination of depreciation and amortization in
      historical cost of sales..............................   (838)
                                                              -----
                                                              $   3
                                                              =====

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)

     (7) Represents incremental costs (savings) in selling, general and administrative expenses as follows:

     Depreciation and amortization in selling, general and
      administrative expenses based on asset bases resulting
      from the Acquisitions.................................  $  1060
     Elimination of depreciation and amortization in
      historical selling, general and administrative
      expenses..............................................     (291)
                                                              -------
     Incremental depreciation and amortization in selling,
      general and administrative expenses...................  $   769
                                                              -------
     Savings on insurance costs due to the use of lower
      contractual rates of the Company to provide insurance
      coverage on the Acquisitions..........................     (379)
     Elimination of compensation to executive officers,
      former owners and members of the boards of directors
      which will be nonrecurring as a result of the
      Acquisitions..........................................   (2,377)
                                                              -------
                                                              $(1,987)
                                                              =======

     (8) Adjustment for interest represents the recording of interest expense on the Notes issued in the Offering and the elimination of historical interest expense as follows:

     Interest on Notes issued in the Offering...............  $14,688
     Amortization of deferred financing costs relating to
      the Notes from the Offering...........................      599
     Other interest relating to the Acquisitions............      135
     Elimination of historical interest expense.............   (6,834)
                                                              -------
                                                              $ 8,588
                                                              =======

     (9) Weighted average number of shares used in pro forma presentation includes the weighted average number of shares outstanding for 1997 adjusted to give effect to (a) the shares issued in connection with the Acquisitions and (b) the shares issued and committed to be issued in connection with the acquisition of Thermetic had these transactions taken place at January 1, 1997. Common stock equivalents are excluded as the effect would be anti-dilutive.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company and its Predecessors for the five years ended December 31, 1997. The selected historical financial data for the Company for 1996 and 1997 were derived from the audited consolidated financial statements of the Company for the period from June 19, 1996 (inception) through December 31, 1996, and for the year ended December 31, 1997, included elsewhere in this Prospectus.

     The selected historical financial data for the Predecessors for 1995 and 1996 were derived from the audited combined financial statements of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company included elsewhere in this Prospectus, and the audited combined financial statements of Mallyclad Corporation and Vyn-L Corporation included elsewhere in this Prospectus. The selected historical financial data for the Predecessors for 1994 were derived from the audited combined financial statements of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company and the audited combined financial statements of Mallyclad Corporation and Vyn-L Corporation that are not included elsewhere in this Prospectus. The selected historical financial data for the Predecessors for 1993 were derived from the unaudited combined financial statements of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company that are not included in this Prospectus; the unaudited financial statements of Mallyclad Corporation that are not included in this Prospectus; and the unaudited financial statements of Vyn-L Corporation that are not included in this Prospectus.

     The following table also sets forth pro forma financial data of the Company which were derived from the unaudited pro forma consolidated financial statement included elsewhere in this Prospectus.

     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Statement," and the historical financial statements and the notes thereto of the Company, Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company, and Mallyclad Corporation and Vyn-L Corporation included elsewhere in this Prospectus.

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          PREDECESSORS(2)
                                              ---------------------------------------

                                                1993      1994       1995      1996
                                              --------   -------   --------   -------
STATEMENT OF OPERATIONS DATA:
Net sales...................................  $116,809   $97,209   $ 76,955   $41,887
Cost of sales...............................   103,260    87,181     71,164    35,430
                                              --------   -------   --------   -------
   Gross profit.............................    13,549    10,028      5,791     6,457
Selling, general and admin. expenses........    20,211    14,929     12,983     7,440
Restructuring charge........................         0         0        840         0
                                              --------   -------   --------   -------
   Income (loss) from operations............    (6,662)   (4,901)    (8,032)     (983)
Interest expense............................     2,023     2,040      1,755     1,143
Other (income) expense -- net...............      (192)      (93)       299       480
                                              --------   -------   --------   -------
   Income (loss) before income taxes........    (8,493)   (6,848)   (10,086)   (2,606)
Income tax provision (benefit)..............    (2,975)   (2,509)    (3,578)     (908)
                                              --------   -------   --------   -------
Income (loss) before extraordinary item.....    (5,518)   (4,339)    (6,508)   (1,698)
Extraordinary loss, net income tax
 benefit....................................         0         0          0         0
                                              --------   -------   --------   -------
   Net income (loss)........................    (5,518)   (4,339)    (6,508)   (1,698)
Dividends on Preferred Stock................         0         0          0         0
                                              --------   -------   --------   -------
   Net income (loss) available to common
     stockholders...........................  $ (5,518)  $(4,339)  $ (6,508)  $(1,698)
                                              ========   =======   ========   =======
Basic and dilutive income (loss) per common
 share......................................
Weighted average shares outstanding.........

OTHER DATA:
EBITDA(6)...................................  $ (3,116)  $  (832)  $ (4,939)  $ 1,235
Depreciation and amortization...............     3,354     3,976      3,392     2,698
Capital expenditures........................     2,229     1,993      2,621     1,683
Ratio of earnings to fixed charges(7).......       N/A(8)     N/A(8)      N/A(8)     N/A(8)

                                                            COMPANY(1)(3)
                                              ------------------------------------------
                                                        COMBINED               PRO FORMA
                                               1996     1996(4)      1997       1997(5)
                                              -------   --------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Net sales...................................  $25,249   $67,136     $94,252    $192,398
Cost of sales...............................   19,027    54,457      74,304     148,951
                                              -------   --------    -------    --------
   Gross profit.............................    6,222    12,679      19,948      43,447
Selling, general and admin. expenses........    4,060    11,500      17,178      33,553
Restructuring charge........................        0         0           0           0
                                              -------   --------    -------    --------
   Income (loss) from operations............    2,162     1,179       2,770       9,894
Interest expense............................      756     1,899       3,928      15,612
Other (income) expense -- net...............        5       485          (3)        (93)
                                              -------   --------    -------    --------
   Income (loss) before income taxes........    1,401    (1,205)     (1,155)     (5,625)
Income tax provision (benefit)..............      640      (268)       (390)          0
                                              -------   --------    -------    --------
Income (loss) before extraordinary item.....      761      (937)       (765)     (5,625)
Extraordinary loss, net income tax
 benefit....................................        0         0        (494)          0
                                              -------   --------    -------    --------
   Net income (loss)........................      761      (937)     (1,259)     (5,625)
Dividends on Preferred Stock................        0         0         (75)        (75)
                                              -------   --------    -------    --------
   Net income (loss) available to common
     stockholders...........................  $   761   $  (937)    $(1,334)   $ (5,700)
                                              =======   ========    =======    ========
Basic and dilutive income (loss) per common
 share......................................                        $ (0.10)   $  (0.42)
Weighted average shares outstanding.........                       12,982,200  13,694,800
OTHER DATA:
EBITDA(6)...................................  $ 2,599   $ 3,834     $ 5,453    $ 14,934
Depreciation and amortization...............      442     3,140       2,680       4,947
Capital expenditures........................      429     2,112       1,548       2,585
Ratio of earnings to fixed charges(7).......     2.69x      N/A(9)      N/A(10)      N/A(10)

                                                                                 PREDECESSORS(2)             COMPANY(1)(3)
                                                                          ------------------------------   ------------------
                                                                                   DECEMBER 31,               DECEMBER 31,
                                                                          ------------------------------   ------------------
                                                                           1993       1994       1995       1996       1997
                                                                          -------   --------   ---------   -------   --------
BALANCE SHEET DATA:
Cash and cash equivalents..............................................   $   250    $  288      $  861    $   964   $ 40,132
Working capital (deficit)..............................................    29,047    (5,276)     (9,736)       176     61,472
Total assets...........................................................    50,895    39,440      26,629     42,744    158,324
Total debt(11).........................................................        22         0           0     23,010    126,518
Stockholders' equity...................................................    29,047     2,540      (3,969)     4,277      5,581

---------------

 (1) For financial reporting purposes, the Company represents AAPC after giving effect to the series of transactions described below.

      ETC was formed in June 1996. Effective June 25, 1996, ETC's ultimate controlling shareholder acquired Mallyclad and Vyn-L. Subsequently, on December 18, 1996, Mallyclad and Vyn-L were merged into ETC. Based on the control maintained by this shareholder, the merger was considered a transaction among companies under common control and, accordingly, accounted for at the shareholder's historical cost and included in the accounts of ETC effective June 25, 1996.

      Effective August 29, 1996, ETC acquired Eagle and Taylor. The acquisition was accounted for as a purchase with the assets acquired and the liabilities assumed recorded at estimated fair values and the results of operations included in ETC's financial statements from the date of acquisition.

      Effective December 18, 1996, ETC acquired and combined with FCEI. The acquisition was accounted for as a purchase and, accordingly, the assets acquired and liabilities assumed by ETC were recorded at their estimated fair values and the results of FCEI's operations are included in the financial statements of ETC from the date of the acquisition. The merged entity subsequently changed its name to American Architectural Products Corporation (AAPC).

      For purposes of presenting the selected financial data, Eagle and Taylor, and Mallyclad and Vyn-L are considered to be Predecessors and their financial data are presented on a combined basis. The financial data for the period after the acquisitions are presented on different cost bases than the financial data before the acquisitions and, therefore, are not comparable.

 (2) Selected financial data for the Predecessors for 1993 through 1995 were derived from the audited combined financial statements of Eagle and Taylor for 1994 and 1995, and the unaudited combined financial statements of Eagle and Taylor for 1993; the unaudited financial statements of Mallyclad for the fiscal year ended November 30, 1993; the unaudited financial statements of Vyn-L for the fiscal year ended February 28, 1994; and the audited combined financial statements of Mallyclad and Vyn-L for the years ended November 30, 1994 and 1995. Selected financial data for the Predecessors for 1996 were derived from the audited combined financial statements of Eagle and Taylor for the period January 1, 1996 through August 29, 1996, and the audited combined financial statements of Mallyclad and Vyn-L for the period December 1, 1995 through June 30, 1996.

 (3) Selected financial data for the Company for 1996 and 1997 were derived from the audited financial statements of the Company for the period from June 1996 (inception) through December 31, 1996, and the audited financial statements for the year ended December 31, 1997. These financial statements include the operations of Mallyclad and Vyn-L from June 25, 1996, and the operations of Eagle and Taylor from August 29, 1996. The results of operations of Forte are included in the Company's 1996 selected financial data from December 18, 1996. The results of operations of Western and Thermetic are included in the Company's 1997 selected financial data from March 14, 1997 and July 18, 1997, respectively, their acquisition dates. The results of operations of the Acquisitions are included in the Company's selected financial data from December 10, 1997, their acquisition date.

 (4) Selected financial data for Combined 1996 include the 1996 selected financial data of the Predecessors (note (2) above) and the 1996 selected financial data of the Company (notes (1) and (3) above) without giving effect to purchase accounting or the impact of financing and capitalization relating to the acquisitions of Eagle, Taylor, Mallyclad, Vyn-L and Forte.

 (5) The pro forma financial data of the Company were derived from the unaudited pro forma consolidated financial statement included elsewhere in this Prospectus and do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Completed Acquisitions and the Offering and Acquisitions to which pro forma effect is given been consummated as of the date or for the periods indicated. In preparing the unaudited pro forma consolidated financial statement, the Company believes it has utilized reasonable methods to conform the basis of presentation. The pro forma adjustments reflect those adjustments appropriate to present pro forma financial statements pursuant to regulations prescribed by the Commission.

 (6) EBITDA represents income (loss) from continuing operations before interest, income taxes, and depreciation and amortization. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.

 (7) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, extraordinary charges and fixed charges. Fixed charges consist of the total of (i) interest, including the amortization of deferred finance costs and (ii) that portion of rental expense considered to represent interest cost (assumed to be one-third).

 (8) No ratio is presented for this period as the earnings were inadequate to cover fixed charges. Earnings were less than fixed charges by $8.5 million, $6.8 million, $10.1 million and $2.6 million for the Predecessors' fiscal years 1993, 1994 and 1995 and for periods in fiscal 1996 prior to their acquisitions by the Company, respectively.

 (9) No ratio is presented for 1996 on a combined basis (see note (4)) as the earnings were less than the fixed charges by $1.2 million.

(10) No ratio is presented for historical 1997 or for pro forma 1997 (see note(5)) as the earnings were less than fixed charges by $1.2 million and $5.6 million, respectively.

(11) Includes capital lease obligations and excludes intercompany payable.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION AND RESULTS OF OPERATIONS

     BACKGROUND

     In August 1996, Eagle and Taylor were acquired by ETC as the foundation for the consolidation of a series of acquisitions in the fenestration industry. In December 1996, ETC acquired and combined with Forte Computer Easy, Inc. ("FCEI"), a publicly held company whose wholly owned subsidiary, Forte Inc., is a manufacturer of commercial aluminum windows. Subsequent to this transaction, the entity changed its name to American Architectural Products Corporation. ETC and Forte became wholly-owned subsidiaries of the Company. AAPC has since acquired Western and Thermetic. Concurrently with the Offering, AAPC consummated the acquisitions of Binnings, Danvid, American Glasssmith and Modern.

     ETC was incorporated on June 19, 1996 and had no significant operations or assets until it acquired two companies, Eagle and Taylor, on August 29, 1996. The acquisition of Eagle and Taylor was accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at estimated fair market values and the results of the Eagle and Taylor operations included in ETC's consolidated financial statements from the date of acquisition.

     ETC's ultimate controlling stockholder acquired 100% ownership of two other companies, Mallyclad and Vyn-L, on June 25, 1996. On December 18, 1996, Mallyclad and Vyn-L collectively were merged into ETC concurrently with the FCEI combination described below. The merger was accounted for at historic cost in a manner similar to a pooling of interests. The operating results of Mallyclad and Vyn-L from the date of its acquisition by ETC's ultimate controlling stockholder are included in the consolidated financial statements. Eagle, Taylor, Mallyclad and Vyn-L, are considered predecessors of ETC for financial reporting purposes.

     On March 14, 1997, AAPC acquired the stock of Western and on July 18, 1997, AAPC acquired the stock of Thermetic. The acquisitions were accounted for as purchases, with the purchase prices allocated among the assets acquired and liabilities assumed based on their estimated fair market values, and the results of their operations were included in the consolidated financial statements from the respective dates of acquisition.

     Concurrently with the Offering, AAPC consummated the acquisitions of Binnings, Danvid, American Glassmith, and Modern. The Company financed these acquisitions through the issuance of $125,000,000 of 11 3/4% Senior Notes (Notes). The acquisitions were accounted for as purchases, with purchase prices allocated among the assets acquired and liabilities assumed based on their estimated fair market values. The results of their operations were included in the AAPC consolidated financial statements from the December 10, 1997 acquisition date. See the financial statements of Binnings Building Products Company and of Danvid Company, Inc. and Danvid Window Company included elsewhere in this Prospectus.

BASIS OF PRESENTATION

     The following table sets forth net sales and expenses in aggregate dollars and as a percentage of net sales for the Company and its predecessors -- Eagle, Taylor, Mallyclad and Vyn-L -- for the years ended December 31, 1995, 1996 and 1997. As a result of the acquisitions discussed above, and the related differences in cost bases of the assets and liabilities of the Company after the acquisitions and the cost bases of the Predecessors, the results of operations for the past two years are not comparable. Such lack of comparability is explained in the discussion below. The following financial data should be read in conjunction with the historical financial statements along with notes thereto of the Company, Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company, and Mallyclad Corporation and Vyn-L Corporation.

                                                     1995(1)             1996(2)             1997(3)
                                                 ----------------    ----------------    ----------------
                                                         (DOLLARS IN THOUSAND, EXCEPT FOOTNOTES)
Net Sales......................................  $76,955    100.0%   $67,136    100.0%   $94,252    100.0%
Cost of Sales..................................   71,164     92.5%    54,457     81.1%    74,304     78.9%
                                                 -------    -----    -------    -----    -------    -----
  Gross Profit.................................    5,791      7.5%    12,679     18.9%    19,948     21.1%
Selling, general & administrative expenses
  (4)..........................................   12,983     16.9%    11,500     17.1%    17,178     18.2%
Restructuring charge...........................      840      1.1%         0      0.0%         0      0.0%
                                                 -------    -----    -------    -----    -------    -----
  Operating income (loss)......................   (8,032)   (10.5%)    1,179      1.8%     2,770      2.9%
Interest expense (4)...........................    1,755      2.3%     1,899      2.8%     3,928      4.1%
Other (income) expense.........................      299      0.4%       485      0.7%        (3)     0.0%
                                                 -------    -----    -------    -----    -------    -----
Loss before income taxes.......................  (10,086)   (13.2%)   (1,205)    (1.8%)   (1,155)    (1.2%)
Income tax benefit.............................   (3,578)    (4.7%)     (268)    (0.4%)     (390)    (0.4%)
                                                 -------    -----    -------    -----    -------    -----
Loss before extraordinary item
                                                  (6,508)    (8.5%)     (937)    (1.4%)     (765)    (0.8%)
Extraordinary loss.............................        0      0.0%         0      0.0%      (494)    (0.5%)
                                                 -------    -----    -------    -----    -------    -----
Net loss.......................................  $(6,508)    (8.5%)  $  (937)    (1.4%)  $(1,259)    (1.3%)
                                                 =======    =====    =======    =====    =======    =====

---------------

1. Financial data for 1995 is that of the predecessors and were derived from the audited combined financial statements of Eagle and Taylor for the year ended December 31, 1995 and the audited combined financial statements of Mallyclad and Vyn-L for the fiscal year ended November 30, 1995. Because the financial data of the predecessors is presented on cost basis different from that of the Company after the acquisitions, the financial data are not comparable to the 1996 and 1997 financial data (see notes (2) and (3) below)

2. Financial data presented for 1996 include the combination of financial data of the Company and its predecessors -- Eagle and Taylor, Mallyclad and Vyn-L. Financial data for the Company for 1996 were derived from the audited consolidated financial statements of the Company for the period from June 19, 1996 (inception) through December 31, 1996. These financial statements include the operations of Mallyclad and Vyn-L from June 25, 1996, and the operations of Eagle and Taylor from August 29, 1996. Financial data for Eagle and Taylor for 1996 were derived from the combined audited financial statements of Eagle and Taylor for the period from January 1, 1996 to August 29, 1996. Financial data for Mallyclad and Vyn-L for 1996 were derived from the audited combined financial statements of Mallyclad and Vyn-L for the period December 1, 1995 to June 25, 1996. Because the financial data for 1996 include data of the Company and its Predecessors, which are presented on different cost basis, such data are not comparable to the financial data for 1995 and 1997.

3. Financial data for 1997 were derived from from the consolidated financial statements of the Company for the year ended December 31, 1997. Because the financial data of the Company for 1997 are presented on different cost bases, such data are not comparable to the financial data for 1995 and 1996.

4. In addition to comparability issues relating to differences in asset and liability bases described in notes (1) through (3) above, other factors affect the comparability of the financial data from year to year. The former parent of Eagle and Taylor provided treasury functions and allocated various general and administrative expenses. Interest expense allocated by the former parent of Eagle and Taylor approximated $1.8 million in 1995 and $1.1 million for the eight months ended August 29, 1996 and was treated as contributed capital of Eagle and Taylor by the former parent. A management fee based on budgeted sales was charged by the former parent to Eagle and Taylor, approximating $1.3 million and $1.0 million for the year ended December 31, 1995 and the eight months ended August 29, 1996, respectively. Other expenses charged to Eagle and Taylor by the former parent that were specifically incurred for those companies for items such as general insurance, health insurance and workers compensation insurance approximated $3.6 million and $1.7 million for the year ended December 31, 1995, and the eight months ended August 29, 1996, respectively. Eagle and Taylor filed their tax returns on a consolidated basis with their former parent and all provisions for federal and state income taxes, including provisions for deferred taxes, were provided through intercompany accounts. Because these charges to Eagle and Taylor from their former parent may differ from such charges for those entities as part of the Company, comparison of 1995, 1996 and 1997 may not be meaningful.

RESULTS OF OPERATIONS

     Results of operations for the periods presented reflect a number of significant events or factors. In 1995, the operations at Taylor were restructured by eliminating non-core product lines and closing related manufacturing and distribution facilities (the "Taylor Restructuring"). The near term impact of these measures was a significant decrease in total sales and a nonrecurring restructuring charge; however, in recent periods these measures have produced an increase in gross margins at this operation. Gross profit from Taylor was negatively impacted by the introduction of an automated door line, which was installed in 1993. While attempting to reach targeted operational efficiencies, Taylor was required to run a dual line for manufacturing doors from 1993 until 1995, which adversely affected gross margin. Also, during the majority of the period for which results of operations are presented, Eagle and Taylor were being marketed for sale by their former parent. This had a negative effect on sales at both divisions since distributors and their customers were concerned about the future of these businesses. The sale of these facilities to the Company in August 1996 permitted the divisions to stabilize their long-standing relationships with customers by eliminating the uncertainty concerning the direction and strategy of these businesses. This resulted in increased sales at Eagle during 1996 and 1997.

     The future operations of the Company will depend on a number of factors, including the successful integration of the acquired companies to take advantage of their increased purchasing power, distribution capabilities and product lines; continued improvements in manufacturing processes, including greater vertical integration; establishment of company-wide management information systems; increased penetration of fast growing markets, both product (such as vinyl) and geographic; continued growth in the new home and repair/remodel markets; stability in raw material prices; continuation of key customer and distributor relationships; and other factors.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO COMBINED YEAR ENDED DECEMBER 31, 1996

     Net Sales -- Net Sales increased by $27.1 million, or 40.4%, to $94.2 million in 1997 as compared to $67.1 million in 1996. The increase was primarily the result of the acquisitions of Western, Thermetic, Binnings, Danvid, American Glassmith, and Modern. The acquisitions accounted for $13.1 million or 48.3% of the total increase in net sales. The remaining increase was primarily due to higher revenues at Eagle, which had an increase in net sales of $11.2 million. The increase in revenue was primarily a result of increased volumes generated from new customer additions and an improved product mix.

     Cost of Sales -- Cost of Sales increased from $59.5 million, or 81.1% of net sales, for the year ended December 31, 1996, to $74.3 million, or 78.9% of net sales for the year ended December 31, 1997. The $19.8 million or 36.3% increase in cost of sales is comprised of a $10.0 million increase resulting from the above listed acquisitions and $9.8 million due to overall volume increases.

     Gross Profit -- Gross Profit for the year ended December 31, 1997 was $19.9 million, representing an increase of $7.3 million or 57.3%, from 1996. Gross profit attributable to the companies acquired during 1997 was $3.1 million or 42.5% of the overall increase. The remaining $4.2 million increase resulted primarily from Eagle's increase of $4.0 million, Taylor's increase of $2.0 million, partially offset by the negative margin of $1.0 million with the Company's contract commercial product line. Gross profit as a percentage of sales increased from 18.9% in 1996 to 21.1% in 1997 as a result of an increase in sales volumes relative to fixed costs.

     Selling, General, and Administrative Expenses. -- SG&A expenses increased $5.7 million or 49.6% to $17.2 million in 1997 as compared to $11.5 million in 1996. SG&A expenses as a percentage of sales, were 18.2% in 1997 compared to 17.1% in 1996. The increase between years was primarily the result of the inclusion of newly acquired companies of $2.6 million and additional administrative costs related to the addition of a corporate headquarters and corporate management of $2.4 million for the year.

     Operating Income -- Operating income increased $1.6 million from an operating income of $1.2 million in 1996 to an operating income of $2.8 million for 1997. The increase is attributable to additional operating income of $0.5 million from acquired companies and the increase in gross profit from existing operations, partially offset by an increase in selling, general and administrative expenses.

     Interest Expense -- Interest expense for the years ended December 31, 1997 and 1996 was $3.9 million and $1.9 million, respectively. The $2.0 million increase is attributable to interest of $0.3 million from the companies acquired in 1997, interest of $0.9 on the Notes issued in December 1997 and interest on additional borrowings related to the operations and working capital of $0.8 million. The previous parent of Eagle and Taylor allocated interest expense to the entities during the eight months ended August 29, 1996 (predecessor period), and accordingly, interest is not comparable with the same period in 1996.

     Income Taxes -- The Company recorded a tax benefit of $0.4 million at December 31, 1997 on net loss of $1.2 million, resulting in an effective tax rate of 33.8%. Prior to their acquisitions, Eagle and Taylor were included in the consolidated return of their former parent, and accordingly, the provision for income taxes for the year ended December 31, 1996 is not indicative of the amounts that would have been recorded on a separate basis and are not comparable.

     Extraordinary Loss -- In 1997, the Company recorded an extraordinary item, loss on extinguishment of debt of $0.5 million, net of related tax benefit of $0.3 million, relating to a prepayment penalty and deferred financing costs charged to expense on the retirement of existing debt with a portion of proceeds of the Notes.

     Net Loss -- The Company's consolidated net loss increased to $1.3 million in 1997 as compared to $0.9 million in 1996. The factors cited above were responsible for the increase in the net loss.

COMPARISON OF COMBINED YEAR ENDED DECEMBER 31, 1996 TO COMBINED YEAR ENDED DECEMBER 31, 1995

     Net Sales -- Net Sales decreased 12.9%, to $67.1 million, for 1996 as compared to $77.0 million for 1995. The decrease was primarily a result of the Taylor Restructuring. This was offset by nominal increases in net sales for the remaining operations as a result of increases in volume and pricing during the year.

     Cost of Sales -- Cost of sales decreased from $71.2 million, or 92.5% of net sales, for the year ended December 31, 1995, to $54.5 million, or 81.1% of net sales, for the year ended December 31, 1996. The $16.7 million, or 23.5%, decrease in cost of sales is primarily due to the $15.5 million decrease in cost of sales at Taylor due to the Taylor Restructuring, which was substantially completed in 1995. The decrease in cost of sales as a percentage of sales reflects efficiencies gained from the Taylor Restructuring and production efficiencies arising from the increased use of automated manufacturing equipment at Taylor.

     Gross Profit -- Gross profit for the year ended December 31, 1996 was $12.7 million, representing an increase of $6.9 million, or 119.0%, from 1995. Gross profit as a percentage of sales increased from 7.5% in 1995 to 18.9% in 1996 due to margin improvements resulting from the Taylor Restructuring. In addition, lower depreciation for the period subsequent to the acquisition of Eagle and Taylor due to lower bases of assets, based on the allocation of purchase price, compared to the historical bases of assets prior to the acquisition, improved gross profit.

     Selling, General, and Administrative Expenses -- SG&A expenses, as a percentage of sales, were 17.1% in 1996 compared to 16.9% in 1995. The percentage increase was due primarily to the decrease in revenues between years while SG&A expenses did not decline proportionately due to the fixed nature of certain expenditures in this category. Although SG&A as a percentage of sales increased, total SG&A expenses decreased by $1.5 million, or 11.5%, to $11.5 million in 1996. The Taylor Restructuring accounted for a $2.7 million reduction in SG&A expenses, which was offset by an increase in SG&A expenses for Eagle of $1.1 million.

     Operating Income (Loss) -- Operating income, excluding the nonrecurring restructuring charges in 1995, increased by $8.4 million from the operating loss of $7.2 million in 1995. This is attributable to the improved operating profit resulting from the Taylor restructuring and the reduction in SG&A expenses.

     Interest Expense -- Interest expense, as a percentage of sales, was 2.9% in 1996 compared to 2.3% in 1995. Interest expense increased by approximately $0.1 million, or 5.6%, to $1.9 million in 1996. The former parent of Eagle and Taylor provided cash management services to Eagle and Taylor and charged interest expense relating to the amounts payable to affiliates. This interest expense approximated $1.8 million in 1995 and $1.1 million for the eight months ended August 29, 1996. Interest expense for the combined year ended December 31, 1996 also includes approximately $0.8 million incurred by the Company during its ownership of Eagle and Taylor.

     Income Taxes -- The Company has recorded a tax benefit of $0.3 million on a loss before taxes of $1.2 million for the combined year ended December 31, 1996. The benefit results from income tax expense recorded at an effective rate of 46% on income before taxes for the period under the Company's ownership and an income tax benefit recorded at an effective rate of 35% on losses before taxes of the Predecessors. The effective rate for the period under the Company's ownership was determined using the Company's operating results and the bases of its assets and liabilities adjusted for purchase accounting for the acquisitions, and differs from the statutory tax rates as a result of valuation allowance adjustment, non-deductible expenses and state taxes. Prior to the acquisitions, Eagle and Taylor were included in the consolidated income tax returns of their parent and recorded income taxes in their accounts at a prescribed effective rate. Accordingly, income taxes for the combined year ended December 31, 1996 are not indicative of the amounts that would have been recorded on a stand-alone basis and are not comparable to prior years.

     Net Loss -- The Company's consolidated net loss decreased by $5.6 million, or 86.2%, to $0.9 million in 1996 compared to $6.5 million net loss incurred in 1995. The Company reported net income of $0.8 million for the period under its ownership. The factors cited above were responsible for the decrease in net loss of the Company.

YEAR 2000

     The Company is in the process of performing a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems for the Company's computer systems as so modified and converted. However, if such modifications and conversions are not completed timely, the Year 2000 problem may have a material impact on the operations of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     During the years ended December 31, 1995, 1996 and 1997, the Company's principal sources of funds consisted of cash from operations and various financings. Prior to the Offering, the Company financed acquisitions through secured senior debt facilities and subordinated debt. In December 1997, the Company issued $125,000,000 of 11 3/4% Senior Notes, due 2007, to extinguish existing debt, finance the acquisitions of Binnings, Danvid, American Glassmith and Modern and provide working capital, fund general corporate purposes and finance future acquisitions.

     Approximately $33.8 million of the net proceeds of the Offering were used to repay indebtedness under existing debt agreements, including prepayment penalties. The weighted average interest rate of the indebtedness repaid on December 10, 1997 was 9.7%. The Company used approximately $47.8 million of the net proceeds to pay the cash portion of the purchase price for the acquisitions consummated on December 10, 1997.

     The Company's principal liquidity requirements will be for debt service requirements under the Notes and for working capital needs and capital expenditures. The Company's annual debt service requirements, including capital lease obligations, following the consummation of the Offering will increase from $6.4 million to $15.5 million based on outstanding obligations on December 31, 1997.

     The Company is presently in negotiations to secure a revolving credit facility of $25 million to provide additional liquidity. In addition, the Company had approximately $40.1 million of cash remaining after giving effect to the Offering. The Company believes that cash generated from operations together with proceeds from the Offering and the expected proceeds from the revolving credit facility will be sufficient to permit the Company to meet its expected operating needs, planned capital expenditures and debt service requirements. However, there can be no assurance that sufficient funds will be available from operations or under future revolving credit or other borrowing arrangements to meet the Company's cash needs. Future acquisitions may require additional financing and there can be no assurance that such funds would be available on terms satisfactory to the Company, if at all. Furthermore, the Company is limited in obtaining future financing under the terms of the Notes. In addition, the Company's future operating performance and ability to meet its financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond the Company's control.

     Cash provided by operations was $2.6 million, $4.5 million and $1.5 million for the years ended December 31, 1995, 1996 and 1997, respectively. The decrease in operating cash for 1997 over the prior years reflects increases in the Company's working capital accounts which primarily consisted of an increase in accounts receivable of $1.2 million, a decrease in accounts payable of $1.9 million, offset by a $1.2 million decrease in inventories. The Company's working capital requirements for inventory and accounts receivable are impacted by changes in raw material costs, the availability of raw materials, growth of the Company's business and seasonality. As a result, such requirements may fluctuate significantly.

     Capital expenditures for the years ended December 31, 1995, 1996 and 1997 were $2.6 million, $2.1 million and $1.5 million, respectively. Capital outlays included manufacturing equipment and computer software and hardware. In addition, in 1996 the Company entered into a $1.6 million capital lease to purchase computer hardware and software. Management expects that its capital expenditure program will continue at a sufficient level to support the strategic and operating needs of the Company's operating subsidiaries. This level of expenditure may be higher than historical levels. Future capital expenditures are expected to be funded from internally generated funds, leasing programs and the Company's credit facilities.

     The Company made cash payments of $53.0 million relating to acquisitions in 1997. This compares to $12.8 million in 1996. In January 1998, the Company purchased all of the assets of the vinyl division of Easco Corporation, an Austintown, Ohio manufacturer of vinyl extrusions for the fenestration industry. The cash payment for this acquisition was $13.3 million. Also in January, the Company purchased all of the assets of Blackhawk Architectural Products, a steel entry door manufacturer, for a cash payment of $400,000. In February 1998, the Company signed a Letter of Intent with Louisiana-Pacific to purchase its Weather-Seal division. This division consists of six manufacturing facilities throughout Ohio producing aluminum and vinyl extrusions, and wood and vinyl windows. The Letter of Intent obligated the Company to make a $1 million deposit into an escrow account, which will be applied toward the purchase price. The deposit will be considered a termination fee payable to Louisiana Pacific in the event the transaction does not close because the Company abandons or otherwise fails to consummate the transaction unless because of discovery or occurrence of any material or adverse condition. In March 1998, the Company sold its Mallyclad division to a related party for a cash inflow of $1.2 million.

     Cash payments on long term debt were $23.6 million for year ended December 31, 1997 as compared to $1.1 million for the year ended December 31, 1996. Net activity on the Company's lines of credit resulted in cash outflows of $5.9 million. The Company generated proceeds of $125.0 million from the issuance of the Notes in December 1997. In addition the Company paid approximately $6.0 million in related fees and expenses associated with the debt financing. The Company expects to pursue additional financing opportunities to fund its growth strategy. The Company raised $0.4 million through the issuance of preferred stock during the second and third quarters of 1997. The funds were used for general corporate purposes during this time period.

     The Company believes that cash flow from operations, together with other sources of funds, will be adequate to meet its anticipated requirements for working capital, capital expenditures and debt service costs.

SEASONALITY

     The Company's business is seasonal since its primary revenues are driven by residential construction. Inclement weather during the winter months, particularly in the Northeast and Midwest regions of the United States, usually reduces the level of building and remodeling activity in both the home improvement and new construction markets and, accordingly, has an adverse impact on the demand for fenestration products. Traditionally, the Company's lowest sales levels usually occur during the first and fourth quarters. The Company believes that its 1997 acquisitions in the southwestern and southeastern United States will minimize the risk to the Company for potentially unusual inclement weather conditions in the midwest and the northeast. Because a high percentage of the Company's manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income has historically been lower in quarters with lower sales. Working capital requirements, and borrowings to satisfy working capital requirements, are usually at their highest level during the second and third quarters.

CYCLICALITY

     Demand in the window and door manufacturing industry is influenced by new home construction activity and the demand for replacement products. Trends in the housing sector directly impact the financial performance of the Company. Accordingly, the strength of the U.S. economy, the age of existing home stock, job growth, consumer confidence, consumer credit, interest rates and migration of the inter/intra U.S. population have a direct impact on the Company. Any declines in new housing starts and/or demand for replacement products may adversely impact the Company and there can be no assurance that any such adverse effects would not be material.

INFLATION AND RAW MATERIAL COSTS

     During the past several years, the rate of inflation has been relatively low and has not had a significant impact on the Company's operations. However, the Company purchases raw materials, such as aluminum, wood, vinyl and glass, that are subject to fluctuations in price that may not reflect the general rate of inflation, and are more closely tied to the supply of and demand for the particular commodity. Specifically, there have been periods of significant and rapid changes in aluminum prices, with a concurrent short-term impact on the Company's operating margins. In some cases, generally where the increases have been modest, the Company has been able to mitigate the effect of these price increases over the long-term by passing them on to customers.

                                    BUSINESS

THE COMPANY

     The Company is a leading manufacturer and distributor of a broadly diversified line of windows, doors and related products designed to meet a variety of residential consumer demands in both the new construction and repair/remodel markets. The Company distributes its products regionally throughout the United States under a number of well-established brand names that are recognized for their quality, value, engineering and customer service, including "Eagle", "Taylor", "Perma-Door", "Binnings", "Danvid", "Western", "Modernview", "Vinyline", "Encore" and "Sumiglass". This brand name recognition and reputation have enabled the Company to establish long-standing relationships with leading wholesalers, lumberyards, do-it-yourself home centers, architects and building contractors. The Company's products are marketed and distributed in all 48 contiguous states and are manufactured in 11 separate facilities. Management believes that the Company's broad product line, recognized brand names and national geographic scope enable the Company to satisfy distinct regional product preferences, target fast growing markets, thereby minimizing the Company's reliance on any single geographic region. Management believes that the Company is a leading supplier of residential fenestration products in each of the major regional markets in which it competes. The Company's pro forma net sales and pro forma EBITDA were $192.4 million and $14.9 million, respectively, for the year ended December 31, 1997.

     Total U.S. construction expenditures in 1996 were approximately $451 billion, of which residential construction expenditures comprised approximately $179 billion. Residential fenestration product sales totaled approximately $15.1 billion in 1996, $7.9 billion of which represented sales to the new construction market and $7.2 billion of which represented sales to the repair/remodel market. Of the Company's total 1996 pro forma net sales, approximately 86% was attributable to residential fenestration products. The NWWDA has estimated that total U.S. sales of residential windows, which represented approximately 67% of the Company's pro forma net sales in 1996, increased from 33.4 million units in 1991 to 46.6 million units in 1996, representing a CAGR of 6.9%, and that sales of residential entry doors, which represented approximately 17% of the Company's pro forma net sales in 1996, increased from 11.2 million units in 1994 to 12.5 million units in 1996, representing a CAGR of 5.6%. Residential window and door sales are expected to continue to increase over the next several years, with NWWDA forecasting sales of residential windows and entry doors of 51.9 million units and 13.8 million units, respectively, in the year 2000. Management believes that the residential fenestration products market is generally faster growing and more stable than the commercial fenestration products market, with relatively greater resistance to economic downturns and changes in interest rates, especially in the repair/remodel sector.

     The residential market is highly fragmented, which provides the Company with a competitive advantage in the regions it serves as a single source supplier of a broad array of brand name products. In 1995, the single largest fenestration company in the U.S. had annual revenues of less than 6% of total industry sales, and the 100 largest fenestration companies in the aggregate comprised less than 50% of total industry sales. This industry fragmentation presents significant opportunities for growth through acquisitions, a strategy that the Company has been successful in implementing to date.

     The Company is one of a limited number of window and door manufacturers which offer a broadly diversified product line, consisting of aluminum windows, wood windows, polyvinyl chloride ("vinyl") windows, doors and other fenestration products. Aluminum windows, which tend to be less expensive but also less thermally efficient than wood or vinyl, are used primarily in the Southeastern, Southern and Southwestern regions where thermal efficiency is not as important as in other regions. Vinyl windows, which are the fastest growing segment of the window market, are gaining in popularity due to their thermal efficiency, price advantage over wood windows and improved composition technologies. Wood windows are generally more expensive, although also more thermally efficient, than vinyl or aluminum, and remain the preferred choice in medium- to high-end residential architectural applications. While the Company markets its aluminum, vinyl and wood products to specific markets based on distinct geographical preferences, the Company's national manufacturing and distribution network and its diverse product line allow the Company to respond efficiently to shifts in regional consumer preferences and reduce the Company's reliance on any single geographic region. The following table summarizes the percentage of the Company's pro forma net sales for the nine months ended September 30, 1997 contributed by each of the Company's main product categories:

   PRODUCT CATEGORY      SELECTED MAJOR BRAND NAMES        GEOGRAPHIC FOCUS         PERCENTAGE
   ----------------      --------------------------        ----------------         ----------
Aluminum Windows.......  Binnings, Danvid, Western   Southwest, Southeast, Midwest      36%
Wood Windows...........  Eagle                       National                           24
Vinyl Windows..........  Vinyline, Modernview        Southwest, Southeast, Midwest      15
Doors..................  Taylor, Perma-Door, Encore  National                           19
Other Products.........  Sumiglass                   National                            6
                                                                                       ---
                                                     Total                             100%
                                                                                       ===

     The Company was formed through the consolidation of a number of well-established fenestration products companies. In December 1996, the Company combined Eagle, Taylor and Mallyclad with Forte, which commenced operations in 1989. The Company subsequently acquired Western in March 1997, Thermetic in July 1997 and each of Binnings, Danvid, American Glassmith and Modern concurrently with the closing of the Offering of the Outstanding Notes. The Company's strategy in combining these companies is to capitalize on recognized brand names, broad geographic presence, regional market leadership, reputation for superior product quality and customer service and multi-channel distribution capabilities. The Company has developed a detailed cost savings and integration strategy with respect to acquired companies, which includes the consolidation of certain purchasing, production, administrative, sales and management functions. The Company integrates the marketing efforts and distribution network of each acquired entity with the Company's systems to generate a broader overall distribution system for all of its products. The Company's business plan includes diversifying and strengthening its product base by acquiring additional fenestration products companies and related material manufacturers which complement and enhance the Company's existing product lines, distribution capabilities and marketing strategy.

COMPETITIVE STRENGTHS

     The Company's market leadership and financial performance are attributable to a number of factors, including the following:

-  LEADING SHARE IN PRIMARY MARKETS

     The Company believes it is a leading supplier of windows and doors for residential consumers in each of the major regional markets it serves. The Company's market position provides significant advantages over the Company's smaller competitors in these highly fragmented markets due to purchasing, manufacturing and distribution efficiencies.

-  ESTABLISHED AND RECOGNIZED BRAND NAMES

     The Company believes many of its windows and doors receive national and regional brand recognitions, including products marketed under the "Eagle", "Taylor", "Binnings", "Danvid", "Western", "Perma-Door", "Vinyline", "Modernview", "Encore" and "Sumiglass" brand names. The Company believes that each of these brands has an established reputation within the fenestration products industry for high quality, precision engineering and superior customer service. The Company believes the strength of its brand names and reputation will assist the Company in penetrating new markets and expanding distribution in existing markets.

-  BROAD RANGE OF COMPLEMENTARY PRODUCTS

     The Company is one of a limited number of window and door manufacturers that offers a diversified product line consisting of aluminum, vinyl and wood products. This diversity allows the Company to capture a broader customer base by targeting specific economic and geographic regions with products tailored to meet each region's particular preferences. Additionally, the Company can offer wholesalers and do-it-yourself home center buyers a "one-stop" shopping solution for many of their window and door needs.

-  STRENGTH IN MULTIPLE DISTRIBUTION CHANNELS

     The Company distributes its products through a combination of sales to wholesalers, lumberyards and do-it-yourself home centers and direct sales to architects and independent building contractors. The Company believes that this distribution strategy maximizes the Company's market penetration and reduces reliance upon any single distribution channel for the sale of its products. In addition, the Company has developed many long-standing relationships with key distributors, which management believes provides the Company with a competitive advantage as the Company further develops its national sales strategy.

-  NATIONAL GEOGRAPHIC SCOPE

     While the Company focuses on marketing its aluminum, vinyl and wood products to specific regional markets based on distinct regional preferences, the Company's operations form a strong national manufacturing and distribution network. This national geographic scope, together with the Company's broad product line, enables the Company to rapidly respond to shifts in regional consumer demand and reduces the Company's reliance on any single geographic region for the sale of its products.

-  EMPHASIS ON RESIDENTIAL MARKET

     The Company targets its marketing and distribution efforts primarily to the residential fenestration market. Management believes that the residential fenestration products market is generally faster growing and more stable than the commercial fenestration products market, with relatively greater resistance to economic downturns and changes in interest rates, especially in the repair/remodel sector. Further, the residential market is highly fragmented, which offers the Company a competitive advantage as a single source supplier of a broad array of brand name residential products.

-  EXPERIENCED ENTREPRENEURIAL MANAGEMENT

     The Company's management team has extensive experience in the fenestration products industry. Collectively, the Company's top five executive officers have a total of 95 years of experience in manufacturing and distributing windows and doors. In addition, management has a strong track record of acquiring businesses and integrating them into the existing operations of the Company. Eagle and Taylor, which were acquired by the Company in August 1996, have experienced increases in EBITDA from ($4.0) million for the year ended December 31, 1995 to $8.4 million for the year ended December 31, 1997. The Company's officers, including the Chairman of the Board, collectively have had significant involvement in more than 130 acquisition transactions. As of December 31, 1997, the Company's executive officers and directors collectively owned 84.1% of the Company's outstanding Common Stock.

BUSINESS STRATEGY

     In order to enhance its leading market position and to maximize profitability and cash flow, the Company's principal strategic objectives are as follows:

-  LEVERAGE NATIONAL DISTRIBUTION SYSTEM, PRODUCT LINES AND BRAND NAME
   RECOGNITION

     The Company will use its nationwide distribution system and broad product line to penetrate new markets and increase share in existing markets. In addition, management will leverage the Company's national scope by targeting fast growing regions, thereby enhancing growth potential and reducing the Company's dependence on any single geographic market. The Company also plans to continue to capitalize on its well-recognized brand names and reputation for quality and service to increase revenues by cross-selling its products through its multiple distribution channels.

-  CONSOLIDATE OPERATIONS TO ACHIEVE COST SAVINGS AND BROADEN DISTRIBUTION

     The Company has developed a detailed cost savings and integration strategy with respect to acquired companies, which includes the consolidation of certain administrative, sales and management functions. As the Company continues to expand through acquisitions and internal growth, it will benefit from increased size and the ability to gain purchasing leverage with its suppliers, thereby reducing the costs of raw materials used in the manufacturing process. The Company integrates the marketing efforts and distribution network of each acquired entity with the Company's existing marketing and distribution systems to generate a broader overall distribution system for both its existing products and the newly acquired products. Through these and other measures, the Company believes that it can effectively enhance the productivity and profitability of the businesses it acquires and develop synergies with its existing businesses.

-  PURSUE STRATEGIC, COMPLEMENTARY ACQUISITION OPPORTUNITIES

     The Company's business plan is to increase the Company's market share and geographic and product diversity through additional acquisitions of established fenestration product companies and related material manufacturers. Because the fenestration industry is highly fragmented, the Company believes that significant opportunities exist to make selected strategic acquisitions at attractive valuations. The Company seeks out acquisition candidates that are leaders in national or regional markets and that possess recognized brand names, established reputations for superior customer service, strong existing management and stable customer bases. Strategic acquisitions will allow the Company to (i) further leverage its highly recognized brand names, (ii) achieve significant cost reductions through centralized purchasing, sharing central administrative services and application of the Company's best operating and management practices, and (iii) further diversify the Company's geographic, product and market focus.

-  EXPANSION OF VINYL PRODUCTS BUSINESS

     The Company plans to expand its presence in the vinyl window and door market, which is projected to be the fastest growing sector for residential fenestration product sales. The acquisitions of Binnings, Danvid, Thermetic and Modern provide the Company with a significant platform of vinyl fenestration products and customers. Management intends to use the Company's well-recognized brand names and established distribution channels to help it further penetrate the highly fragmented vinyl window and door market.

-  VERTICAL INTEGRATION AND PRODUCTION EFFICIENCIES

     The Company believes that it can reduce its operating costs and improve its margins through vertical integration of its aluminum extrusion and decorative glass production capabilities, along with any vinyl extrusion capacity that the Company may develop, with its window and door manufacturing operations. Additional cost savings can be realized through rationalization of product lines, reconfiguration of production processes, reduction of inventory levels and implementation of uniform management information systems across the Company's various operating divisions. Improved gross margins would provide increased pricing flexibility in relation to the Company's competitors.

COMPANY HISTORY

     The Company was formed through the consolidation of a number of established, well-known fenestration companies. Eagle and Taylor, which have been engaged in manufacturing fenestration products since 1977 and 1946, respectively, were acquired by the Company in August 1996. Concurrent with the acquisition of Eagle and Taylor, the Company also acquired Mallyclad and Vyn-L, which are engaged in steel processing and vinyl-metal laminates manufacturing. The operations of Eagle, Taylor, Mallyclad and Vyn-L were combined with the operations of Forte, Inc., an existing subsidiary of the Company that has been engaged in the manufacture and distribution of residential and non-residential windows, window and door security screens, and storm windows and doors since 1990.

     The Company continued the expansion of its fenestration products business through the acquisitions of Western on March 14, 1997 and Thermetic on July 18, 1997. Western primarily markets aluminum windows and doors for medium- and high-end residential applications in the Southwestern U.S., and Thermetic's vinyl windows and doors are sold primarily in the Midwest. The Company consummated the acquisitions of each of Binnings, Danvid, American Glassmith and Modern concurrently with the closing of the Offering of the Outstanding Notes. Both Binnings and Danvid produce aluminum and vinyl windows and doors, with Binnings' sales concentrated in the Southeastern and Eastern regions and Danvid's sales concentrated in the Southern and Southwestern regions. American Glassmith designs, manufactures and assembles a wide variety of decorative glass lites for residential fenestration applications. Modern produces vinyl windows for sale in the Midwest region. Unless otherwise indicated, all information contained herein assumes the consummation by the Company of each of the Acquisitions.

     The corporate organizational structure of the Company and its subsidiaries is as follows:

                     AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

-------------------------------------------------------------------------------------

   Eagle & Taylor      Forte  Western  Thermetic  Binnings  Danvid  American   Modern
       Company                                                      Glassmith

Operating Divisions:
   Eagle, Taylor,
  Mallyclad, Vyn-L

                      SUBSEQUENT AND PENDING ACQUISITIONS

     Subsequent to the offering of the Outstanding Notes, the Company has consummated two acquisitions and signed a letter of intent to acquire the Weather-Seal division of Louisiana-Pacific Corporation. These acquisitions and the pending acquisition expand the Company's presence in the manufacture and sale of vinyl fenestration products.

     On January 23, 1998, the Company, through its wholly-owned subsidiary, VinylSource, Inc. ("VinylSource"), acquired substantially all of the assets of the Easco Vinyl Division of Easco Corporation for approximately $13.3 million and the assumption of certain liabilities. VinylSource, located in Youngstown, Ohio, manufactures vinyl window and door profiles. The Easco Vinyl Division recorded net sales of approximately $16.1 million for the fiscal year ended December 31, 1997.

     On January 26, 1998, the Company also acquired substantially all of the assets of Blackhawk Industries, Inc. ("Blackhawk") of Fort Atkinson, Wisconsin, in exchange for $400,000 and the assumption of certain liabilities and obligations of Blackhawk. Sales of Blackhawk products, which consist primarily of steel security screens and steel security screen doors, totalled $2,500,000 for the fiscal year ended December 31, 1997.

     The Company recently signed a letter of intent with Louisiana-Pacific Corporation to acquire its Weather-Seal division ("Weather-Seal"). The Company's obligation to consummate the acquisition of Weather-Seal is subject to Hart-Scott-Rodino Act approval, the absence of pending litigation concerning the transaction or the assets to be acquired thereby, the absence of any material adverse change prior to the closing date, and completion of the Company's due diligence investigation. If the acquisition is not consummated for any reason other than the foregoing, then Louisiana-Pacific Corporation may terminate the letter of intent and retain the $1.0 million deposit of the Company as a termination fee. Weather-Seal operates six manufacturing facilities in Ohio, producing vinyl and wood windows and patio doors for new construction and renovation. Weather-Seal also produces aluminum and vinyl extrusions for internal use and sales to third parties. Sales of Weather-Seal products approximated $53.5 million in 1997.

INDUSTRY OVERVIEW

  General

     Total U.S. construction expenditures in 1996 were approximately $451 billion, of which residential construction expenditures were approximately $179 billion. The demand for residential fenestration products is influenced significantly by both the level of new home construction activity as well as the level of construction activity in the replacement/remodel sector. In 1996, spending on residential fenestration products in the U.S. totaled approximately $15.1 billion, consisting of approximately $7.9 billion in new construction spending and $7.2 billion in repair/remodel spending. As indicated in the table below, generally favorable economic conditions have resulted in robust construction activity in both of these sectors, and these favorable trends in the U.S. housing and construction industry have, in turn, resulted in strong demand for residential fenestration products.

                               KEY INDUSTRY DATA

                                           1991    1992    1993    1994    1995    1996E   1997F   1998F   1999F   2000F
                                           -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
                                                             (ALL FIGURES IN MILLIONS, EXCEPT DOLLARS)
Residential prime window sales (units)...   33.4    39.1    42.4    45.2    44.5   47.7    46.1    45.3    48.8     51.9
Residential entry door sales (units).....      *       *       *    11.2    11.5   12.5    10.5    12.0    12.5     13.8
Steel residential entry door sales
  (units)................................      *       *       *     7.6     7.9    7.7     7.5     9.0     9.6     10.7
New single-family housing starts
  (units)................................   .840   1.030   1.126   1.196   1.076   1.160   1.100   1.050   1.160   1.180
Residential improvement expenditures ($
  in billions)...........................  $40.7   $47.9   $58.3   $61.6   $59.8   $68.0   $67.0   $72.3   $75.5   $78.6

---------------
* Data not available.

Source: NWWDA 1996 Industry Statistical Review and Forecast

     The demand for residential fenestration products has also increased as a result of changes in design trends and consumer preferences in recent years. Homeowners seeking to differentiate their residences are demanding more elaborate windows and doors as well as a greater number of windows and doors. Heightened demand for feature windows, massive entryways, greater design options on interior doors, and decorative glass have all contributed to the industry's growth.

     While the fenestration industry remains highly sensitive to the level of new home construction activity, spending on residential remodeling and replacement activity has increased and is currently comparable to the level of spending on new home construction activity. Both the short-term and long-term outlook for remodeling is positive due to the continued growth in the inventory of existing homes and the aging of the housing stock. The increase in remodeling and repair benefits all fenestration product lines, including interior and entry doors, energy efficient and custom windows and garage doors and decorative glass. Spending on each increases as a result of the shift in consumer attitudes toward windows and doors from merely a functional component of a house to an important element in the design of the home.

  Product Composition

     The percentage of total residential windows and doors made of wood, aluminum or vinyl varies significantly by region. A homeowner's or homebuilder's choice of construction materials is based on factors such as cost, thermal efficiency, ease of maintenance, architectural taste and regional custom. In the Southern, Southeastern and Southwestern regions, aluminum windows are historically the most widely used product because of their low cost, durability and suitability to warm climates. Since aluminum is the least costly window alternative, homebuilders often prefer aluminum products to control costs. Aluminum is not used as frequently in the Northern and Northeastern regions because of historical architectural trends and the usually superior insulating qualities of wood and vinyl windows.

     Of the three primary construction materials used in residential windows and doors, wood is the most thermally efficient material. Wood windows and doors generally are more expensive and require more maintenance than aluminum or vinyl products. Total U.S. sales of all-wood windows have declined slightly in the 1990s, while sales of aluminum-clad wood windows and vinyl-clad wood windows have grown. Exterior cladding allows vinyl-clad and aluminum-clad wood windows to offer greater durability and less maintenance along with an aesthetically pleasing wooden interior.

     The vinyl window and door market is projected to be the fastest growing area for fenestration product sales over the next several years. Vinyl windows began to increase in popularity in the mid-1980s as a replacement product in the Northern regions and, because of favorable pricing and product improvements, they are also becoming a popular choice in new construction. Vinyl windows and doors are generally more expensive than aluminum windows and doors but less expensive than wood products. Historically, vinyl windows have been less popular than aluminum windows in warmer climates because of the higher cost of vinyl and because initial models of vinyl windows were unable to withstand prolonged solar exposure. However, recent advances in vinyl composition technology have increased the quality and durability of vinyl windows and doors.

     The following charts illustrate the estimated unit market shares of aluminum, wood and vinyl residential windows in the new residential construction segment, the repair/remodel segment and the total residential construction market:

                            [GRAPHICS IN PROSPECTUS]

                                                                      Total
     New Construction                Repair/Remodel           Residential Construction
    ------------------             -----------------          ------------------------
    Aluminum    18.2%              Aluminum    15.0%             Aluminum    16.5%
    Vinyl       27.7%              Vinyl       45.2%             Vinyl       36.7%
    Wood        54.1%              Wood        39.8%             Wood        46.8%

Source: NWWDA 1996 Industry Statistical Review and Forecast.

  Industry Fragmentation

     The fenestration products market is highly fragmented and historically has been characterized by small, entrepreneurial businesses. In 1995, the single largest fenestration company posted sales of approximately $1.4 billion, and management believes that no single manufacturer of vinyl, wood and metal doors and windows currently has annual revenues exceeding 6% of total industry sales. The 100 largest fenestration manufacturing companies accounted for less than 50% of total industry sales in 1995.

     More recently, growing public demand for higher performance and more elaborate windows and doors has resulted in increased manufacturing costs. These increased costs, as well as competitive pressures arising from better technology, higher levels of computerization and enhanced marketing efforts, have led to a shift away from small, independent manufacturers toward larger manufacturers that have the ability to spread higher costs across broader product lines and greater sales volumes and better respond to accelerated lead times. This industry fragmentation presents significant opportunities for growth through acquisitions, a strategy the Company has been successful in implementing to date. In particular, the Company intends to focus on expanding its presence in the fast-growing vinyl window and door market.

PRODUCTS

     The Company's multiple product lines can generally be separated into the following categories: (i) aluminum windows; (ii) wood windows; (iii) vinyl windows; (iv) doors; and (v) other fenestration products.

     Aluminum Windows. The Company produces aluminum windows, including single/double hung, horizontal rolling, fixed light and specialty windows, at its Binnings and Danvid facilities. In addition, Western manufactures a full line of aluminum products designed for the luxury home market in Arizona, California and Nevada. Western's aluminum products include horizontal rolling windows, casement windows, arched configurations and window wall systems. Forte manufactures aluminum double-hung windows, projection windows and casement windows at its Youngstown, Ohio plant, which are primarily targeted for use in office buildings, schools and other non-residential buildings in the upper Midwest and mid-Atlantic states.

     Wood Windows. Eagle, located in Dubuque, Iowa, manufactures a full line of wood windows and doors. The Company's wood windows are all preservative treated to withstand harsh weather conditions and are targeted at the higher priced segment of the residential window market. Since Eagle's products are available with primed, unprimed, stained or painted exteriors and interiors, consumers have flexibility in choosing the finish they prefer. Eagle's products, which include casement and double hung windows, picture windows and geometrically shaped windows, are generally purchased for use in high-end custom residential construction and renovation. Unlike most of its competitors who use thin-rolled aluminum in the manufacture of aluminum-clad windows, the Company manufactures extruded aluminum-clad casement and double hung windows and auxiliary windows. The thicker extruded aluminum cladding, a layer of aluminum attached to a wooden interior framework, is designed to provide superior frame rigidity, long product life, resistance to warping and easy maintenance. The Company's aluminum-clad windows are available in 50 different colors and offer greater customization options than many competitive products. The customer has the option of selecting from stained, primed, painted or unfinished interior surfaces and from a number of pre-finished exterior surfaces, certain of which are resistant to ultraviolet
(UV) ray degradation and salt spray. The Company's aluminum-clad wood windows are designed for use in high-end residential and non-residential construction and renovation.

     Vinyl Windows. Thermetic and Modern manufacture vinyl replacement windows sold under the trade name Vinyline and vinyl windows and doors for use in new construction under the trade name Modernview. Vinyl windows manufactured by Binnings are sold throughout the Southeast as less expensive alternatives to wood windows. Danvid also manufactures vinyl windows that are sold primarily in the Southern and Southwestern U.S. The Company's business strategy includes continued emphasis on expanding its vinyl fenestration products business through additional acquisitions and through internal growth.

     Doors. Taylor designs and manufactures a complete line of steel entry doors and advanced steel patio door systems. These products are sold under the trade names Taylor and Perma-Door. The Taylor stainable steel entry door models are manufactured with a special surface texture in order to allow durable staining. The steel entry systems are insulated using a urethane core to enhance energy efficiency. The Company also manufactures and markets insulated steel garage door panels under the trade names Encore and Taylor. The Encore garage door panels are constructed from galvanized, roll-formed laminated steel and feature multicoat rust protection, rigid foam core insulation and 18-gauge steel hinge reinforcements for extra strength and durability. The Company manufactures vinyl-clad steel doors from vinyl-metal laminates produced at its Mallyclad facility. Currently, the Company sells its vinyl-clad steel doors primarily to the manufactured housing market. At its Eagle division, the Company produces wood patio doors and French doors for use in high-end custom residential new construction and renovation, and Western's aluminum products include sliding glass doors.

     Other Fenestration Products. The Company's other fenestration products include security screens and security screen doors, aluminum storm windows and storm doors and decorative glass lites. One of Forte's key products is a unitized security screen and window combination, designed to be functional and aesthetically pleasing, which it markets to schools, institutions and other office buildings. American Glassmith designs, manufactures and assembles decorative glass lites for a variety of residential applications, including windows, doors, transoms, cabinets, and sidelites. The decorative glass lites are primarily distributed in the Northern United States. The American Glassmith division also manufactures laminated glass which is sold under the Sumiglass trademark. Sumiglass products are used in doors, windows, sidelites, room partitions, office dividers, skylights and glass handrails. Sumiglass products are distributed nationally.

     Within most of its product lines, the Company offers a variety of options in terms of price and performance characteristics. The Company markets certain lines to high-end custom home builders and contractors and to several niche non-residential markets, including hotels and motels, schools, colleges, restaurants, and nursing homes. These premium product lines are characterized by superior cladding and performance characteristics (i.e., strength, durability and low water/air infiltration), decorative glass and a variety of flexible options. The premium aluminum-clad windows and doors offer high levels of frame rigidity, longevity, warping resistance, and easy maintenance. All of the Company's premium products are designed to promote energy efficiency. Customers may select either clear insulated glass or low-E glass for more extreme climates. The Company also offers more moderately priced and lower priced options for window and door consumers.

     Some of the Company's products are currently manufactured for selected regional distribution. For example, the Company manufactures a full line of aluminum window and door products designed primarily for the luxury home market in Arizona, Southern California and Nevada. This line includes horizontal rolling windows, casement windows, sliding glass doors, Duo-Pane insulating glass, retro-fit and conversion systems, sound control products, multi-slide doors, geometric shaped configurations, and window wall systems. Danvid's aluminum windows target the tract housing market in Texas and the Southeast, where the lower cost of aluminum windows and the temperate climate make aluminum windows the product of choice.

DISTRIBUTION AND MARKETING

     The Company uses multiple distribution channels and brand names to maximize market penetration. The Company distributes its windows and doors through (i) one-step distribution to major do-it-yourself home centers, lumberyards and specialty window and door stores; (ii) two-step distribution to wholesalers who resell to do-it-yourself home centers and lumberyards; and (iii) direct sales to homebuilders, remodelers and contractors. The following charts summarize the Company's various distribution channels:

   DIRECT        ONE-STEP       TWO-STEP
DISTRIBUTION   DISTRIBUTION   DISTRIBUTION
------------   ------------   ------------
   AAPC           AAPC           AAPC
                              Wholesaler
                Retailer*      Retailer*
End User**     End User**     End User**

---------------
 * Retailers typically include retail home centers, lumberyards and, in one-step distribution, Company-owned distribution centers.

** End users typically include remodelers, contractors, homeowners and homebuilders.

     In one-step distribution, the Company distributes to do-it-yourself home centers and lumberyards and specialty window and door stores. These customers maintain low levels of inventory and therefore require more frequent deliveries and generally require higher levels of customer service than two-step distributors. In two-step distribution, the Company sells to wholesalers who resell the products to lumberyards and do-it-yourself home centers. Two-step distributors are primarily utilized to service smaller retailers in rural areas that do not generate sufficient volume to purchase directly from the Company. In contrast to one-step distributors, two-step distributors often carry large inventory positions in order to service the needs of its retail customers who generally carry limited amounts of inventory.

     The Company markets its products on a national basis, in all 48 contiguous states, and in Mexico through a sales force consisting of salaried and commissioned sales representatives. Divisional sales managers coordinate the marketing activities among the Company and the sales representatives. The sales representatives concentrate on serving the Company's one-step, two-step, remodeler, and non-residential contractor customers with marketing, sales and service support. The Company's marketing strategy emphasizes customer service and support. Management believes the key to effectively addressing changing customer requirements, expanding existing customer base, and building supply relationships with new distributors is the ability to respond with product, delivery, and service in a complete and time-sensitive fashion.

     As a long-time manufacturer and distributor of windows and doors, the Company has developed long-standing relationships with many key distributors. The Company believes that the strength of these relationships is a competitive advantage as the Company further develops its national sales strategy. By combining its regional leadership position with its broad offering of well-known products, the Company strives to use the distributor relationships to increase the penetration of its products into new geographic markets. For example, a regional distributor who is familiar with the Company's products that have historically been sold in that region may have a need for some of the Company's products that are not well-known in that region. Distributors tend to concentrate their business with a relatively small number of suppliers, and an existing relationship with a distributor often will provide the Company with an advantage over other potential suppliers. Accordingly, the Company's marketing efforts focus on both "cross-selling" to its existing customers as well as introducing new customers to its extensive product line.

PROPERTIES

     The Company's manufacturing facilities and administrative offices are located at the following sites:

                                                 OWNED/
           LOCATION              SIZE (FT(2))    LEASED    PRODUCTS MANUFACTURED/SERVICES PERFORMED
           --------              ------------    ------    -----------------------------------------
Eagle
Dubuque, Iowa..................     320,000      Owned     Wood windows and doors and aluminum-clad
                                                           windows and doors; administration
Eagle
Dubuque, Iowa..................      12,000      Leased    Sales and Purchasing
Taylor
West Branch, Michigan..........     210,000      Owned     Custom insulated steel entry systems,
                                                           steel garage doors and vinyl-clad doors;
                                                           administration
Mallyclad
Madison Heights, Michigan......      39,000      Leased    Vinyl-metal laminates, steel processing
Forte
Youngstown, Ohio...............     156,000      Owned     Aluminum windows and security windows,
                                                           screens and doors; administration
Western
Phoenix, Arizona...............      46,600      Leased    Custom aluminum-clad windows and doors
Corporate Headquarters
Boardman, Ohio.................       6,400      Leased    Executive offices; administration
Thermetic
Toluca, Illinois...............      70,000      Owned     Vinyl doors and windows
Danvid
Carrollton, Texas..............     169,000      Leased    Aluminum windows and doors; vinyl windows

                                                 OWNED/
           LOCATION              SIZE (FT(2))    LEASED    PRODUCTS MANUFACTURED/SERVICES PERFORMED
           --------              ------------    ------    -----------------------------------------
Binnings
Lexington, North Carolina......     268,000      Owned     Vinyl windows, aluminum windows and storm
                                                           windows and doors; administration
Binnings
North Miami Beach, Florida.....     158,000      Owned     Aluminum windows and aluminum-clad patio
                                                           doors; distribution
American Glassmith
Columbus, Ohio.................      60,000      Leased    Decorative glass lites and laminated
                                                           glass products; administration
Modern
Detroit, Michigan..............      28,000      Owned     Vinyl doors and windows
                                  ---------
     TOTAL.....................   1,543,000

The Company also operates six distribution centers in Florida and one in Colorado. Management believes the Company's manufacturing, distribution and administrative facilities are sufficient to meet its current needs.

MANUFACTURING

     Wood, extruded aluminum, steel, polyvinyl chloride and glass are the primary raw materials used in the Company's manufacturing process. These raw materials are readily available and may be procured from numerous suppliers. The Company believes there are currently sufficient alternative sources of raw materials to support its foreseeable manufacturing needs. The Company generally manufactures products to fill specific purchase orders, and the purchase of raw materials is usually closely linked to specific purchase orders. The Company is often able to reduce its exposure to raw materials price increases through purchasing controls and its ability to pass on price increases to its customers. See "Risk Factors -- Fluctuations in Raw Materials Costs and Supply."

     The Company manufactures and distributes a broad line of aluminum, vinyl and wood windows and doors. In the aluminum window fabrication process, extrusions are cut to size and notched and mechanically fastened to form frames, comprised of sills and jambs, and sashes, comprised of center bars, lock rails, lift rails and sash rails. Raw glass, purchased cut-to-size or sized in-house, is insulated and finished. Prepared glass and component parts are assembled by product type and transferred to a staged shipping area. In the vinyl fabrication process, vinyl frame extrusions are cut, notched and welded. The frame is then placed on assembly lines on which insulated glass and sashes are installed. In the fabrication of wood window and door products, pre-cut, precision-milled wood components are glued and screwed together, sanded and affixed with appropriate hardware. These units are then glazed and packaged for final shipment.

     The Company acts primarily as a designer, manufacturer, and finisher of its end products. Except for custom molding the wood components of its windows and doors and manufacturing decorative glass lites, the Company does not generally manufacture the component parts used in the manufacture of its products. Among the component parts purchased from third-party suppliers are extruded aluminum and PVC. The Company extrudes aluminum at its Binnings facility and intends to further vertically integrate to increase its internal aluminum extrusion capacity and add PVC extrusion capacity. The outsourcing of select component parts manufacturing allows the Company to focus on designing and assembling high quality products for their target consumers. In addition, the Company intends to consolidate the operations of Forte and Modern, which is expected to result in increased production efficiency and cost savings.

     In addition, the Company manufactures vinyl-metal laminates for sale to other manufacturers for a number of uses, including non-residential roofing, and extrudes small quantities of aluminum for sale to third parties.

COMPETITION

     The fenestration products industry traditionally has been highly fragmented and competitive. In 1995, the single largest fenestration company had annual revenues of less than 6% of total industry sales, and the 100 largest fenestration companies in the aggregate comprised less than 50% of total industry sales. The Company believes that it competes with other fenestration product manufacturers primarily on the basis of the breadth of its product lines, the reliability and speed of its services, and the quality, design and cost of its products. The Company's main competitors include such firms as Andersen Windows, JELD-WEN, and Pella Corporation that manufacture products which compete with many of the Company's product lines on a nationwide basis, as well as other firms that manufacture a more limited array of products or distribute their products on a regional or local level only. As consolidation in the fenestration industry continues, competition on a nationwide basis is also likely to increase. In addition, any decreases in total market demand for residential fenestration products would be likely to result in increased industry competition.

BACKLOG

     The Company has no material long-term customer supply contracts. The Company's products are ordinarily manufactured to fill specific purchase orders, and orders are generally filled within 60 days of submission of the purchase order. Accordingly, the Company typically does not maintain significant backlog.

INTELLECTUAL PROPERTY

     As of the date of this Prospectus, the Company owned 16 domestic patents, 4 foreign patents and 10 domestic patent applications. Additionally, the Company owned 29 domestic trademark registrations, 6 foreign trademark registrations, 13 domestic trademark applications and 2 foreign trademark applications. The patents are of the design, manufacturing, and process types and the trademark protection applies to entity name protection, as well as product names. There can be no assurance that other parties will not independently duplicate or develop similar technologies or design around patented aspects of the Company's technologies, or that any of the Company's patents, trademarks or pending applications will afford the Company meaningful protection against competitors. Litigation may also be necessary to enforce the Company's intellectual property rights or to determine the scope and validity of others' proprietary rights, which could result in substantial costs to the Company. The failure of the Company's to protect its proprietary information could have a material adverse effect on the Company's business.

GOVERNMENTAL REGULATION AND INDUSTRY STANDARDS

     The Company is subject to federal and state laws and regulations governing the emission of particulate matter and the use, storage, handling and disposal of certain paints, solvents and other chemicals used in the production of vinyl cladding and adhesion. Although the Company believes that its activities comply with the current standards prescribed by law, the risk of accidental contamination to the environment or injury cannot be eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the available resources of the Company. In addition, each of the Company's production facilities is subject to regulation by a number of governmental authorities, including regulations relating to occupational health and safety, as well as federal and state laws governing such matters as overtime and minimum wages. The Company believes that its operations comply in all material respects with all applicable regulatory requirements. However, any failure to comply with applicable regulations, or the adoption of new regulations or changes in existing regulations, could impose additional compliance costs on the Company, require a cessation of certain activities or otherwise have a material adverse impact on the Company's business and results of operations.

     The Company also adheres to voluntary fenestration industry performance guidelines established by the NWWDA and the American Architectural Manufacturers' Association which, in turn, are used by the architectural community for establishing window and door performance standards for both residential and non-residential applications. Both of these organizations establish threshold performance criteria, which qualify products for specific levels of performance in the categories of water penetration, air infiltration, and structural window and door integrity. Although the Company has historically used commercial facilities to carry out product testing, the Company is establishing a testing facility in its Youngstown, Ohio facility that will be capable of performing these tests.

EMPLOYEES

     As of December 15, 1997, the Company employed approximately 2,000 persons. Of these, approximately 1,500 are hourly and approximately 500 are salaried. Approximately 100 of the Company's hourly employees are covered by a collective bargaining agreement which expires in February, 2002. The Company believes that its relations with its employees are satisfactory. There can be no assurance, however, that the Company will not experience work stoppages or slowdowns in the future. In addition, there can be no assurance that the Company's non-union facilities will not become subject to labor union organizational efforts or that labor costs will not materially increase.

     The Company is a party to an action before the National Labor Relations Board (the "NLRB"). In early 1996, the International Association of Machinists (the "IAM") attempted to organize the employees at Eagle. The IAM contested 47 voters, arguing that they were not eligible to vote. The Company disputed this challenge, and the 8th Circuit Court of Appeals ruled in favor of the Company. Although the unionization proposal failed to pass on the initial vote, the NLRB is in the process of determining whether to require the Company to hold a second election.

LEGAL PROCEEDINGS

     The Company is involved from time to time in litigation arising in the ordinary course of its business, none of which, after giving effect to the Company's existing insurance coverage, is expected to have a material adverse effect on the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages (as of September 1, 1997) and positions of directors and executive officers of the Company. The Board of Directors of the Company currently consists of nine (9) members. Directors hold office until their successors have been duly elected and qualified. Officers are chosen by and serve at the discretion of the Board of Directors. A summary of the background and experience of each of these individuals is set forth after the table.

NAME                                         AGE    POSITION
----                                         ---    --------
George S. Hofmeister.......................  45     Chairman of the Board
Frank J. Amedia............................  44     President, Chief Executive Officer and Director
Joseph Dominijanni.........................  40     Treasurer and Director
Richard L. Kovach..........................  35     Vice President and Chief Financial Officer
Jeffrey V. Miller..........................  50     Acting Chief Operating Officer
Donald E. Lambrix, Jr......................  55     Vice President -- Manufacturing
J. Larry Powell............................  54     Vice President -- Marketing & Sales
Jonathan K. Schoenike......................  37     General Counsel and Secretary
John J. Cafaro.............................  45     Director
William R. Jackson, Jr.....................  64     Director
John Masternick............................  71     Director
James E. Phillips..........................  41     Director
Charles E. Trebilcock......................  70     Director
James K. Warren............................  32     Director

     George S. Hofmeister has served as the Chief Executive Officer and Chairman of the Board since December 19, 1996. Mr. Hofmeister has served as Chief Executive Officer and Chairman of the Board of American Commercial Holdings, Inc. ("ACH"), the parent company of AAPH, since January 1996 and continues to serve in such roles. Mr. Hofmeister also continues to serve as Vice Chairman of Tube Products, Inc., a manufacturer of automobile exhaust systems. Mr. Hofmeister has held that position since February 14, 1996. From June 1, 1991 until December 15, 1995, Mr. Hofmeister served as Chief Executive Officer and Chairman of the Board of EWI, Inc., a manufacturer of automotive metal stampings.

     Frank J. Amedia joined the Company's Board of Directors on June 8, 1994 following the acquisition of Forte, Inc. by the Company, and has served as its President and Chief Executive Officer since that date. From June 8, 1994 until December 19, 1996, Mr. Amedia also served as the Chairman of the Board of Directors of the Company. Prior to joining the Company, Mr. Amedia was President and Chief Executive Officer of Forte, which he founded in 1989 in Youngstown, Ohio as a welded aluminum security screen and storm door fabricator and expanded through various acquisitions. Forte's products were distributed through a manufacturers' representative distribution business established by Mr. Amedia in 1986. Prior to founding the manufacturers' representative business, Mr. Amedia served in various capacities for the Youngstown Metropolitan Housing Authority.

     Joseph Dominijanni has served as the Company's Treasurer since December 19, 1996. Mr. Dominijanni has also served as the Vice President -- Finance of ETC since its inception. Mr. Dominijanni also currently serves as Vice
President -- Finance of ACH, the parent corporation of AAPH, and American Commercial Industries, Inc., ("ACI"), which is principally engaged in the manufacturing of automotive components. Mr. Dominijanni joined ACH and ACI in May 1996. Mr. Dominijanni served as Vice President -- Finance of EWI, Inc. a manufacturer of automotive metal stampings, from June 1990 until April 1996. Prior to 1990, Mr. Dominijanni was a Senior Manager with the accounting firm of Price Waterhouse.

     Richard L. Kovach joined the Company in January 1997 as its Vice President and Chief Financial Officer. From 1991 until joining the Company, Mr. Kovach assisted clients with finance and operations management issues in the Financial Advisory Services and Management Consulting practice of Ernst & Young. From 1988 until 1991, Mr. Kovach was Manager of Financial Planning at Ferro Corporation. Prior to joining Ferro Corporation, Mr. Kovach was a staff auditor with Arthur Andersen & Co.'s Small Business Group.

     Jeffrey V. Miller joined the Company in May 1997 as Acting Chief Operating Officer. From 1995 to 1997, Mr. Miller served as President of the North American Window Division of Gentek Building Products. From 1992 through 1994, Mr. Miller was Director of Vinyl Operations for SNE Corporation, a division of Ply Gem Industries. Mr. Miller was general manager of the New Construction Window Division and Vice President of Technology and Corporate Development for Chelsea Building Products from 1989 to 1992.

     Donald E. Lambrix, Jr. became the Company's Vice President -- Manufacturing in December 1996 after serving as Vice President of Operations for the Company's Forte subsidiary since 1990. Mr. Lambrix previously served as Vice President of a multiple facility fenestration products manufacturer. Mr. Lambrix has received industry recognition for his development of state-of-the-art welding, testing and certification procedures.

     Jonathan K. Schoenike joined the Company in August 1997 as General Counsel and has served as Secretary since November 1997. Prior to joining the Company, Mr. Schoenike served for over 5 years as Assistant Counsel for The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers.

     J. Larry Powell, the Company's Vice President -- Marketing and Sales, joined the Company in October 1996. Mr. Powell co-founded Blackhawk Industries, a manufacturer of steel security screen and storm door products, in 1992 and served on its Board of Directors and as its Vice President until 1996. From 1987 to 1991, Mr. Powell served as Vice President -- Marketing and Sales for Sugarcreek Window & Door. Mr. Powell has been employed in the fenestration industry since the early 1970s, principally in the marketing of residential and commercial steel and aluminum window products and doors. In addition, Mr. Powell founded and developed a nationwide marketing representative group that sells a full range of fenestration products.

     John J. Cafaro joined the Board of Directors in December 1996. Mr. Cafaro also serves as the Executive Vice President of The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers. Mr. Cafaro has been a principal officer of The Cafaro Company for the past 20 years.

     William R. Jackson, Jr. has served as a director of the Company since December 19, 1996. Mr. Jackson has also served since 1982 on the Board of Directors of Pitt-Des Moines, Inc., a steel construction, engineering and metal products manufacturer. Mr. Jackson was also President and Treasurer of Pitt-Des Moines, Inc. from 1983-87.

     John Masternick has been a director of the Company since June 14, 1994. Mr. Masternick is a practicing attorney in Girard, Ohio, and is the Chairman of the Board of Directors of Omni Manor, Inc. and Windsor House, Inc., owners and operators of skilled nursing and extended care facilities in northeastern Ohio and western Pennsylvania.

     James E. Phillips has been a member of the Company's Board of Directors since December 19, 1996. Mr. Phillips is also an attorney and has practiced with the law firm of Arter & Hadden since 1985. Additionally, Mr. Phillips has served as President and director of GPI Incorporated ("GPI") and Profile Extrusion Company ("PEC") since April 1, 1994 and of Daymonex Limited ("Daymonex") since May 2, 1996. GPI, PEC and Daymonex are engaged in the aluminum extrusion industry. Mr. Phillips is also Vice Chairman of ACH.

     Charles E. Trebilcock has been a director of the Company since June 14, 1994. Since 1964, Mr. Trebilcock has served as Chairman of Liberty Industries, Inc., an Ohio-based manufacturer of industrial lumber packaging products and equipment. Mr. Trebilcock is also a partner in Kings Company, which is also a manufacturer of industrial lumber packaging products and equipment.

     James K. Warren has been a director of the Company since February 28, 1997. Mr. Warren holds the office of Vice President -- Corporate Planning of ETC. Since February 1, 1996, Mr. Warren has been employed by ACI, most recently as its Chief Financial Officer. During the same time, Mr. Warren has also held the position of Vice President -- Corporate Planning for ACH, the parent company of ACI and AAPH. Mr. Warren was previously a practicing attorney with the law firm of Arter & Hadden.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding annual and long-term compensation for services rendered to the Company during the fiscal years ended December 31, 1996, 1995 and 1994 by Frank J. Amedia. No other executive officers of the Company had a total salary and bonus in fiscal 1996, 1995 or 1994 that exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                    FISCAL    -------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR      SALARY      BONUS     COMPENSATION(2)
---------------------------                         ------    ---------    ------    ---------------
Frank J. Amedia...................................   1996     $168,718       $0            --
  Chief Executive Officer and President(1)           1995     $198,315       $0            --
                                                     1994     $137,294       $0            --

---------------
(1) The amount of compensation paid to Mr. Amedia for 1994 consists of $47,384 paid from October 1, 1993 through June 7, 1994 (paid by Forte, Inc.) and an additional $89,910 paid to Mr. Amedia following the closing of the acquisition of Forte on June 7, 1994.

(2) Other compensation to Mr. Amedia did not exceed $50,000 or 10% of his total annual salary and bonus during any fiscal year.

     In connection with the Acquisitions, the Board of Directors has approved the payment of special bonuses and fees, which were contingent upon successful consummation of the Acquisitions, to eleven key officers, employees and consultants of the Company. The aggregate amount of such bonuses and fees approved by the Board of Directors is $905,000, including $250,000 allocated to Mr. Amedia.

EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with Frank J. Amedia for services as Chief Executive Officer and President. This agreement requires Mr. Amedia to devote his full time to the Company during normal business hours in exchange for a base annual salary of $350,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Amedia is entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time, and the Company will pay certain life and disability insurance premiums on behalf of Mr. Amedia. The agreement has an initial three-year term and provides that Mr. Amedia may not compete with the Company anywhere in the United States while he is employed by the Company and for a two-year period following the termination of Mr. Amedia's employment. In addition, the Board of Directors has approved the payment to Mr. Amedia of a bonus equal to 0.39% of the total consideration paid by the Company for each acquisition transaction consummated during 1998.

STOCK OPTION GRANTS

     No stock options, stock appreciation rights or restricted stock awards were granted to or exercised by any officers, directors or employees of the Company or its subsidiaries during the fiscal year ended December 31, 1996. The Company entered into definitive stock option agreements with Mr. Amedia and Mr. Masternick dated December 18, 1996, memorializing the terms of stock options granted in 1994. On December 19, 1996, the Board of Directors of the Company granted options to purchase 2,000 shares of common stock to each of Anthony E. DePrima, Arnold Parnell and Dr. Chester Amedia, former members of the Board of Directors of the Company, in recognition of their many years of service to the Company. These options have an exercise price of $4.69 per share and expire on December 19, 2001. Dr. Amedia is the brother of Frank J. Amedia, the President and Chief Executive Officer of the Company.

OPTION VALUES

     The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1996 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Named Executive Officer.

                                                               NUMBER OF SHARES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
           END($)(1)               SHARES       VALUE         FISCAL YEAR END(#)              AT FISCAL YEAR
           ---------             ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
                                 EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   --------   -----------   -------------   -----------   -------------
Frank J. Amedia................       0           $0        426,244           0          $932,409          $0

---------------
(1) Based on average of reported bid and ask prices for the Company's common stock on December 31, 1996.

     As of September 30, 1997, options to purchase a total of 1,644,425 shares of the Company's common stock were outstanding, including options to purchase 707,655 shares issued to AAPH on December 18, 1996, with exercise prices ranging from $3.75 to $6.19 per share.

STOCK OPTION PLANS

     In May of 1992, the Board of Directors of the Company adopted an Employee Incentive Stock Option Plan (the "Option Plan"). Options to purchase an aggregate of up to 500,000 shares of the Company's common stock were authorized under the Option Plan. Options granted under the Option Plan have a maximum duration of ten years from the date of grant.

     The Company has also adopted the 1996 Stock Option Plan (the "1996 Plan"), which authorizes the Board to grant options to Directors and employees of the Company to purchase in the aggregate an amount of shares of common stock equal to 10% of the shares of common stock issued and outstanding from time to time, but which aggregate amount shall in no event exceed 10,000,000 shares of common stock. Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1996 Plan at the discretion of the Board of Directors. Options may be nonqualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1996 Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 1996 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after December 19, 2006.

     The 1996 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1996 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

     As of September 30, 1997, options to purchase a total of 309,000 shares of common stock were outstanding under the 1996 Plan, at exercise prices ranging from $4.69 to $6.19 per share.

401(k) PLAN

     Eligible employees of the Company may direct that a portion of their compensation, up to a legally established maximum, be withheld by the Company and contributed to a 401(k) plan. All 401(k) plan contributions are placed in a trust fund to be invested by the 401(k) plan's trustee, except that the 401(k) plan permits participants to direct the investment of their account balances among mutual or investment funds available under the Plan. The 401(k) plan provides a matching contribution of 50% of a participant's contributions up to a maximum of seven percent of the participant's annual salary. Amounts contributed to participant accounts under the 401(k) plan and any earnings or interest accrued on the participant accounts are generally not subject to federal income tax until distributed to the participant and may not be withdrawn until death, retirement or termination of employment.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Audit Committee, which is comprised of William R. Jackson, Jr., Charles E. Trebilcock and Joseph Dominijanni, is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies.

     The Company's Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options and other benefits under such plans. The Compensation Committee is comprised of George S. Hofmeister, Frank J. Amedia, and John Masternick.

DIRECTORS' TERMS AND COMPENSATION

     The Company's Board of Directors is currently comprised of nine members. Each director is elected for a period of one year at the Company's annual meeting of shareholders and serves until his or her successor is duly elected and qualified. Directors who are not employees of the Company or affiliates of AAPH, which currently consists of Messrs. Cafaro, Jackson, Masternick and Trebilcock, currently receive the following annual compensation: (i) options to purchase 2,000 shares of common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full after one year if the director attends at least four of the regularly scheduled meetings of the Board of Directors and at least 75% of all meetings of the Board of Directors in 1997 (such options will be exercisable for a period of five years following the vesting date and will be issued pursuant to the Company's 1996 Stock Option Plan); and (ii) a fee of $1,000 for each Board of Directors meeting attended in person. All directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also officers of the Company are not compensated for their services as a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1990, the U.S. Small Business Administration loaned $409,000 to Forte (the "SBA Loan"). Mr. Amedia and his wife were personally liable on the SBA Loan. As of September 30, 1997, the balance owed on the SBA Loan was approximately $173,000. The Company used a portion of the net proceeds of the Offering to repay this loan.

     The Company acquired all of the issued and outstanding common stock of Forte from Frank Amedia and John Masternick on June 8, 1994, in exchange for 3,311,010 shares of the Company's common stock and options to acquire 475,770 shares of the Company's common stock.

     On October 20, 1994, Forte borrowed $850,000 from The City of Youngstown, Ohio. Mr. Amedia and his wife were guarantors of this loan. As of September 30, 1997, the balance owed to The City of Youngstown under the loan agreement was approximately $850,000. The Company used a portion of the net proceeds of the Offering to repay this loan.

     In December 1994, Mr. Amedia and Mr. Masternick and their wives executed guarantees in favor of the Second National Bank of Warren with respect to a loan to Forte in the original principal amount of $647,030. The proceeds of this loan were used to finance improvements to Forte's manufacturing facilities. As of September 30, 1997, the balance owed on this loan was approximately $522,000. The Company used a portion of the net proceeds of the Offering to repay this loan.

     Pursuant to the reorganization of the Company and ETC on December 18, 1996 (the "Reorganization") the Company acquired all of the issued and outstanding stock of ETC in exchange for 1,000,000 shares of Series A Preferred Stock of the Company. In April 1997, AAPH converted the Series A Preferred Stock pursuant to its terms into 7,548,633 shares of common stock of the Company. In addition, the Company issued to AAPH options to purchase up to 879,834 shares of common stock, of which options to purchase 172,178 shares have subsequently terminated. Such options are identical in price and exercise terms to the previously outstanding options.

     In connection with the Reorganization of the Company and AAPH, the Company and its subsidiary, ETC, agreed to use their best efforts to secure the release of Amedia, Masternick and Hofmeister from all obligations as either a co-obligor or guarantor of Company or ETC debt. In addition, the Company agreed to indemnify, defend and hold harmless Amedia, Masternick and Hofmeister against any loss, cost or expense which any of them may incur as a result of being a co-obligor or guarantor of any Company or ETC debt. Furthermore, the Company and AAPH agreed not to dispose of assets securing any Company or ETC debt without the prior written consent of any person who is a co-obligor or guarantor of such debt.

     In addition, in connection with the Reorganization, the Company agreed that ETC would pay a management fee to AAPH of $250,000 during 1997 and to reimburse AAPH and its affiliates for out-of-pocket expenses incurred in providing services to ETC. The management fee agreement terminated on December 31, 1997. The Company agreed to pay AAPH an acquisition consulting fee of one percent (1%) of the transaction price of each acquisition transaction consummated by the Company with respect to which AAPH or its affiliates provides acquisition consulting services. For purposes of calculating the acquisition fee, the transaction price means the aggregate amount of consideration paid by the Company or its affiliates for the acquisition in the form of cash, stock, stock options, warrants, debt instruments and other assumed liabilities. The acquisition consulting fee agreement will terminate on December 18, 1998, except with respect to acquisition transactions already in progress at such date.

     As security for certain promissory notes dated August 29, 1996 (the "MascoTech Notes") in the aggregate original principal amount of $8,000,000 which were issued by ETC to MascoTech, Inc. ("MascoTech"), AAPH granted MascoTech an option to purchase up to 20% of the shares of the Company's common stock held by AAPH. The Company agreed that if the MascoTech Notes were not repaid in full on or before December 31, 1997 and MascoTech exercised its option with respect to any shares of the Company's common stock held by AAPH, the Company would issue to AAPH, without payment therefor, a number of additional shares of common stock equal to the number of shares as to which such option was exercised. The Company also agreed to use its best efforts to cause all amounts owed under the MascoTech Notes to be repaid in full on or before December 31, 1997. The Company used a portion of the net proceeds of the Offering to repay in full the MascoTech Notes.

     In connection with the acquisition of Western in March 1997, Mr. Amedia and Mr. Hofmeister co-signed unsecured promissory notes in the aggregate original principal amount of $453,753 payable to the former shareholders of Western and the organization that brokered the acquisition. As of September 30, 1997, the outstanding balance on the notes was $453,753. In addition, Mr. Amedia co-signed a promissory note to one of the former shareholders of Western in the original principal amount of $100,000. The amount outstanding under this Note was approximately $100,000 as of September 30, 1997. The Company used a portion of the net proceeds of the Offering to repay these notes.

     Profile Extrusion Company ("PEC") loaned the Company $92,537 on May 19, 1997 and an additional $5,203 on September 28, 1997. In connection therewith, the Company issued to PEC warrants to purchase a total of 27,926 shares of common stock at an exercise price of $3.50 per share, expiring on September 1, 1998. The Company used a portion of the net proceeds of the Offering to repay this loan. PEC is a wholly-owned subsidiary of ACH.

     In June 1997, Mr. Amedia pledged 133,333 shares of common stock to secure the repayment of a short-term debt incurred by the Company in the original principal amount of $250,000. The Company agreed to issue shares of common stock to Mr. Amedia to replace any shares as to which the lender exercises its security interest. The Company used a portion of the net proceeds of the Offering to repay this loan.

     In September 1997, William R. Jackson, Jr., a director of the Company, loaned the Company $200,000. In connection therewith, the Company issued to Mr. Jackson warrants to purchase a total of 57,143 shares of common stock at an exercise price of $3.50 per share, expiring in September 1998. The Company used a portion of the net proceeds of the Offering to repay this loan.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of September 30, 1997, concerning the beneficial ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's common stock, (ii) each director and the Chief Executive Officer of the Company, and (iii) all directors and the Chief Executive Officer of the Company as a group. To the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by their respective spouses under applicable law.

                                                              SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              -----------------------
                NAME OF BENEFICIAL OWNER(1)                     NUMBER        PERCENT
                ---------------------------                   ----------      -------
AAP Holdings, Inc...........................................  10,907,959(2)(3)  80.8%
George S. Hofmeister........................................  10,910,459(3)(4)  80.8%
Frank J. Amedia.............................................   3,359,326(5)    24.9%
John Masternick.............................................     371,680(6)     2.8%
William R. Jackson, Jr......................................      73,287(7)     *
Charles E. Trebilcock.......................................      52,832(8)     *
Joseph Dominijanni..........................................       2,000        *
James K. Warren.............................................         400        *
John J. Cafaro..............................................           0        0
James E. Phillips...........................................           0        0
All directors and the Chief Executive Officer of the Company
  as a group (9 persons)....................................  11,410,658(9)    83.9%

---------------
 *  Less than 1%

(1) The address of each beneficial owner is c/o American Architectural Products Corporation, 755 Boardman-Canfield Road, Building G West, Boardman, Ohio 44512.

(2) Does not include 707,655 shares of Common Stock which are subject to unexercised options that are exercisable only upon the occurrence of certain contingencies. Includes 2,933,082 shares of common stock owned by Mr. Amedia, and 426,244 shares of Common Stock subject to unexercised options that were exercisable on June 30, 1997 or within sixty days thereafter. In connection with the Reorganization, Mr. Amedia granted AAP Holdings, Inc. an irrevocable proxy to vote all shares of Common Stock currently or hereafter owned by Mr. Amedia with respect to certain matters, including any matter submitted to the shareholders of the Company relating to the repayment of amounts owing to MascoTech, Inc. under those certain Promissory Notes dated August 29, 1996 in the original principal amount of $8,000,000. The proxy expired on December 31, 1997.

(3) George S. Hofmeister, Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc.

(4) Includes 10,907,959 shares of Common Stock beneficially owned by AAP Holdings, Inc. (see footnote (2) above). Mr. Hofmeister is the controlling shareholder of the corporate parent of AAP Holdings, Inc.

(5) Includes 426,244 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter. Does not include 100,000 shares of Common Stock which are subject to unvested options.

(6) Includes 47,526 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(7) Includes 57,143 shares of Common Stock which are subject to unexercised warrants that were exercisable on September 30, 1997 or within sixty days thereafter.

(8) Includes 25,832 shares of Common Stock owned individually and 25,000 shares held by a custodian for the benefit of an individual retirement account of Mr. Trebilcock. Also includes 2,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter.

(9) Includes 532,913 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1997 or within sixty days thereafter as described above.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of November 30, 1997, the Company had a total of 12,987,386 shares of Common Stock outstanding. As of November 30, 1997, the Company had outstanding warrants and options (including options outstanding under the Company's stock option plans) entitling the holders thereof to acquire an aggregate of 1,800,922 shares of Common Stock, of which warrants, options and exchange rights covering 1,495,922 shares are currently exercisable. Various holders of Common Stock, warrants and options have "piggyback" and demand registration rights to register such Common Stock and shares issuable upon exercise of such warrants and options for public sale under the Securities Act. See "Description of Capital Stock." The preparation and filing of any registration statements filed in connection with the exercise of registration rights will be at the expense of the Company.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is a Delaware corporation and its affairs are governed by its Certificate of Incorporation and Bylaws and by the Delaware General Corporation Law. The following description of the Company's capital stock is qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation and Bylaws. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 20,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of November 30, 1997, there were 12,987,386 shares of Common Stock issued and outstanding, which were held of record by 456 shareholders, and there were no shares of Preferred Stock issued and outstanding. In addition, 1,800,922 shares of Common Stock have been reserved for issuance by the Company upon exercise of stock options and common stock purchase warrants.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and do not have cumulative voting rights. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of the liquidation, dissolution, or winding up of the Company, subject to the rights of holders of outstanding Preferred Stock, if any, the holders of Common Stock are entitled to share ratably in all assets available for distribution to the shareholders after payment of the Company's liabilities. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is American Securities Transfer and Trust, Inc. of Denver, Colorado.

PREFERRED STOCK

     The Board of Directors, without any vote or action of the shareholders, has the authority to issue up to 20,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights, conversion and voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company. Further, the issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. The Company has no present plans to issue any shares of Preferred Stock.

OTHER SECURITIES

     Options and Warrants. The Company has issued options to purchase an aggregate of 1,644,425 shares of Common Stock, with exercise prices ranging from $3.75 to $6.19 per share and various expiration dates through February 27, 2007. See "Management -- Stock Option Plans." In connection with a June 1997 financing transaction, the Company also issued warrants to purchase 71,428 shares of Common Stock at an exercise price of $3.50 per share, expiring on June 5, 1998, and in connection with a September 1997 financing transaction the Company issued warrants to purchase 57,143 shares of Common Stock at an exercise price of $3.50 per share, expiring in September 1998. Furthermore, in connection with an additional series of financing transactions, the Company issued warrants to purchase 27,926 shares of Common Stock at an exercise price of $3.50 per share, expiring on September 1, 1998. Finally, the Company is obligated to issue to the former shareholders of Thermetic an amount of Common Stock with a market price of $1,000,000 on January 18, 1999. Each of the foregoing options and warrants provide, among other things, for the adjustment of the price per share and number of shares issuable upon exercise of such options or warrants upon a merger or consolidation of the Company, reclassification of the Company's securities, or a stock split, subdivision or combination of the Company's securities. No warrant holder or optionee has any stockholder rights with respect to the shares issuable upon exercise of the warrants or options held by such holder until such warrants or options are exercised and the purchase price is paid for the shares.

     Registration Rights. Pursuant to agreements by and among the Company and certain holders of Common Stock (the "Holders"), the Holders may request that the Company file a registration statement under the Securities Act and, upon such request and subject to certain conditions, the Company generally will be required to use its best efforts to effect any such registration. In addition, if the Company proposes to register any of its securities, either for its own account or for the account of other stockholders, the Company is required, with certain exceptions, to notify the Holders and, subject to certain conditions and limitations, to include in such registration all of the shares of Common Stock requested to be included by the Holders. Various stockholders have demand and "piggyback" registration rights with respect to a total of 7,548,633 shares of Common Stock, and various holders of options and warrants have "piggyback" registration rights with respect to a total of 150,000 shares of common stock underlying such options and warrants. In addition, the former shareholders of Thermetic have demand and "piggyback" registration rights with respect to 384,000 shares of Common Stock and an aggregate number of additional shares of Common Stock issuable in January 1999 having a fair market value of $1,000,000 at that time.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     The Outstanding Notes were, and the Exchange Notes are to be, issued under the Indenture, dated as of December 10, 1997, among the Company, the Subsidiary Guarantors and United States Trust Company of New York, as Notes Trustee (the "Notes Trustee"), a copy of which is available upon request to the Company. The Exchange Notes and the Outstanding Notes will constitute a single series of debt securities under the Indenture. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Notes Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. Initially, the Notes Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Notes Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

     For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

     The Notes will mature on December 1, 2007. Each Note will bear interest at the rate of 11 3/4% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing on June 1, 1998, to holders of record at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date. The interest rate on the Notes is subject to increase under certain circumstances. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will not be entitled to the benefit of any sinking fund.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes will not be redeemable at the option of the Company prior to December 1, 2002. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on December 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                            REDEMPTION
                          PERIOD                              PRICE
                          ------                            ----------
2002......................................................   105.000%
2003......................................................   103.333%
2004......................................................   101.667%
2005 and thereafter.......................................   100.000%

     Optional Redemption Upon Equity Offering. In addition, at any time prior to December 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes, with net cash proceeds of one or more Equity Offerings so long as there is a Public Market at the time of such redemption, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least $82 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

     Selection. In the case of any partial redemption, selection of the Notes for redemption will be made by the Notes Trustee on a pro rata basis, by lot or by such other method as the Notes Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Notes Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 45 days (unless a shorter period is acceptable to the Notes Trustee) prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the registry books. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

     The Outstanding Notes are, and the Exchange Notes will be, senior unsecured obligations of the Company and the Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company (i.e., all indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company) and senior in right of payment to any existing and future Subordinated Obligations of the Company that is not Senior Debt of the Company. The Notes (and the Note Guarantees) will be effectively subordinated to any secured debt of the Company and the Subsidiary Guarantors, to the extent of the assets serving as security therefor. As of September 30, 1997, on a pro forma basis after giving effect to the Offering and the Refinancing, the aggregate principal amount of outstanding Senior Indebtedness of the Company and the Subsidiary Guarantors to which the Notes would have been effectively subordinated would have been approximately $1.6 million. The Indenture provides that the Company may Incur up to $25 million of senior Secured Indebtedness.

NOTE GUARANTEES

     Each Subsidiary Guarantor unconditionally guarantees on a senior basis, jointly and severally, to each holder and the Notes Trustee, as primary obligor and not as a surety, the full and prompt payment of principal of and interest on the Notes, and of all other obligations of the Company under the Indenture.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture) result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to certain conditions, each Subsidiary Guarantor may also consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Note Guarantee and such Note Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

     Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date): (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or (ii) a majority of the Board of Directors of the Company or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of the Company; or (iii) the acquisition by any Person or Group (other than the Management Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 35% of the ordinary voting power for the election of directors of the Company or of any direct or indirect holding company thereof; provided that no Change of Control shall be deemed to occur pursuant to this clause (iii) so long as the Management Group owns an amount of securities representing the power, directly or indirectly, to vote or direct the voting of securities having more than 50.0% of the ordinary voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

     Within 20 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Notes Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date); (2) the repurchase date (which shall be no earlier than 50 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

     Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

     Limitation on Indebtedness.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that: (i) the Company and its Restricted Subsidiaries may Incur Indebtedness which is expressly subordinate and junior in right of payment to, the Notes, if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Coverage Ratio would be equal to at least 2.00 to 1.00; and (ii) the Company and its Restricted Subsidiaries may Incur Senior Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Coverage Ratio would be at least equal to (x) 2.25 to 1.00 if such Indebtedness is Incurred prior to December 1, 1999, and (y) 2.00 to 1.00 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Secured Indebtedness (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof); provided, however, that the aggregate principal amount of all Secured Indebtedness Incurred pursuant to this clause (i) does not exceed $25.0 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions;

          (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $5.0 million at any time outstanding;

          (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iv) Indebtedness represented by (a) the Notes, (b) the Note Guarantees, (c) Existing Indebtedness and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (a) above;

          (v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph
     (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

          (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

          (vii) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

          (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause
     (viii) when taken together with all Indebtedness Incurred pursuant to this clause (viii) and then outstanding, shall not exceed $2.0 million;

          (ix) Indebtedness consisting of (A) Guarantees by the Company (so long as the Company could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

          (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, provided that such Indebtedness is extinguished within two business days of its incurrence; and

          (xi) Indebtedness (other than Indebtedness described in clauses
     (i) - (x)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
     (xi) and then outstanding, will not exceed $10.0 million (it being understood that any Indebtedness Incurred under this clause (xi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xi) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause (xi)).

     (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

     (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or (z) management employees of the Company or any Subsidiary of the Company (other than sales of Capital Stock (other than Disqualified Stock) to management employees of the Company pursuant to bona fide employee stock option plans of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any noncash net proceeds shall be $2.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this Clause (D) to the extent it is already included in Consolidated Net Income.

     (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with the "Limitation on Indebtedness" covenant; provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations as a result of a Change of Control (provided that the covenant described in "Limitation on Repayment upon a Change of Control" is complied with) and (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; provided, however, that in the case of clauses (i),
(ii), (iii) and (iv) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

     (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, however that (i) in the case of any Restricted Payment made with capital stock or indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $2.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking firm of national standing.

     (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Notes Trustee an officer's certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements, and a copy of any required investment banker's opinion.

     Limitation on Liens. The Indenture will provide that the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens except for Permitted Liens.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause (iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions arising or existing by reason of applicable law.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness), (x) to prepay, repay or purchase Secured Indebtedness or (y) to the investment in or acquisition of Additional Assets within 270 days from the later of the date of such Asset Disposition or the receipt of such Net

Available Cash; (B) second, within 270 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 101% of their principal amount plus accrued and unpaid interest, if any, thereon; (C) third, within 90 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
(B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of the Company or of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or any of its Subsidiaries) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and
(C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $5 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 60 days) converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a) (iii) (B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clauses (a)(iii)(C) or (D) above.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such

Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Prospectus or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, or (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock).

     Limitation on Issuances of Capital Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

     Limitation on Repayment upon a Change of Control. The Company will not make an offer to repurchase any Subordinated Obligations if they are required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Company is required to make purchases of the Notes under the Indenture following such Change of Control.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to the Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board) and (iii) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "Limitation on Sales of Assets and Subsidiary Stock."

     SEC Reports. The Company will file with the Notes Trustee and provide to the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

     Limitation on Designations of Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
     (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

          (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture further provides that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "-- Limitation on Restricted Payments."

     The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Notes Trustee certifying compliance with the foregoing provisions.

     Taxes. The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on it or on its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Notes Trustee, in form satisfactory to the Notes Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company (A) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Company immediately prior to such transaction and (B) shall be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness"; (iv) the Company shall have delivered to the Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (v) there has been delivered to the Notes Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation," (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2.0 million and such default shall not have been cured or such acceleration rescinded after a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"), or (ix) any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee and such Default continues for 10 days. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Notes Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or (v) after receipt of such notice.

     If an Event of Default occurs and is continuing, the Notes Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Notes Trustee, if an Event of Default occurs and is continuing, the Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Notes Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Notes Trustee to pursue the remedy, (iii) such holders have offered the Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Notes Trustee a direction that, in the opinion of the Notes Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Notes Trustee or of exercising any trust or power conferred on the Notes Trustee. The Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Notes Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Notes Trustee, the Notes Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Notes Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Notes Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Notes Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above,
(v) make any Note payable in money other than that stated in the Note,

(vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, the Company and the Notes Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add further Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "Certain
Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Notes Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will cease to be of further effect (except as otherwise expressly provided for in the Indenture) when either (i) all outstanding Notes have been delivered (other than lost, stolen or destroyed Notes which have been replaced) to the Notes Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Indenture and the Company has irrevocably deposited with the Notes Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Notes which have been replaced), and, in either case, the Company has paid all other sums payable under the Indenture. The Notes Trustee is required to acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Company.

TRANSFER AND EXCHANGE

     Upon any transfer of a Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Notes selected for redemption nor is the registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

CONCERNING THE NOTES TRUSTEE

     United States Trust Company of New York is the Notes Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Notes Trustee's current address is 114 West 47th Street, New York, New York 10036.

     The Indenture contains certain limitations on the rights of the Notes Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Notes Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Notes Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Notes Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Notes Trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and
(iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantees, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantees), excluding debt in respect of the Note Guarantees, as they become absolute and matured.

     "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, and (v) transactions permitted under "Certain Covenants -- Merger and Consolidation" above. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses
(i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and
(viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the stated maturity of the Notes) and less
(x) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary that are paid in cash during such period and (y) to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) capitalized interest, (iii) amortization of debt discount, (iv) non-cash interest expense,
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted

Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

     "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued, thereon, after application of the net proceeds of the Outstanding Notes as described in the Prospectus.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Notes Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Group" shall mean any "group" for purposes of Section 13(d) of the Exchange Act.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Note Guarantee pursuant to a written agreement.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (x) trade payables and accrued expenses incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such

Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Notes Trustee.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Group" means George S. Hofmeister, Frank J. Amedia and AAP Holdings, Inc. and each member of the immediate family of any of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person which acquires a direct or indirect beneficial ownership interest in shares of stock of the Company as an executor or administrator for or by way of inheritance or bequest from one or more of the foregoing natural persons following the death of such Person.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Company.

     "Note Guarantee" means the Guarantee of the Notes by a Subsidiary
Guarantor.

     "Officer's Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Notes Trustee, from legal counsel who is acceptable to the Notes Trustee.

     "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors.

     "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Permitted Business or a loan or advance by the Company the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $5.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Limitations on Sales of Assets and Subsidiary Stock"; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     "Permitted Liens" means: (i) Liens granted by the Company and the Guarantors which secure Indebtedness to the extent the Indebtedness is incurred pursuant to clause (i) of paragraph (b) under the "Limitation on Indebtedness" covenant; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (iv) Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Issue Date; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (i), (ii), (iii) and (v) above and (viii) below; provided that the Liens in connection with such extensions, renewals, refundings or refinancings shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (viii) any Lien securing purchase money obligations incurred in compliance with paragraph (b)(ii) of the "Limitation on Indebtedness" covenant, provided that such Liens do not extend to any property (other than the property so purchased) owned by the company or its Restricted Subsidiaries and is not incurred more than 30 days after the incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Capitalized Lease Obligations (except in respect of Sale/Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with paragraph (b)(ii) of the "Limitation on Indebtedness" covenant, provided that such Liens do not extend to or cover any property of the Company of any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; and (x) Liens incurred in the ordinary course of business of the company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $1 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     A "Public Market" exists at any time with respect to the common stock of the Company if (a) the common stock of the Company is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of the Company as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act of 1933.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and, (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accredited value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith) provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

     "Restricted Subsidiary" means any Subsidiary of the Company other an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "Secured Indebtedness" means any Senior Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

     "Senior Indebtedness" in the case of the Notes means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Restricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligations" means Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Restricted Subsidiary.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

     "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "Limitation on Designations of Unrestricted Subsidiaries."

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                        DESCRIPTION OF OUTSTANDING NOTES

     The terms of the Outstanding Notes are identical in all material respects to the Exchange Notes, except that the Outstanding Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Rights Agreement (which rights terminate upon the consummation of the Exchange Offer, except under limited circumstances) (see "Description of Exchange Notes"). In addition, the Registration Rights Agreement provides that if (i) within 60 days of the Issue Date (as defined herein) or a Shelf Request (as defined herein), neither an exchange offer registration statement nor a resale shelf registration statement has been filed, (ii) within 150 days of the Issue Date or a Shelf Request, neither an exchange offer registration statement nor a resale shelf registration statement has been declared effective, (iii) within 180 days of the Issue Date, an exchange offer has not been consummated or (iv) either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of Outstanding Notes during periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Additional Interest") will accrue on the Outstanding Notes (in addition to the stated interest on the Outstanding Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.50% per annum during the 30-day period immediately following the occurrence of any Registration Default and shall increase by 0.50% per annum with respect to each subsequent 30-day period, but in no event shall such rate exceed 2.0% per annum. The Exchange Notes are not entitled to any such Additional Interest (subject to certain limited exceptions). The Outstanding Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. See "Description of Exchange Notes."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were originally sold by the Company on December 10, 1997 to the Initial Purchasers pursuant to the Purchase Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act, or institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act) or outside the United States in compliance with Regulation S under the Securities Act. Pursuant to the Purchase Agreement, the Company entered into the Registration Rights Agreement, pursuant to which the Company has agreed, for the benefit of the holders of the Outstanding Notes, at the Company's cost, to use its best efforts to (i) file a registration statement with the Commission within 60 days after the Issue Date of the Outstanding Notes with respect to the Exchange Offer for the Outstanding Notes, and (ii) cause the registration statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the registration statement being declared effective, the Company will offer the Exchange Notes in exchange for the Outstanding Notes. The Company will keep the Exchange Offer open for no less than 30 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Outstanding Notes.

     For each Outstanding Note properly tendered and accepted pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the Outstanding Note tendered. Interest on each Exchange Note will accrue from the last respective interest date on which interest was paid on the Outstanding Note tendered in exchange therefor or, if no interest has been paid on such Outstanding Note, from the Issue Date.

     Each holder of the Outstanding Notes who wishes to exchange the Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or the Subsidiary Guarantors, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers or any holder of Outstanding Notes (other than the Initial Purchasers) who is not eligible to participate in the Exchange Offer shall so request (each a "Shelf Request"), the Company will at its cost, (a) within 60 days of such Shelf Request, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 150 days following a Shelf Request and (c) use its best efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date and such time as all of the applicable Outstanding Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Notes. A holder that sells its Outstanding Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If the Company or the Subsidiary Guarantors fail to comply with the above provisions or if such Shelf Registration Statement fails to become effective, then, as liquidated damages, Additional Interest shall become payable with respect to the Outstanding Notes as follows:

          (i) if the registration statement for the Exchange Offer or the Shelf Registration Statement is not filed within 60 days following the Issue Date, the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 61st day after the Issue Date, such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

          (ii) if the registration statement for the Exchange Offer or the Shelf Registration Statement is not declared effective within 150 days following the Issue Date, the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 151st day after the Issue Date, such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

          (iii) if (A) the Company has not exchanged all Outstanding Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 180 days after the Issue Date or (B) the registration statement for the Exchange Offer ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Outstanding Notes have been sold thereunder or as otherwise provided herein), then the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage of 0.50% per annum for the first 30 days commencing on
     (x) the 181st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day of the registration statement for the Exchange Offer ceases to be effective or usable for its intended purpose in the case of (B) above, or
     (z) the day the Shelf Registration Statement ceases to be effective in the case of (C) above, the rate of such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

provided, however, that the Additional Interest payable on the Outstanding Notes may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of such registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Outstanding Notes tendered (in the case of clause (iii)
(A) above), or upon the effectiveness of the registration statement which had ceased to remain effective in the case of clause (iii) (B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (C) above), the Additional Interest accruing on the Outstanding Notes as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

     Any Additional Interest due pursuant to clauses (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as interest on the Outstanding Notes. The aggregate Additional Interest will be determined by multiplying the applicable rate of such Additional Interest by the principal amount of the Outstanding Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of all material provisions of the Registration Rights Agreement does not purport to be exhaustive and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

     Following the consummation of the Exchange Offer, holders of the Outstanding Notes who were eligible to participate in the Exchange Offer but who did not tender their Outstanding Notes will not have any further exchange or registration rights and such Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Outstanding Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

     As of the date of this Prospectus $125,000,000 aggregate principal amount of Outstanding Notes are outstanding. The Company has fixed the close of business April 23, 1998 as the record date for the Exchange Offer for purposes of determining the person to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of the Outstanding Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Outstanding Notes from the Company.

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than the transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on June 12, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, (i) to delay accepting any Outstanding Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

     The tender of Outstanding Notes pursuant to any of the procedures set forth in this Prospectus and in the Letter of Transmittal will constitute a binding agreement between the Tendering Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Outstanding Notes will constitute an agreement to deliver good and marketable title to all tendered Outstanding Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. Holders must follow the procedures set forth in this Prospectus in order to properly and effectively tender Outstanding Notes.

     EXCEPT AS PROVIDED IN "-- GUARANTEED DELIVERY PROCEDURES," UNLESS THE OUTSTANDING NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE COMPANY MAY, AT ITS OPTION, REJECT SUCH TENDER. ISSUANCE OF OUTSTANDING NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED OUTSTANDING NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, DTC PARTICIPANTS TENDERING THROUGH ATOP WILL BE DEEMED TO HAVE MADE VALID DELIVERY WHERE THE EXCHANGE AGENT RECEIVES AN AGENT'S MESSAGE (DEFINED BELOW) PRIOR TO THE EXPIRATION DATE.

     Outstanding Notes held through DTC. Each Beneficial Owner holding Outstanding Notes through a DTC Participant must instruct such DTC Participant to cause its Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus.

     Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Outstanding Notes through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "-- Guaranteed Delivery Procedures."

     The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Outstanding Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Outstanding Notes into the Exchange Agent's account through ATOP. However, although delivery of interests in the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participants.

     Cede & Co., as the Holder of the global certificates representing the Outstanding Notes (a "Global Security"), will tender a portion of each Global Security equal to the aggregate principal amount due at the stated maturity or number of shares for which instructions to tender are given by DTC Participants.

     Outstanding Notes held by Holders. Each Holder must (i) complete and sign and mail or deliver the accompanying Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth under "-- Exchange Agent," or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See
"-- Guaranteed Delivery Procedures."

     All signatures on a Letter of Transmittal must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"); provided, however, that signatures on a Letter of Transmittal need not be guaranteed if such Outstanding Notes are tendered for the account of an Eligible Institution including (as such terms are defined in Rule 17Ad-15):
(i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program.

     If a Letter of Transmittal or any Outstanding Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

     Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which substitute certificates evidencing Outstanding Notes for amounts not tendered are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, such Outstanding Notes not tendered, as the case may be, will be returned to the person signing the Letter of Transmittal.

     By tendering, each Holder and each DTC Participant will make to the Company the representations set forth in the third paragraph under the heading
"-- Purpose and Effect of the Exchange Offer."

     No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, as the case may be, each Tendering Holder waives any right to receive any notice of the acceptance for purchase of its Outstanding Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Outstanding Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any condition to the Exchange Offer and any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO THE COMPANY OR DTC.

     The method of delivery of Outstanding Notes and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or Letters of Transmittal and, except as otherwise provided in the applicable Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes through DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

          (a) guaranteed delivery is made by or through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Company herewith; and

          (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery.

     Outstanding Notes held by Holders. Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available,
(ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or a confirmation or book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "-- Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the Stated Maturity date of the Outstanding Notes to which such withdrawal related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

     Outstanding Notes held by Holders. Holders may withdraw a tender of Outstanding Notes in the Exchange Offer, by a telegram, telex, letter or facsimile transmission notice of withdrawal received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"),
(ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount due at the Stated Maturity of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

     All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Notes being withdrawn are held for the account of an Eligible Institution.

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC Participant or a Holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this Prospectus.

     A withdrawal of a tender of Outstanding Notes by a DTC Participant or a Holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange securities for, any Outstanding Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Outstanding Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company upon written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of the subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the judgment of the company and based on written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its discretion and based on written advice of counsel, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If any of the conditions are not satisfied, the Company may (i) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Outstanding Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     United States Trust Company of New York
     114 West 47th Street, 25th Floor
     New York, NY 10036-1532
     Attention: James Nesci

Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Outstanding Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes in the ordinary course of business, whether or not such person is the holder (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Outstanding Notes, and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Exchange Notes, where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF OUTSTANDING NOTES OR EXCHANGE NOTES

     The following is a general discussion of the material U.S. Federal income tax considerations applicable to a holder that exchanges Outstanding Notes for Exchange Notes pursuant to the Exchange Offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary, and proposed regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions currently in effect, all of which are subject to different interpretations and to change, possibly with retroactive effect. The discussion does not deal with all aspects of U.S. Federal income taxation that may be relevant to particular investors in light of their personal investment circumstances (for example, to persons holding Outstanding Notes or Exchange Notes as part of a "conversion" transaction or as a part of a "hedge" or "hedging" transaction, "integrated" transaction, or as a position in a "straddle" for U.S. Federal income tax purposes), nor does it discuss U.S. Federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions, traders or dealers in securities or currencies or persons that have a "functional currency" other than the U.S. dollar, and taxpayers subject to the alternative minimum tax). In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. The Company has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. The discussion assumes that investors hold Outstanding Notes and will hold Exchange Notes as capital assets within the meaning of Section 1221 of the Code.

     EACH INVESTOR CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE EXCHANGE NOTES, AND THE EFFECT THAT ITS PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH CONSEQUENCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, GIFT, ESTATE, AND FOREIGN TAX LAWS.

U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a holder of Outstanding Notes and Exchange Notes that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States or any state thereof, (ii) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof (including the District of Columbia) (including any other partnership treated as a United States person under any applicable U.S. Treasury regulations, but excluding a partnership that meets the definition contained in this clause (ii) but is not treated as a United States person under any such U.S. Treasury regulations), (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. Federal income taxation on a net income basis (a "U.S. Holder").

  Outstanding Notes and Exchange Notes

       The Exchange Offer. The exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should not be treated as a taxable event for U.S. Federal income tax purposes. Therefore, such exchange should have no U.S. Federal income tax consequences to U.S. Holders of Outstanding Notes, and each U.S. Holder of Exchange Notes will continue to be required to include interest on the Exchange Notes in its gross income in accordance with its method of accounting for U.S. Federal income tax purposes.

       Payment of Interest and Additional Interest. Interest on an Outstanding Note or Exchange Note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. Federal income tax purposes. The Outstanding Notes were treated by the Company as issued without original issue discount ("OID") within the meaning of the Code. Additional Interest will accrue on the Outstanding Notes upon the occurrence of certain events described under "The Exchange Offer -- Purpose and Effect of the Exchange Offer." Because the Company determined that, when the Outstanding Notes were issued, there was only a remote possibility that such events would occur, the Company determined that Additional Interest should not be taken into account in concluding that the Outstanding Notes were issued without OID.

  Amortizable Bond Premium

     Generally, the excess of a U.S. Holder's tax basis in an Outstanding Note or Exchange Note over the amount payable at maturity is bond premium that the U.S. Holder may elect to amortize under Section 171 of the Code on a yield to maturity basis over the period from the U.S. Holder's acquisition date to the maturity date of the Outstanding Note or Exchange Note. The amortizable bond premium is treated as an offset to interest income on the Outstanding Note or Exchange Note for United States Federal income tax purposes. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Outstanding Note or Exchange Note by the deductions allowable for amortizable bond premium. An election to amortize bond premium is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies.

     An Outstanding Note or Exchange Note may be called or submitted for redemption at a premium prior to maturity. See "Description of Exchange
Notes -- Optional Redemption." An earlier call date is treated as the maturity date of the Outstanding Note or Exchange Note and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity, if such a calculation produces a smaller bond premium than the method described in the preceding paragraph. If a U.S. Holder is required to amortize and deduct the bond premium by reference to a certain call date, the Outstanding Note or Exchange Note will be treated as maturing on that date for the amount then payable. If the Outstanding Note or Exchange Note is not redeemed on that call date, the Outstanding Note or Exchange Note will be treated as reissued on that date for the amount of the call price on that date. If an Outstanding Note or Exchange Note purchased at a premium is redeemed prior to its maturity, a U.S. Holder who has elected to deduct the bond premium may be permitted to deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

  Market Discount

     The resale of Outstanding Notes or Exchange Notes may be affected by the market discount provisions of the Code. A U.S. Holder has market discount if an Outstanding Note or Exchange Note is purchased (other than at original issue) at an amount below the stated redemption price at maturity of the Outstanding Note or Exchange Note. A de minimis amount of market discount is ignored. A U.S. Holder of an Outstanding Note or Exchange Note with market discount must either elect to include market discount in income as it accrues or treat a portion of the gain recognized on the disposition or retirement of the Outstanding Note or Exchange Note as ordinary income. The amount of gain treated as ordinary income would equal the lesser of (i) the gain recognized (or the appreciation, in the case of a nontaxable transaction such as a gift) or (ii) the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis) while the Outstanding Note or Exchange Note was held by the U.S. Holder.

     A U.S. Holder who acquires an Outstanding Note or Exchange Note at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Outstanding Note or Exchange Note until the U.S. Holder disposes of the Outstanding Note or Exchange Note in a taxable transaction. Moreover, to the extent of any accrued market discount on such Outstanding Note or Exchange Note, (i) any partial principal payment received with respect to an Outstanding Note or Exchange Note will be includible as ordinary income and

(ii) the fair market value of the Outstanding Note or Exchange Note on certain otherwise non-taxable transfers (such as gifts) will be includible as ordinary income.

     A U.S. Holder of Outstanding Notes or Exchange Notes acquired at a market discount may elect for United States Federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a U.S. Holder of Outstanding Notes or Exchange Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments and on any partial principal payment with respect to the Outstanding Notes or Exchange Notes, and the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

  Sale, Exchange or Redemption of the Outstanding Notes or Exchange Notes.

     Subject to the discussion of the Exchange Offer above, upon the sale, exchange or redemption of an Outstanding Note or Exchange Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between
(i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income or market discount not previously included in income which is taxable as ordinary income) and (ii) such U.S. Holder's adjusted tax basis in the Outstanding Note or Exchange Note. A U.S. Holder's adjusted tax basis in an Outstanding Note or Exchange Note generally will equal the cost of the Outstanding Note or Exchange Note to such U.S. Holder increased by the amount of interest income on the Outstanding Note or Exchange Note previously taken into income by the U.S. Holder but not yet received by the U.S. Holder and by the amount of any market discount previously taken into income by the U.S. Holder and reduced by the amount of any bond premium amortized by the U.S. Holder with respect to the Outstanding Notes or Exchange Notes and by any principal payments on an Outstanding Note or Exchange Note. Gain or loss realized by a U.S. Holder on the sale, exchange, redemption or other disposition of an Outstanding Note or Exchange Note generally will be capital gain or loss. Such capital gain will be taxed at a reduced rate for a U.S. Holder who is not a corporation and who holds an Outstanding Note or Exchange Note for greater than one year and at a further reduced rate for a U.S. Holder who is not a corporation and who holds an Outstanding Note or Exchange Note for more than eighteen months (subject to the market discount rules discussed above).

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a holder of Outstanding Notes and Exchange Notes who is not a U.S. Holder (a "Non-U.S. Holder").

     Interest on Outstanding Notes or Exchange Notes. Payments of interest on the Outstanding Notes or the Exchange Notes by the Company or any agent of the Company to any Non-U.S. Holder will not be subject to U.S. Federal withholding tax, provided that such interest income is not effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership; (iii) either
(A) the beneficial owner of the Outstanding Notes or the Exchange Notes certifies (by submitting to the Company or its agent a Form W-8 (or a suitable substitute form)) in compliance with applicable laws and regulations to the Company or its agent, under penalties of perjury, that it is not a "United States person" as defined in the Code and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), holds the Outstanding Notes or the Exchange Notes on behalf of the beneficial owner and provides a statement to the Company or its agent in which it certifies that a Form W-8 (or a suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; and (iv) the Non-U.S. Holder is not a bank which acquired the Outstanding Notes or the

Exchange Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business. Recently promulgated Treasury regulations that will be effective January 1, 1999 (the "1999 Regulations"), provide alternative methods for establishing exemptions from withholding on payments to foreign persons. Under the 1999 Regulations, the furnishing of the names of the beneficial owners of Outstanding Notes or Exchange Notes and a copy of such beneficial owner's Form W-8 by a financial institution with respect to beneficial owners, described in clause (iii)(B) above, will not be required where the financial institution is a "qualified intermediary" which has entered into a withholding agreement with the IRS pursuant to such regulations. A Non-U.S. Holder that is not exempt from tax under these rules will be subject to U.S. Federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the U.S. Federal income tax on net income that applies to United States persons generally. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules, subject to compliance with certain requirements, to document entitlement to treaty benefits.

     Prior to the effective date of the 1999 Regulations, payments of interest to a Non-U.S. Holder that is a foreign partnership are subject to the rules described in the prior paragraph. The 1999 regulations will require, in the case of Outstanding Notes or Exchange Notes held by a foreign partnership, that the certification described in clause (iii) of the preceding paragraph be provided by the partners rather than by the foreign partnership unless the foreign partnership has entered into a withholding agreement with the United States as a "withholding foreign partnership." A look-through rule will apply in the case of tiered partnerships.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder. Effectively connected interest received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. Holder delivers to the payor a withholding certificate stating that the income is effectively connected with a U.S. trade or business.

     Sale of Outstanding Notes or Exchange Notes. A Non-U.S. Holder generally will not be subject to U.S. Federal income tax on gain recognized, if any, upon the sale or exchange of Outstanding Notes or Exchange Notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Outstanding Notes or Exchange Notes as a capital asset, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting and backup withholding may apply to certain noncorporate holders with respect to (i) principal and interest payments on an Outstanding Note or Exchange Note or (ii) proceeds of a sale of an Outstanding Note or Exchange Note. Such payments generally will be subject to backup withholding at a rate of 31% unless the payee of such payments supplies the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

     The 1999 Regulations would modify certain of the rules discussed above generally with respect to payments on the Outstanding Notes and Exchange Notes made after December 31, 1998. In particular, in the case of payments to foreign partnerships (other than payments to foreign partnerships that qualify as "withholding foreign partnerships" within the meaning of such Treasury regulations and payments to foreign partnerships that are effectively connected with the conduct of a trade or business in the United States), the partners of such partnership will be required to provide the certification discussed above in order to provide an exemption from backup withholding tax and information reporting requirements.

     Any amount withheld under such backup withholding rules from a payment to a holder will be allowed as a credit against the holder's U.S. Federal income tax, provided that the holder furnishes the required information to the IRS. In addition, certain penalties may be imposed by the IRS on a holder who is required to supply information but does not do so in the proper manner.

     THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PARTICIPANT IN THE EXCHANGE OFFER SHOULD CONSULT WITH ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH PARTICIPANT OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Based on interpretations of the staff of the Division of Corporation Finance of the SEC set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Division of Corporation Finance of the SEC, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Division of Corporation Finance of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Division of Corporation Finance of the SEC has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Risk Factors -- Absence of Public Market" and "The Exchange Offer -- Resale of the Exchange Notes."

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Subject to certain provisions set forth in the Registration Rights Agreement, for a period of 180 days after the date the Exchange Offer is consummated, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer, other than any discounts or commissions incurred upon the sale of the Exchange Notes. The Company will indemnify each Participating Broker-Dealer selling Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes issued pursuant to the Exchange Offer will be passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.

                                    EXPERTS

     The financial statements and schedules included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP; Semple & Cooper, P.L.C.; Clifton Gunderson, L.L.C.; Fox, Byrd & Golden P.C.; and Arthur Andersen LLP, independent public accountants, to the extent and for the periods set forth in the respective reports of such firms contained herein and in the Registration Statement. All such financial statements and schedules have been included herein in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     As reported on Form 8-K dated February 17, 1997 (the "Form 8-K"), the Company engaged BDO Seidman, LLP as its independent auditors to replace the firm of Semple & Cooper, P.L.C., who was dismissed at the same time. The decision to change accountants was approved by the Board of Directors of the Company. The reports of Semple & Cooper, P.L.C. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1994 and 1995, and in subsequent interim periods, there were no disagreements with Semple & Cooper, P.L.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Semple & Cooper, P.L.C., would have caused Semple & Cooper, P.L.C. not to respond fully to any inquiries from BDO Seidman, LLP.

     The Company requested Semple & Cooper, P.L.C. to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement. Semple & Cooper, P.L.C. furnished the Company with a copy of a letter dated February 20, 1997 containing such a statement, which was filed as Exhibit 1 to Amendment No. 1 to the Company's Current Report on Form 8-K dated February 17, 1997 regarding the dismissal of Semple & Cooper, P.L.C.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
  Report of Independent Certified Public Accountants........    F-3
  Consolidated Balance Sheets at December 31, 1996 and
     1997...................................................    F-4
  Consolidated Statements of Operations for the period from
     June 19, 1996 (date of inception) to December 31, 1996
     and the year ended December 31, 1997...................    F-6
  Consolidated Statements of Stockholders' Equity for the
     period from June 19, 1996 (date of inception) to
     December 31, 1996 and the year ended December 31,
     1997...................................................    F-7
  Consolidated Statements of Cash Flows for the period from
     June 19, 1996 (date of inception) to December 31, 1996
     and the year ended December 31, 1997...................    F-8
  Notes to Consolidated Financial Statements................    F-9

EAGLE WINDOW AND DOOR, INC. AND SUBSIDIARIES AND TAYLOR
  BUILDING PRODUCTS COMPANY
  Independent Auditors' Report..............................    F-25
  Combined Balance Sheets at December 31, 1995 and August
     29, 1996...............................................    F-26
  Combined Statements of Operations and Accumulated Deficit
     for the year ended December 31, 1995 and for the eight
     months ended August 29, 1996...........................    F-27
  Combined Statements of Cash Flows for the year ended
     December 31, 1995 and for the eight months ended August
     29, 1996...............................................    F-28
  Notes to Combined Financial Statements....................    F-29

MALLYCLAD CORPORATION AND VYN-L CORPORATION
  Report of Independent Certified Public Accountants........    F-35
  Combined Balance Sheets at November 30, 1995 and June 30,
     1996...................................................    F-36
  Combined Statements of Operations and Retained Earnings
     for the year ended November 30, 1995 and for the seven
     months ended June 30, 1996.............................    F-37
  Combined Statements of Cash Flows for the year ended
     November 30, 1995 and for the seven months ended June
     30, 1996...............................................    F-38
  Notes to Combined Financial Statements....................    F-39

FORTE COMPUTER EASY, INC. AND SUBSIDIARIES
  Independent Auditors' Report..............................    F-42
  Consolidated Balance Sheets at December 31, 1995 and
     September 30, 1996 (Unaudited).........................    F-43
  Consolidated Statements of Operations for the year ended
     December 31, 1995 and for the nine months ended
     September 30, 1995 and 1996 (Unaudited)................    F-45
  Consolidated Statements of Changes in Stockholders' Equity
     for the year ended December 31, 1995, and for the nine
     months ended September 30, 1996 (Unaudited)............    F-46
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1995, and for the nine months ended
     September 30, 1995 and 1996 (Unaudited)................    F-47
  Notes to Consolidated Financial Statements................    F-50

WESTERN INSULATED GLASS, CO.
  Independent Auditors' Report..............................    F-60
  Balance Sheets at October 31, 1996 and January 31, 1997
     (Unaudited)............................................    F-61
  Statement of Income and Retained Earnings for the year
     ended October 31, 1996, and for the three months ended
     January 31, 1996 and 1997 (Unaudited)..................    F-62
  Statements of Cash Flows for the year ended October 31,
     1996, and for the three months ended January 31, 1996
     and 1997 (Unaudited)...................................    F-63
  Notes to Financial Statements.............................    F-64

                                                                PAGE
                                                                -----
THERMETIC GLASS, INC.
  Independent Auditor's Report..............................    F-67
  Balance Sheets at December 31, 1996 and June 30, 1997
     (Unaudited)............................................    F-68
  Statements of Operations and Accumulated Deficit for the
     year ended December 31, 1996 and for the six months
     ended June 30, 1996 and 1997 (Unaudited)...............    F-69
  Statements of Cash Flows for the year ended December 31,
     1996, and for the six months ended June 30, 1996 and
     1997 (Unaudited).......................................    F-70
  Notes to Financial Statements.............................    F-72

BINNINGS BUILDING PRODUCTS, INC.
  Report of Independent Public Accountants..................    F-77
  Balance Sheets at December 31, 1995 and 1996, and
     September 30, 1997 (Unaudited).........................    F-78
  Statements of Operations for the years ended December 31,
     1994, 1995 and 1996 and for the nine months ended
     September 30, 1997 (Unaudited).........................    F-79
  Statements of Stockholders' Deficit for the years ended
     December 31, 1994, 1995 and 1996, and for the nine
     months ended September 30, 1997 (Unaudited)............    F-80
  Statements of Cash Flows for the years ended December 31,
     1994, 1995 and 1996 and for the nine months ended
     September 30, 1997 (Unaudited).........................    F-81
  Notes to Financial Statements.............................    F-82

DANVID COMPANY, INC. AND DANVID WINDOW COMPANY
  Report of Independent Certified Public Accountants........    F-94
  Combined Balance Sheets at July 28, 1996 and July 27,
     1997...................................................    F-95
  Combined Statements of Income and Retained Earnings for
     the years ended July 28, 1996 and July 27, 1997........    F-96
  Combined Statements of Cash Flows for the years ended July
     28, 1996 and July 27, 1997.............................    F-97
  Notes to Combined Financial Statements....................    F-101
  Independent Auditor's Report..............................    F-105
  Combined Balance Sheet at July 31, 1995...................    F-106
  Combined Statement of Operations and Retained Earnings for
     the year ended July 31, 1995...........................    F-107
  Combined Statement of Cash Flows for the year ended July
     31, 1995...............................................    F-108
  Notes to the Combined Financial Statements................    F-110

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
American Architectural Products Corporation

     We have audited the accompanying consolidated balance sheets of American Architectural Products Corporation as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows from the date of inception (June 19, 1996) to December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Architectural Products Corporation as of December 31, 1996 and 1997, and the results of its operations and its cash flows from the date of inception (June 19, 1996) to December 31, 1996 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Troy, Michigan
February 26, 1998

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1996            1997
                                                                -----------    ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $   964,062    $ 40,132,238
  Accounts receivable, less allowance for doubtful accounts
     of $439,000 and $839,000...............................      6,302,694      18,602,772
  Advances to affiliates....................................        463,750         134,518
  Inventories (Note 3)......................................     10,971,144      21,458,399
  Prepaid expenses and other current assets.................        664,401       1,619,946
                                                                -----------    ------------

TOTAL CURRENT ASSETS........................................     19,366,051      81,947,873
                                                                -----------    ------------
PROPERTY AND EQUIPMENT (Note 6)
  Land and improvements.....................................        281,096       3,283,865
  Buildings and improvements................................      5,409,631      15,253,783
  Machinery, tools and equipment............................      8,244,548      20,139,885
  Computers and office equipment............................      2,524,884       2,821,989
                                                                -----------    ------------
                                                                 16,460,159      41,499,522
  Less accumulated depreciation.............................       (321,315)     (3,551,874)
                                                                -----------    ------------
NET PROPERTY AND EQUIPMENT..................................     16,138,844      37,947,648
                                                                -----------    ------------
OTHER
  Cost in excess of net assets acquired, net of accumulated
     amortization of $74,000 and $464,000 (Note 2)..........      6,850,059      29,846,895
  Deferred financing costs..................................        381,936       5,985,360
  Other.....................................................          7,001       2,595,933
                                                                -----------    ------------
TOTAL OTHER ASSETS..........................................      7,238,996      38,428,188
                                                                -----------    ------------
                                                                $42,743,891    $158,323,709
                                                                ===========    ============

          See accompanying notes to consolidated financial statements.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1996            1997
                                                                -----------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Revolving line-of-credit (Note 4).........................    $ 5,476,759    $         --
  Accounts payable -- trade.................................      5,766,803       9,352,228
  Payable to seller for purchase price adjustment...........      1,462,500              --
  Accrued Expenses
     Compensation and related benefits......................        838,717       3,521,683
     Current portion of warranty obligations................      1,100,000       1,991,544
     Other..................................................      2,558,901       4,976,105
  Current portion of capital lease obligations (Note 6).....        488,984         573,161
  Current maturities of long-term debt (Note 5).............      1,497,653          60,848
                                                                -----------    ------------
TOTAL CURRENT LIABILITIES...................................     19,190,317      20,475,569
LONG-TERM DEBT, less current maturities (Note 5)............     14,478,317     125,114,401
LONG-TERM CAPITAL LEASE OBLIGATIONS, less current portion
  (Note 6)..................................................      1,067,616         769,620
ACCRUED WARRANTY OBLIGATIONS, less current portion..........      3,281,079       2,834,183
OTHER.......................................................        450,000       3,548,801
                                                                -----------    ------------
TOTAL LIABILITIES...........................................     38,467,329     152,742,574
                                                                -----------    ------------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Notes 8 and 9)
  Preferred stock, Series A convertible, $.001 par,
     20,000,000 shares authorized; 1,000,000 shares
     outstanding in 1996....................................          1,000              --
  Preferred stock, Series B convertible, $.01 par, 30,000
     shares authorized; no shares outstanding...............             --              --
  Common stock, $.001 par, 100,000,000 shares authorized;
     4,860,580 and 13,458,479 shares outstanding............          4,861          13,458
  Additional paid-in capital................................      3,679,612       6,310,641
  Retained earnings (deficit)...............................        591,089        (742,964)
                                                                -----------    ------------
TOTAL STOCKHOLDERS' EQUITY..................................      4,276,562       5,581,135
                                                                -----------    ------------
                                                                $42,743,891    $158,323,709
                                                                ===========    ============

          See accompanying notes to consolidated financial statements.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            FROM DATE OF INCEPTION
                                                              (JUNE 19, 1996) TO       YEAR ENDED
                                                                 DECEMBER 31,         DECEMBER 31,
                                                                     1996                 1997
                                                            ----------------------    ------------
NET SALES...............................................         $25,248,908          $ 94,252,582
COST OF SALES...........................................          19,026,604            74,304,379
                                                                 -----------          ------------
GROSS PROFIT............................................           6,222,304            19,948,203
SELLING EXPENSE.........................................           1,908,900             6,849,158
GENERAL AND ADMINISTRATIVE EXPENSES.....................           2,150,968            10,329,496
                                                                 -----------          ------------
INCOME FROM OPERATIONS..................................           2,162,436             2,769,549
                                                                 -----------          ------------
OTHER INCOME (EXPENSE)
  Interest expense......................................            (755,758)           (3,927,924)
  Miscellaneous.........................................              (5,589)                3,644
                                                                 -----------          ------------
TOTAL OTHER INCOME (EXPENSE)............................            (761,347)           (3,924,280)
                                                                 -----------          ------------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM..................................................           1,401,089            (1,154,731)
INCOME TAXES (BENEFIT) (NOTE 10)........................             640,000              (390,000)
                                                                 -----------          ------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.................             761,089              (764,731)
EXTRAORDINARY ITEM
  Loss on extinguishment of debt, net of income tax
     benefit of $282,000 (Note 5).......................                  --              (494,110)
                                                                 -----------          ------------
NET INCOME (LOSS).......................................         $   761,089          $ (1,258,841)
                                                                 ===========          ============
BASIC INCOME (LOSS) PER COMMON SHARE (NOTE 12)
  Income (loss) before extraordinary item...............         $       .10          $       (.06)
  Extraordinary item....................................                  --                  (.04)
                                                                 -----------          ------------
  BASIC NET INCOME (LOSS) PER COMMON SHARE..............         $       .10          $       (.10)
                                                                 ===========          ============
DILUTED INCOME (LOSS) PER COMMON SHARE (NOTE 12)
  Income (loss) before extraordinary item...............         $       .09          $       (.06)
  Extraordinary item....................................                  --                  (.04)
                                                                 -----------          ------------
  DILUTED NET INCOME (LOSS) PER COMMON SHARE............         $       .09          $       (.10)
                                                                 ===========          ============

          See accompanying notes to consolidated financial statements.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

          FROM DATE OF INCEPTION (JUNE 19, 1996) TO DECEMBER 31, 1996
                        AND YEAR ENDED DECEMBER 31, 1997

                           PREFERRED STOCK      PREFERRED STOCK
                               SERIES A            SERIES B           COMMON STOCK       ADDITIONAL    RETAINED         TOTAL
                         --------------------   ---------------   --------------------    PAID-IN      EARNINGS     STOCKHOLDERS'
                           SHARES     AMOUNT    SHARES   AMOUNT     SHARES     AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                           ------     ------    ------   ------     ------     ------     -------      ---------       ------
Capital contribution in
  connection with
  acquisition of
  Mallyclad and Vyn-L
  (Note 2)..............         --   $   --       --     $ --            --   $   --    $   77,473   $        --    $    77,473
Distribution to
  stockholder of
  Mallyclad.............         --       --       --       --            --       --            --      (170,000)      (170,000)
Issuance of common stock
  for cash..............         --       --       --       --            10        1       604,999            --        605,000
Recapitalization (Note
  2)....................  1,000,000    1,000       --       --           (10)      (1)         (999)           --             --
Issuance of shares in
  reverse acquisition
  (Note 2)..............         --       --       --       --     4,860,580    4,861     2,998,139            --      3,003,000
Net income for the
  period................         --       --       --       --            --       --            --       761,089        761,089
                         ----------   -------   ------    ----    ----------   -------   ----------   -----------    -----------
Balance, December 31,
  1996..................  1,000,000    1,000       --       --     4,860,580    4,861     3,679,612       591,089      4,276,562
Conversion of preferred
  stock, Series A to
  common stock(Note 1).. (1,000,000)  (1,000)      --       --     7,548,632    7,548        (6,548)           --             --
Issuance of shares to an
  officer (Note 1)......         --       --       --       --       171,842      172          (172)           --             --
Issuance of preferred
  stock, Series B (Note
  8)....................         --       --    4,250       43            --       --       500,169            --        500,212
Issuance of warrants to
  purchase common
  stock.................         --       --       --       --            --       --       120,500            --        120,500
Conversion of preferred
  stock, Series B to
  common stock (Note
  8)....................         --       --    (4,250)    (43)      108,810      109           (66)           --             --
Issuance of common stock
  options in exchange
  for services..........         --       --       --       --            --       --        68,000            --         68,000
Issuance of shares in
  connection with
  acquisitions (Note
  2)....................         --       --       --       --       768,615      768     1,949,146            --      1,949,914
Discount on conversion
  of Series B Preferred,
  treated as dividends
  (Note 8)..............         --       --       --       --            --       --            --       (75,212)       (75,212)
Net loss for the year...         --       --       --       --            --       --            --    (1,258,841)    (1,258,841)
                         ----------   -------   ------    ----    ----------   -------   ----------   -----------    -----------
Balance, December 31,
  1997..................         --   $   --       --     $ --    13,458,479   $13,458   $6,310,641   $  (742,964)   $ 5,581,135
                         ==========   =======   ======    ====    ==========   =======   ==========   ===========    ===========

          See accompanying notes to consolidated financial statements.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FROM DATE OF INCEPTION
                                                              (JUNE 19, 1996) TO       YEAR ENDED
                                                                 DECEMBER 31,         DECEMBER 31,
                                                                     1996                 1997
                                                            ----------------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).....................................         $    761,089         $ (1,258,841)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities
     Extraordinary loss on extinguishment of debt.......                   --              416,110
     Depreciation.......................................              325,460            2,102,288
     Amortization.......................................              117,038              578,044
     Gain on sale of equipment..........................              (29,400)             (44,767)
     Deferred income taxes..............................              311,469             (672,000)
  Changes in assets and liabilities
     Accounts receivable -- trade.......................            1,771,004           (1,229,121)
     Advances to affiliates.............................             (463,750)             329,232
     Inventories........................................             (793,164)           1,171,735
     Prepaid and other current assets...................              (86,800)             100,319
     Other assets.......................................               (6,601)               5,143
     Accounts payable...................................            2,312,844           (1,904,306)
     Accrued expenses...................................            1,031,527            1,858,017
                                                                 ------------         ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...............            5,250,716            1,451,853
                                                                 ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of equipment...................               98,200              130,500
  Purchase of property and equipment....................             (429,048)          (1,547,644)
  Acquisitions of businesses, net of cash acquired......          (12,781,372)         (52,899,930)
                                                                 ------------         ------------
NET CASH USED IN INVESTING ACTIVITIES...................          (13,112,220)         (54,317,074)
                                                                 ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (repayments) on revolving
     lines-of-credit....................................            5,476,759           (5,936,759)
  Proceeds from long-term debt..........................            4,213,000          127,094,806
  Payments for debt issue costs.........................             (425,102)          (6,052,860)
  Payments on long-term debt and capital lease
     obligations........................................           (1,121,564)         (23,567,590)
  Issuance of common and preferred stock and capital
     contributions......................................              682,473              495,800
                                                                 ------------         ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............            8,825,566           92,033,397
                                                                 ------------         ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...............              964,062           39,168,176
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........                   --              964,062
                                                                 ------------         ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD................         $    964,062         $ 40,132,238
                                                                 ============         ============

          See accompanying notes to consolidated financial statements.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  NATURE OF BUSINESS AND BASIS OF PRESENTATION

     American Architectural Products Corporation (AAPC or the Company) is principally engaged in the business of manufacturing residential, commercial and architectural windows and doors through its wholly-owned subsidiaries, Eagle & Taylor Company (formerly known as American Architectural Products, Inc. -- AAP), Forte, Inc. (Forte), Western Insulated Glass Co. (Western), Thermetic Glass, Inc. (Thermetic), Binnings Building Products, Inc. (Binnings), Danvid Window Company (Danvid), Modern Window Corporation (Modern) and American Glassmith Corporation (American Glassmith).

     AAP was incorporated on June 19, 1996 and had no significant operations or assets until it acquired Eagle Window and Door, Inc. (Eagle) and Taylor Building Products Company (Taylor) on August 29, 1996 (see Note 2). The accounts of Eagle and Taylor are included in the consolidated financial statements from the August 29, 1996 acquisition date. AAP subsequently changed its name to Eagle & Taylor Company.

     On June 25, 1996, AAP's ultimate controlling stockholder acquired ownership of Mallyclad Corp. (Mallyclad) and Vyn-L Corporation (Vyn-L). On December 18, 1996, Mallyclad and Vyn-L were merged into AAP. Based on the control maintained by this stockholder over AAP, Mallyclad and Vyn-L, the merger was considered to be a transaction among companies under common control and was accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the accounts of Mallyclad and Vyn-L are included in the consolidated financial statements from the June 25, 1996 acquisition date.

     Prior to December 18, 1996, Forte Computer Easy, Inc. (FCEI) had a single wholly-owned operating subsidiary, Forte, Inc. (Forte), based in Youngstown, Ohio. Forte manufactures large contract commercial aluminum windows and security screen windows and doors.

     On December 18, 1996, pursuant to an Agreement and Plan of Reorganization dated October 25, 1996 between FCEI and AAP Holdings, Inc. (the Agreement), FCEI acquired all of the issued and outstanding shares of capital stock of AAP in exchange for 1,000,000 shares of Series A Convertible Preferred Stock of FCEI (the Series A Preferred). Under the terms of the Agreement and the Series A Preferred, AAP Holdings, Inc. obtained 60 percent of the voting control of FCEI. Although FCEI is the parent of AAP following the transaction, the transaction was accounted for as a recapitalization of AAP and a purchase by AAP of FCEI because the stockholders of AAP obtained a majority of the voting rights in FCEI as a result of the transaction (see Note 2). The 1996 consolidated financial statements include the accounts of AAP for the period from its inception (June 19, 1996), and the accounts of FCEI from December 18, 1996, the effective date of the acquisition.

     At a special stockholders' meeting held on April 1, 1997, FCEI stockholders approved the reincorporation of FCEI in Delaware. Consequences of the reincorporation plan included the change of FCEI's name to American Architectural Products Corporation; an increase in the authorized common stock of the Company to 100,000,000 shares; a 1 for 10 reverse stock split of the Company's common stock; the conversion of 1,000,000 shares of Series A Preferred held by AAP Holdings, Inc. into 7,548,632 shares of common stock; and the issuance of 171,842 shares of common stock to an officer to satisfy a commitment of the Company. The reincorporation did not result in any substantive change to the Company's business, assets, liabilities, net worth or operations, nor did it result in any change in the ownership interest of any stockholder of the Company. The number of shares and per share amounts give retroactive recognition to the changes in capital structure for all periods presented.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of AAPC and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, payables and accrued expenses approximate fair value because of the short maturity of these items. Based on the borrowing rates currently available to the Company, the carrying amounts of long-term debt approximate fair value.

  REVENUE RECOGNITION

     The Company operates in two industry segments, the residential and specialty commercial window and door products segment and the large commercial contract window and door products segment (see Note 13). Revenues from the residential and specialty commercial products segment are recorded upon the shipment of product to the customer. Revenues from the large commercial contract segment are recognized using the percentage-of-completion method of accounting in the proportion that costs bear to total estimated costs at completion. Revisions of estimated costs or potential contract losses are recognized in the period in which they are determined. Costs in excess of billings, billings in excess of costs and retainages recorded were not material as of December 31, 1996 and 1997.

  CASH EQUIVALENTS

     Cash equivalents are highly liquid investments with original maturity of three months or less.

  CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions and limits the amount of exposure with any institution. At December 31, 1997, deposits and highly liquid investments totalling approximately $38 million were on deposit at two financial institutions.

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However, the Company is principally engaged in the business of manufacturing residential, commercial and architectural windows and doors. Therefore, its customer base is concentrated in the construction business.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  INVENTORIES

     Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the following estimated useful lives:

Buildings and improvements..................................  20-25
Machinery and equipment.....................................   7-10
Computers and office equipment..............................    3-7
Tools, dies and fixtures....................................    3-7

     Expenditures for renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

  LONG-LIVED ASSETS

     The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

  COST IN EXCESS OF NET ASSETS ACQUIRED

     Cost in excess of net assets acquired is being amortized over 25 years using the straight-line method. The Company periodically evaluates the recoverability of the cost in excess of net assets acquired by allocating the cost in excess of net assets acquired to the assets being tested for recoverability and by comparing anticipated undiscounted future cash flows from operating activities with the carrying amounts of the related assets. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, competitive activities and other economic factors.

  DEFERRED FINANCING COSTS

     Costs to obtain financing have been capitalized and are being amortized using the straight-line method over the term of the underlying debt.

  WARRANTY OBLIGATIONS

     Certain of the Company's subsidiaries sell their products with limited warranties of two to 25 years. Accrued warranty obligations are estimated based on claims experience and levels of production. Warranty obligations estimated to be satisfied within one year are classified as current liabilities in the accompanying consolidated balance sheets.

  INCOME TAXES

     The income tax provision is computed using the liability method. Deferred taxes are recorded for the expected future tax consequences of temporary differences between the financial reporting and the tax bases of the Company's assets and liabilities.

     AAP filed its income tax return on a consolidated basis with its former parent company until December 18, 1996, the date of reorganization with FCEI.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  ADVERTISING

     The cost of advertising is charged against income as incurred. Advertising expense was $263,000 for the period from inception to December 31, 1996 and $948,000 for the year ended December 31, 1997, respectively.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     Additionally, in June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131) which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the reporting by public companies of information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132), which revises employers' disclosures about pension and other postretirement benefit plans. SFAS 132 does not change the measurement or recognition of those plans and is effective for fiscal years beginning after December 15, 1997.

     Management has not fully evaluated the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

2. RECAPITALIZATION AND ACQUISITIONS:

  RECAPITALIZATION AND ACQUISITION OF FCEI

     Effective December 18, 1996, FCEI acquired the stock of AAP in a reverse acquisition in which AAP's stockholders acquired voting control of FCEI. The acquisition was accomplished through an exchange of stock in which FCEI exchanged 1,000,000 shares of Series A Preferred and options to purchase 879,834 shares of FCEI common stock for 100% of the outstanding stock of AAP. Upon completing the transaction, the stockholders of AAP controlled 60% of the voting rights of the combined Company.

     For financial reporting purposes, AAP is deemed to be the acquiring entity. The merger has been reflected in the accompanying consolidated financial statements as (a) the recapitalization of AAP (whereby the issued and outstanding stock of AAP was converted into 1,000,000 shares of Series A Preferred and options to purchase 879,834 shares of common stock -- see Note 9) and (b) the issuance of the securities discussed in the following paragraph by AAP in exchange for all of the outstanding equity securities of FCEI.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

2. RECAPITALIZATION AND ACQUISITIONS: (CONTINUED)

     In the merger, AAP is deemed to have issued 4,860,580 shares of common stock, committed itself to issue an additional 171,842 shares of common stock and to have issued 586,556 stock options to FCEI stockholders (see Note 9). The estimated fair value assigned to the securities issued was $3,003,000, which was determined based on the estimated fair value of the securities of AAP which were obtained by the FCEI stockholders in the reverse acquisition, an assessment of the trading prices of FCEI stock preceding the reverse acquisition, and the appraised value of the FCEI assets acquired.

     The acquisition was recorded using the purchase method of accounting. Accordingly, the consideration of $3,100,000, including transaction costs, was allocated to the FCEI net assets acquired based on estimated fair values including current assets of $1,871,000, property and equipment of $7,516,000, long-term debt of $4,030,000 and current liabilities of $2,257,000. The results of FCEI's operations are included in the accompanying consolidated financial statements from the date of acquisition.

  ACQUISITION OF EAGLE AND TAYLOR

     On August 29, 1996, AAP acquired the stock and certain assets and liabilities of Eagle and Taylor. Eagle is based in Dubuque, Iowa and manufactures and distributes aluminum clad and all wood windows and doors. Taylor is based in West Branch, Michigan and manufactures entry and garage doors. The acquisition was accounted for as a purchase. The purchase price approximated $22,202,000 and was allocated to the net assets acquired based on estimated fair values including current assets of $17,123,000, property and equipment of $6,805,000, accrued warranty obligations of $4,600,000, and current and other liabilities of $4,362,000. Cost in excess of net assets acquired of $7,236,000 was recorded and is being amortized over 25 years. Subordinated notes payable to the seller totalling $8,000,000 were used to finance a portion of the acquisitions (see Note 5). The results of Eagle and Taylor operations are included in the accompanying consolidated financial statements from the August 29, 1996 acquisition date.

  ACQUISITION OF MALLYCLAD AND VYN-L

     The June 25, 1996 acquisition of Mallyclad and Vyn-L was accounted for as a purchase. Mallyclad and Vyn-L are based in Madison Heights, Michigan and process and manufacture vinyl clad steel and aluminum coils and cut-to-length sheets. The purchase price approximated $1,009,000 and was allocated to net assets acquired based on estimated fair values including current assets of $900,000, property and equipment of $205,000, other assets of $170,000, and current liabilities of $266,000. The accounts of Mallyclad and Vyn-L are included in the accompanying consolidated financial statements from the June 25, 1996 acquisition date.

  ACQUISITION OF WESTERN

     On March 14, 1997, the Company acquired all of the stock of Western. Western is based in Phoenix, Arizona and manufactures custom residential aluminum windows and doors. The acquisition was accounted for as a purchase. The purchase price approximated $2,400,000 and was allocated to net assets acquired based on estimated fair values including current assets of $1,976,000, property and equipment of $961,000, and current liabilities of $537,000. Notes to sellers approximating $779,000 were used to finance a portion of the acquisition. Additionally, Western was financed with a revolving line-of-credit and term notes with a bank totalling approximately $1,400,000. The accounts of Western are included in the accompanying consolidated financial statements from the March 14, 1997 acquisition date.

  ACQUISITION OF THERMETIC

     On July 18, 1997, the Company acquired all of the stock of Thermetic, a Toluca, Illinois manufacturer of residential vinyl windows. The acquisition was accounted for as a purchase. The purchase price approximated

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

2. RECAPITALIZATION AND ACQUISITIONS: (CONTINUED)

$4,500,000 and was allocated to net assets acquired based on estimated fair values including current assets of $1,700,000, property and equipment of $2,300,000, current liabilities of $1,400,000 and long-term liabilities of $2,100,000. Costs in excess of net assets acquired of $4,000,000 was recorded and is being amortized over 25 years.

     The Thermetic acquisition was financed through the issuance of $2,500,000 in convertible secured debentures to the seller, the issuance of 384,000 shares of the Company's common stock and a commitment to issue an aggregate number of additional shares of the Company's common stock eighteen months after closing having a market value of $1,000,000 when issued. The accounts of Thermetic are included in the accompanying consolidated financial statements from the July 18, 1997 acquisition date.

  ACQUISITIONS OF BINNINGS, DANVID, AMERICAN GLASSMITH AND MODERN

     On December 10, 1997, the Company acquired all of the outstanding stock of Binnings Building Products, Inc. (Binnings), and substantially all of the assets of Danvid Company, Inc. and Danvid Window Company (collectively Danvid), American Glassmith, Inc. (American Glassmith), and Modern Window Corporation (Modern), collectively the "Acquisitions". Binnings, located in Lexington, North Carolina, manufactures residential vinyl windows and aluminum windows and storm doors. Danvid, located in Carrollton, Texas, manufacturers and installs residential aluminum windows and doors and vinyl windows. American Glassmith, located in Columbus, Ohio, manufactures decorative glass lites and laminated glass. Modern, located in Oak Park, Michigan, manufactures residential vinyl windows and doors. Each of these acquisitions was accounted for as a purchase. The purchase prices and allocation of these purchase prices are as follows:

                                                                                     MODERN &
                                                                                     AMERICAN
                                                       BINNINGS        DANVID        GLASSMITH
                                                      -----------    -----------    -----------
PURCHASE PRICE......................................  $26,987,000    $17,403,000    $ 5,704,000
                                                      ===========    ===========    ===========
ALLOCATION
  Current assets....................................  $13,281,000    $ 5,343,000    $ 2,526,000
  Property and equipment............................   14,667,000      1,876,000      2,785,000
  Other assets......................................      157,000      2,151,000         50,000
  Current liabilities...............................    4,521,000      3,048,000        907,000
  Long-term liabilities.............................    1,323,000      2,151,000        342,000
                                                      -----------    -----------    -----------
NET ASSETS ACQUIRED.................................  $22,261,000    $ 4,171,000    $ 4,112,000
                                                      ===========    ===========    ===========
EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET
  ASSETS ACQUIRED...................................  $ 4,726,000    $13,232,000    $ 1,592,000
                                                      ===========    ===========    ===========

     The accounts of the Acquisitions were included in the Company's consolidated financial statements from the December 10, 1997 acquisition date. The Acquisitions were financed primarily with a portion of the proceeds from the issuance of $125,000,000 of 11 3/4% Senior Notes due on December 1, 2007 (see
Note 5).

  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following pro forma information for the year ended December 31, 1996 has been prepared assuming that the offering of $125,000,000 of 11 3/4% Senior Notes due December 1, 2007 (the Offering) and the acquisitions of FCEI, Eagle & Taylor, Mallyclad and Vyn-L, Western, Thermetic, Binnings, Danvid, American Glassmith and Modern had occurred on January 1, 1996. The following pro forma information for

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

2. RECAPITALIZATION AND ACQUISITIONS: (CONTINUED)

the year ended December 31, 1997 has been prepared assuming that the Offering and the acquisitions of Western, Thermetic, Binnings, Danvid, American Glassmith and Modern had occurred on January 1, 1997. The pro forma information includes adjustments for interest expense for the Senior Notes, adjustments to selling, general and administrative expenses for decreases in compensation expense for certain officers and members of Board of Directors of the Acquisitions, adjustments to depreciation expense based on the estimated fair market value of the property and equipment acquired, amortization of cost in excess of net assets acquired arising from the acquisitions, and adjustments for income taxes.

                                                              YEAR ENDED DECEMBER 31,
                                                          --------------------------------
                                                               1996              1997
                                                          --------------    --------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE
                                                                       DATA)
Net sales...............................................   $   176,000       $   192,000
Net loss................................................        (7,000)           (5,600)
Basic and diluted net loss per common share.............          (.53)             (.42)
                                                           ===========       ===========

3. INVENTORIES:
     Inventories consisted of the following:

                                                                 DECEMBER 31,
                                                          --------------------------
                                                             1996           1997
                                                          -----------    -----------
Raw materials...........................................  $ 7,664,000    $12,980,000
Work-in-process.........................................    1,266,000      3,071,000
Finished goods..........................................    2,041,000      5,407,000
                                                          -----------    -----------
                                                          $10,971,000    $21,458,000
                                                          ===========    ===========

4. REVOLVING LINE-OF-CREDIT:

     At December 31, 1996, the Company had $5,477,000 outstanding under a subsidiary's revolving line-of-credit facility whereby the subsidiary could borrow or issue letters-of-credit of up to $13,000,000 based on available collateral. Borrowings accrue interest at 1.5% above the prime rate and interest was payable monthly. The outstanding borrowings were paid in full in 1997 with a portion of the proceeds of the Notes (see Note 5).

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

5. LONG-TERM DEBT:

Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                              1996            1997
                                                           -----------    ------------
11 3/4% senior notes, due 2007...........................  $        --    $125,000,000
Term notes payable to bank, due August 2001, payable in
  monthly installments of $55,407 plus interest at the
  prime rate plus 1.5%...................................    3,113,000              --
Subordinated notes payable, due August 1999, with
  interest payable monthly at the rate of 10%............    8,000,000              --
Term note payable to bank, due January 2001, payable in
  monthly installments of $30,000 including interest at
  the prime rate plus 2.0%, secured by substantially all
  of the assets of a subsidiary..........................    2,625,000              --
Other....................................................    2,238,000         175,000
                                                           -----------    ------------
                                                            15,976,000     125,175,000
Less current portion.....................................    1,498,000          61,000
                                                           -----------    ------------
                                                           $14,478,000    $125,114,000
                                                           ===========    ============

     In December 1997, the Company issued $125,000,000 of 11.75% Senior Notes (the "Notes"). The Notes are senior unsecured obligations of the Company and will mature on December 1, 2007. Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1998. The Notes are unconditionally guaranteed by each of the Company's subsidiaries and by each subsidiary acquired thereafter.

     Of the approximately $118.5 million in net proceeds received by the Company from the issuance of the Notes, approximately $47.8 million was used to fund the cash portion of the purchase price of the Acquisitions (including the repayment of the assumed debt) and approximately $33.8 million was used to repay substantially all of the existing indebtedness of the Company. The remaining proceeds are intended to be used by the Company for additional acquisitions, working capital and general corporate purposes.

     Except as set forth below, the Company may not redeem the Notes prior to December 1, 2002. On or after December 1, 2002, the Company may redeem the Notes, in whole or in part, at any time, at redemption prices ranging from 105% of the principal amount in 2002 to 100% of the principal amount in 2005 and thereafter, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to December 1, 2000, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more public equity offerings at a redemption price equal to 110% of the principal amount to be redeemed, together with accrued and unpaid interest.

     The provisions of the Notes limit the Company and its subsidiaries from incurring additional indebtedness unless the Company meets certain consolidated coverage ratios as defined in the Notes. Notwithstanding this restriction, the Company is permitted to incur secured indebtedness of $25 million. Other covenants of the Notes include, but are not limited to, limitations on restricted payments, as defined, such as payment of dividends, repurchase of the Company's capital stock, redemption of subordinated obligations, certain investments, in addition to limitations on sale/leaseback transactions, affiliate transactions and mergers or consolidations.

     The approximate maturities of long-term debt are as follows:
1998 -- $61,000; 1999 -- $54,000; 2000 -- $58,000; 2001 -- $2,000; 2002 -- $-0-;
and thereafter -$125,000,000.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

5. LONG-TERM DEBT: (CONTINUED)

     In connection with the repayment of existing indebtedness from the proceeds of the Notes, the Company recognized as expense deferred financing costs related to the existing indebtedness and incurred a prepayment penalty resulting in an extraordinary loss of $494,000 ($.04 per share), net of related income tax benefits of $282,000.

6. COMMITMENTS AND CONTINGENCIES:

  LEASE COMMITMENTS

     Certain leased assets are capitalized and consist of computer equipment and delivery equipment with a cost of $1,578,000 and $1,931,000 at December 31, 1996 and 1997, respectively. Accumulated depreciation related to these leased assets was $-0- and $388,000 at December 31, 1996 and 1997, respectively. The Company also leases buildings and equipment under operating leases.

     At December 31, 1997, the future minimum lease payments under operating and capital leases are as follows:

                                                          OPERATING LEASES    CAPITAL LEASES
                                                          ----------------    --------------
1998....................................................     $2,412,000         $  654,000
1999....................................................      1,863,000            734,000
2000....................................................      1,260,000             51,000
2001....................................................      1,017,000             38,000
2002....................................................        746,000              8,000
Thereafter..............................................      1,248,000                 --
                                                             ----------         ----------
          Total.........................................     $8,546,000          1,485,000
                                                             ==========
Less amount representing interest.......................                           142,000
                                                                                ----------
Net present value.......................................                         1,343,000
Less current portion....................................                           573,000
                                                                                ----------
Long-Term Capital Lease Obligations.....................                        $  770,000
                                                                                ==========

     Rental expense incurred for operating leases was $217,000 and $844,000, from the period from inception to December 31, 1996 and for the year ended December 31, 1997, respectively.

  LITIGATION

     At December 31, 1997, the Company is a defendant in several lawsuits. The Company may be liable in these matters to the extent that the lawsuits are found in favor of the plaintiffs and to the extent that these matters are not covered by the Company's insurance. In the opinion of management, such liabilities, if any, would not have a material effect on the consolidated financial statements of the Company.

7. BENEFIT PLANS:

     All eligible nonunion employees of the Company participate in 401(k) plans which include provisions for Company matching contributions. Additionally, union employees at a subsidiary participate in a multiemployer pension plan into which that subsidiary contributes $0.22 per hour worked. Expenses incurred relating to these plans were $89,000 and $399,000 from inception to December 31, 1996 and for the year ended December 31, 1997.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

8. STOCKHOLDERS' EQUITY:

  SERIES A PREFERRED STOCK

     The Series A Preferred is voting preferred stock and has the same number of votes as the number of shares of common stock into which the Series A Preferred would be convertible if converted in full on the record date.

     No dividends may be paid with respect to the common stock unless a dividend is paid to the holders of the Series A Preferred. Any dividends paid are required to be allocated pro rata among the holders of the common stock and Series A Preferred as though the Series A Preferred had been converted in full to common stock on the dividend payment date.

     The Series A Preferred has a liquidation preference over the common stock in the amount of $.10 per share. Any amounts remaining will be allocated to the common stock and Series A Preferred holders as if the Series A Preferred had been converted in full upon such liquidation.

  SERIES B PREFERRED STOCK

     In 1997, the Company received proceeds of $425,000 from the private placement of 4,250 shares of Series B Cumulative Redeemable Convertible Preferred Stock (the Series B Preferred). The Series B Preferred accrues cumulative dividends at the annual rate of $8.00 per share commencing July 1, 1998, payable either in cash or common stock at the election of the Company. Each share of Series B Preferred is convertible, at the option of the holder, into shares of common stock. The redemption price of $100 per share of Series B Preferred plus any cumulative unpaid dividends can be used to purchase shares of common stock at market value. However, a discount from the quoted market price of common stock was applicable for holders exercising conversion rights prior to August 31, 1997 and the discounts are accounted for as dividends to the holders. As of December 31, 1997, all of the Series B preferred shares issued have been converted to common stock.

     The Series B Preferred is voting preferred stock and each share of Series B Preferred Stock entitles the holder to one vote. The Series B Preferred will be entitled to vote as a separate class with respect to all matters that would adversely affect the powers, preferences or rights of Series B Preferred Stock.

  STOCK WARRANTS

     In April and June 1997, the Company issued promissory notes with detachable stock warrants to accredited investors for proceeds totalling $450,000. The warrants, which expire in one year, grant the note holders the right to purchase 128,571 shares of the Company's common stock at $3.50 per share. The fair value attributable to these warrants has been recognized as additional paid in capital and the resulting discount was amortized over the term of the notes which ended in December 1997. Furthermore, in connection with an additional series of financing transactions, the Company issued warrants to purchase 27,926 shares of common stock at an exercise price of $3.50 per share, expiring on September 1, 1998.

9. STOCK OPTIONS:

     As part of the consideration paid in the acquisition of FCEI in December 1996, the Company is deemed to have issued to certain FCEI stockholders options to purchase an aggregate of 586,556 shares of the Company's common stock at prices ranging from $2.50 to $5.00 per share ("FCEI Options"). The FCEI Options were deemed to have been issued in exchange for previously outstanding options granted under the FCEI Employee Incentive Stock Option Plan.

     As part of the recapitalization of AAP that occurred in connection with the acquisition of FCEI (see Note 2), AAP Holdings, Inc. received options to purchase 879,834 shares of common stock of the Company

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

9. STOCK OPTIONS: (CONTINUED)

("AAPH Options"). The AAPH Options are equivalent to 1.5 times the number of shares of the Company's common stock subject to the 586,556 FCEI Options. The AAPH Options are identical in price and exercise terms to the FCEI Options and are exercisable only to the extent that the FCEI Options are exercised.

     At December 31, 1997, 471,770 FCEI Options and 707,655 AAPH Options remain outstanding. These exercisable options have an option price of $3.75 and expire in 1998.

     In 1996, the Company adopted the American Architectural Products Corporation Stock Option Plan (the "Plan") whereby 10,000,000 shares of the Company's common stock have been authorized for issuance under the Plan. Shares of common stock have been made available for grant to directors, officers, key employees and non-employees at the discretion of the Board of Directors. The exercise price of stock options granted to employees and non-employee directors equals the market price or 110% of the market price of the Company's common stock at the date of grant. The stock options issued to employees have a ten year term and vest in 20% increments over five years. Stock options issued to non-employee directors have a ten year term and vest within one year.

     Certain options have been granted to non-employees based on negotiated terms. Stock options issued to non-employees are recorded at fair value with a related charge against income.

     The Company applies the intrinsic value method in accounting for its stock options issued to employees. Accordingly, no compensation cost has been recognized for stock options issued to employees. The following table sets forth the Company's net income (loss) and net income (loss) available per common share on a pro forma basis had compensation expense for the Company's stock options issued to employees been determined based on the fair value at the grant dates:

                                                  FROM DATE OF INCEPTION
                                                    (JUNE 19, 1996) TO         YEAR ENDED
                                                       DECEMBER 31,           DECEMBER 31,
                                                           1996                   1997
                                                  ----------------------    -----------------
NET INCOME (LOSS)
  As reported...................................       $   761,000             $(1,259,000)
  Pro forma.....................................       $   761,000             $(1,329,000)

BASIC NET INCOME (LOSS) PER COMMON SHARE
  As reported...................................       $       .10             $      (.10)
  Pro forma.....................................       $       .10             $      (.10)

DILUTED NET INCOME (LOSS) PER COMMON SHARE
  As reported...................................       $       .09             $      (.10)
  Pro forma.....................................       $       .09             $      (.10)

     The fair value for the these stock options was estimated at the dates of grant using a Black-Scholes option pricing model with the following weighted -- average assumptions: a risk-free interest rate of 6.5%, a dividend yield percentage of 0%, common stock volatility of .35 and an expected life of the options of 5 years.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

9. STOCK OPTIONS: (CONTINUED)

     A summary of activity related to stock options for the Company's plan from the date of inception to December 31, 1996 and for the year ended December 31, 1997 is as follows.

                                                      1996                   1997
                                               -------------------    -------------------
                                                          WEIGHTED               WEIGHTED
                                                          AVERAGE                AVERAGE
                                                          EXERCISE               EXERCISE
                                               OPTIONS     PRICE      OPTIONS     PRICE
                                               -------    --------    -------    --------
Outstanding, beginning of the period.........      --      $  --        6,000     $4.69
Granted......................................   6,000       4.69      534,000      5.31
Exercised....................................      --         --           --        --
Forfeited....................................      --         --           --        --
                                                -----      -----      -------     -----
Outstanding, end of the period...............   6,000      $4.69      540,000     $5.30
                                                =====      =====      =======     =====

     The weighted average fair value of the options granted during the periods ended December 31, 1996 and 1997 were $1.97 and $1.87, respectively.

     The following is a summary of stock options outstanding and exercisable at December 31, 1997:

                                             OUTSTANDING                    EXERCISABLE
                                 -----------------------------------    -------------------
                                              WEIGHTED
                                              AVERAGE       WEIGHTED               WEIGHTED
                                             REMAINING      AVERAGE                AVERAGE
                                            CONTRACTUAL     EXERCISE               EXERCISE
PRICE RANGE                      NUMBER     LIFE (YEARS)     PRICE      NUMBER      PRICE
-----------                      ------     ------------    --------    ------     --------
$3.88 -- $4.69.................  131,000        8.38         $4.02       41,000     $4.32
$5.43 -- $6.19.................  409,000        7.98          5.72      104,000      5.44
                                 -------        ----         -----      -------     -----
                                 540,000        8.08         $5.30      145,000     $5.12
                                 =======        ====         =====      =======     =====

     In February 1998, the Board of Directors rescinded 209,000 and 100,000 stock options with an exercise price of $5.63 and $6.19, respectively. These stock options were reissued in February 1998 at the following prices: 209,000 options -- $3.56; and 100,000 options -- $3.92.

10.  INCOME TAXES:

     The provision for income taxes (income tax benefit) for the period from the date of inception to December 31, 1996 and for the year ended December 31, 1997 consist of the following:

                                                              FROM DATE
                                                                  OF
                                                             INCEPTION TO     YEAR ENDED
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1997
                                                             ------------    ------------
CURRENT
  Federal..................................................    $269,000       $      --
  State....................................................      60,000              --
                                                               --------       ---------
                                                                329,000              --
DEFERRED...................................................     311,000        (390,000)
                                                               --------       ---------
                                                               $640,000       $(390,000)
                                                               ========       =========

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

10. INCOME TAXES: (CONTINUED)

     Significant components of deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996          1997
                                                              ----------    ----------
DEFERRED TAX ASSETS
  Net operating loss carryforwards..........................  $  850,000    $3,940,000
  Allowance for doubtful accounts...........................     150,000       280,000
  Accrued warranty obligations..............................   1,520,000     1,660,000
  Accrued postretirement benefits...........................     150,000       150,000
  Other accruals............................................     250,000       730,000
  Other.....................................................      60,000       170,000
                                                              ----------    ----------
                                                               2,980,000     6,930,000
                                                              ----------    ----------
DEFERRED TAX LIABILITIES
  Depreciation..............................................   2,090,000     6,220,000
  Other.....................................................     180,000       480,000
                                                              ----------    ----------
                                                               2,270,000     6,700,000
                                                              ----------    ----------
NET DEFERRED TAX ASSETS.....................................     710,000       230,000
VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS.................    (710,000)     (230,000)
                                                              ----------    ----------
NET DEFERRED TAXES..........................................  $       --    $       --
                                                              ==========    ==========

     In recording certain acquisitions, the Company established a valuation allowance against the entire net deferred tax assets acquired, based on uncertainties surrounding the expected realization of these assets. In 1996 and 1997, the Company reversed the valuation allowances by $311,000 and $685,000, respectively, and accordingly reduced cost in excess of net assets acquired.

     The actual income tax expense (income tax benefit) attributable to earnings
(loss) for the period from inception to December 31, 1996 and for the year ended December 31, 1997 differed from the amounts computed by applying the U.S. federal tax rate of 34 percent to pretax earnings as a result of the following:

                                                                1996        1997
                                                              --------    ---------
Tax at U.S. federal statutory rate..........................  $470,000    $(390,000)
Expenses not deductible for tax purposes....................    40,000      240,000
Valuation allowance adjustment..............................   100,000     (240,000)
State income taxes, net of federal income tax benefit.......    40,000           --
Other.......................................................   (10,000)          --
                                                              --------    ---------
PROVISION FOR INCOME TAXES..................................  $640,000    $(390,000)
                                                              ========    =========

     At December 31, 1997, the Company and its subsidiaries had net operating loss carryforwards of approximately $15,600,000 for income tax purposes which expire between 1999 and 2012. Due to changes in ownership, utilization of approximately $14,300,000 of the net operating loss carryforwards is limited to approximately $550,000 per year. The remaining $1,300,000 may be utilized without limitation.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

11.  RELATED PARTY TRANSACTIONS:

     The Company paid management fees to its majority stockholder of approximately $120,000 and $250,000 for the period from inception to December 31, 1996 and for the year ended December 31, 1997. Additionally, the Company paid $835,000 for acquisition services and $571,000 for other transaction services in 1997 to its majority stockholder. In 1997, the Company paid $450,000 to a Company affiliated with AAPH Holdings, Inc. for air charter services.

12.  NET INCOME (LOSS) PER COMMON SHARE:

     Net income (loss) per common share amounts have been computed in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS 128). Basic net income (loss) per common share amounts were computed by dividing net income (loss) less preferred stock dividends by the weighted average number of common shares outstanding. Diluted income (loss) per share amounts give effect to dilutive common stock equivalents outstanding.

     A summary of the basic and diluted earnings (loss) per share computations follow.

                                                    DATE OF INCEPTION (JUNE 16, 1996)
                                                           TO DECEMBER 31, 1996
                                                   ------------------------------------
                                                                              PER SHARE
                                                    INCOME        SHARES       AMOUNT
                                                   ---------    ----------    ---------
Income before extraordinary item.................  $ 761,000
Preferred stock dividends........................         --
                                                   ---------
BASIC INCOME PER COMMON SHARE
  Income available to common stockholders........    761,000     7,884,000      $ .10
                                                                                =====
EFFECT OF DILUTIVE SECURITIES
  Common Stock Options...........................                  276,000
                                                   ---------    ----------      -----
DILUTIVE EARNINGS PER COMMON SHARE...............  $ 761,000     8,160,000      $ .09
                                                   =========    ==========      =====

                                                       YEAR ENDED DECEMBER 31, 1997
                                                   ------------------------------------
                                                                              PER SHARE
                                                     LOSS         SHARES       AMOUNT
                                                   ---------    ----------    ---------
Loss before extraordinary item...................  $(765,000)
Preferred stock dividends........................    (75,000)
                                                   ---------
BASIC LOSS PER COMMON SHARE
  Loss available to common stockholders..........   (840,000)   12,982,000      $(.06)
                                                                                =====
EFFECT OF DILUTIVE SECURITIES
  Common Stock Options...........................                       --
                                                   ---------    ----------      -----
DILUTIVE LOSS PER COMMON SHARE...................  $(840,000)   12,982,000      $(.06)
                                                   =========    ==========      =====

     The weighted average number of common shares outstanding for 1996 includes the 7,548,632 common shares issued upon the conversion of all of the Series A Preferred (which based on its terms, the Company believed was common stock in substance) and the 171,842 shares issued by the Company in 1997 to fulfill an obligation to an officer.

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

12. NET INCOME (LOSS) PER COMMON SHARE: (CONTINUED)

     The weighted average number of common shares outstanding for 1997 includes approximately 300,000 additional common shares issuable in January 1999 in connection with the Thermetic acquisition based on the average market price.

13. SEGMENT INFORMATION:

     The Company operates in two separate segments. The first includes the manufacturing and distribution of residential and specialty commercial fenestration products. The product lines within this segment include aluminum, wood and vinyl windows, doors, and other fenestration products such as storm windows and doors, and decorative glass. The second classification is large contract commercial fenestration products including aluminum windows, security windows, screens and doors used primarily in commercial buildings such as schools and dormitories, office and governmental buildings, and low-income housing.

  INFORMATION BY SEGMENT

                                                            RESIDENTIAL
                                                           AND SPECIALTY      CONTRACT
                                                            COMMERCIAL       COMMERCIAL
                                                           FENESTRATION     FENESTRATION
                                                             PRODUCTS         PRODUCTS
                                                           -------------    ------------
1997

Net sales................................................  $ 91,695,000     $ 2,558,000
Operating income (loss)..................................     7,255,000      (1,554,000)
Assets employed at year-end..............................   105,223,000      10,694,000
Depreciation and amortization............................     1,980,000         700,000
Capital expenditures.....................................     1,499,000              --
                                                           ============     ===========

     The segment information does not include the identifiable assets and operating expenses of corporate administration.

     Segment information for 1996 is not presented because the Company's operations were primarily in the residential and specialty commercial fenestration products segment. The contract commercial fenestration products segment was acquired in December 1996 and its results of operations from the date of acquisition were not significant.

14. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                     FROM DATE OF INCEPTION
                                                       (JUNE 19, 1996) TO       YEAR ENDED
                                                          DECEMBER 31,         DECEMBER 31,
                                                              1996                 1997
                                                     ----------------------    ------------
CASH PAID DURING THE PERIOD FOR

  Interest.........................................       $   620,000          $ 3,017,000
  Income taxes.....................................            70,000              228,000

NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock and debt issued and liabilities
  assumed in acquisitions..........................       $27,981,000          $22,465,000
Capital lease obligations..........................         1,578,000                   --
Distribution to stockholder........................           170,000                   --

15. SUBSEQUENT EVENTS:

     In January 1998, the Company purchased all of the assets of the vinyl division of Easco Corporation, an Austintown, Ohio manufacturer of vinyl extrusions for the fenestration industry. The Company also purchased

                  AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

15. SUBSEQUENT EVENTS: (CONTINUED)

all of the assets of Blackhawk Architectural Products, a manufacturer of steel entry doors for the residential fenestration market. The combined purchase price of these acquisitions was $14.8 million.

     In February 1998, the Company signed a Letter of Intent with Louisiana-Pacific to purchase its Weather-Seal division. This division consists of six manufacturing facilities throughout Ohio producing aluminum and vinyl extrusions, and wood and vinyl windows. The Letter of Intent obligated the Company to make a $1 million deposit into an escrow account and which will be applied toward the purchase price. The deposit will be considered a termination fee payable to Louisiana-Pacific in the event the transaction does not close because the Company abandons or otherwise fails to consummate the transaction unless because of the discovery or occurrence of any material or adverse condition.

     In March 1998, the Company sold Mallyclad Corporation to a related party for $1.2 million.

                          INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders of Eagle Window & Door, Inc. and Subsidiaries and
Taylor Building Products Company (Wholly-Owned Subsidiaries)

     We have audited the accompanying combined balance sheets of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly-Owned Subsidiaries), as of December 31, 1995 and August 29, 1996, and the related combined statements of operations and accumulated deficit, and cash flows for the year ended December 31, 1995 and the eight months ended August 29, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (Wholly-Owned Subsidiaries) as of December 31, 1995 and August 29, 1996, and the results of their combined operations and cash flows for the year ended December 31, 1995 and the eight months ended August 29, 1996 in conformity with generally accepted accounting principles.

                                          SEMPLE & COOPER, P.L.C.

Phoenix, Arizona
January 31, 1997

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,     AUGUST 29,
                                                                    1995            1996
                                                                    ----            ----
ASSETS
Current Assets:
  Cash (Note 2).............................................    $    750,361    $    395,859
  Accounts receivable, net (Note 1).........................       6,954,830       7,736,517
  Inventory (Notes 1 and 3).................................       8,330,593       8,483,224
  Prepaids and other........................................         448,426         314,240
                                                                ------------    ------------
     Total Current Assets...................................      16,484,210      16,929,840
                                                                ------------    ------------
Property, Plant and Equipment, Net (Notes 1 and 4)..........       8,760,799       6,966,340
                                                                ------------    ------------
Deposits and Other Assets...................................          55,370          93,376
                                                                ------------    ------------
     Total Assets...........................................    $ 25,300,379    $ 23,989,556
                                                                ============    ============

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities:
  Accounts payable..........................................    $  2,859,256    $  2,429,053
  Accrued wages and payroll taxes...........................         371,510         453,459
  Payable to affiliates (Note 10)...........................      20,482,654      19,441,656
  Other accrued expenses....................................       1,527,296       2,346,756
  Accrued warranty reserve--short-term portion (Note 9).....       1,566,000       1,479,000
                                                                ------------    ------------
     Total Current Liabilities..............................      26,806,716      26,149,924
                                                                ------------    ------------
Long-Term Liabilities:
  Accrued warranty reserve--long-term portion (Note 9)......       3,258,800       3,148,412
                                                                ------------    ------------
Commitments and Contingencies: (Note 5).....................              --              --
Stockholder's Deficit: (Note 6)
  Common stock..............................................         211,851         211,851
  Additional paid-in capital................................      26,081,937      27,224,456
  Accumulated deficit.......................................     (31,058,925)    (32,745,087)
                                                                ------------    ------------
     Total Stockholder's Deficit............................      (4,765,137)     (5,308,780)
                                                                ------------    ------------
     Total Liabilities and Stockholder's Deficit............    $ 25,300,379    $ 23,989,556
                                                                ============    ============

     The accompanying notes are an integral part of the combined financial statements.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                  FOR THE
                                                                FOR THE YEAR    EIGHT MONTHS
                                                                   ENDED           ENDED
                                                                DECEMBER 31,     AUGUST 29,
                                                                    1995            1996
                                                                    ----            ----
Sales.......................................................    $ 72,962,690    $ 39,971,058
Cost of Sales...............................................      67,642,530      33,832,799
                                                                ------------    ------------
Gross Profit................................................       5,320,160       6,138,259
Selling Expense.............................................       6,619,136       3,948,778
General and Administrative Expenses.........................       5,714,966       3,141,852
Restructuring Charge (Note 7)...............................         840,042              --
                                                                ------------    ------------
Loss from Operations........................................      (7,853,984)       (952,371)
                                                                ------------    ------------
Other Income (Expense):
  Interest expense (Note 10)................................      (1,755,177)     (1,142,519)
  Gain (Loss) on sale of assets.............................        (375,325)       (773,866)
  Other.....................................................          38,984         274,661
                                                                ------------    ------------
                                                                  (2,091,518)     (1,641,724)
                                                                ------------    ------------
Loss before Income Tax Benefit..............................      (9,945,502)     (2,594,095)
Income Tax Benefit (Note 1).................................       3,557,425         907,933
                                                                ------------    ------------
Net Loss....................................................      (6,388,077)     (1,686,162)
Accumulated Deficit, Beginning of Year......................     (24,670,848)    (31,058,925)
                                                                ------------    ------------
Accumulated Deficit, End of Year............................    $(31,058,925)   $(32,745,087)
                                                                ============    ============

     The accompanying notes are an integral part of the combined financial statements.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                  FOR THE
                                                                FOR THE YEAR    EIGHT MONTHS
                                                                   ENDED           ENDED
                                                                DECEMBER 31,     AUGUST 29,
                                                                    1995            1996
                                                                    ----            ----
Cash Flows from Operating Activities:
  Cash received from customers..............................    $ 73,112,175    $ 39,462,693
  Cash paid to suppliers and employees......................     (70,132,913)    (38,177,166)
  Interest paid.............................................          (3,686)             --
  Interest received.........................................           4,504           1,340
  Restructuring costs.......................................        (423,909)             --
                                                                ------------    ------------
     Net cash provided by operating activities..............       2,556,171       1,286,867
                                                                ------------    ------------
Cash Flows from Investing Activities:
  Cash received from sale of equipment......................         558,265          37,289
  Purchase of equipment.....................................      (2,576,407)     (1,678,658)
                                                                ------------    ------------
     Net cash used by investing activities..................      (2,018,142)     (1,641,369)
                                                                ------------    ------------
Cash Flows from Financing Activities:
     Repayment of debt......................................              --              --
                                                                ------------    ------------
     Net cash used by financing activities..................              --              --
                                                                ------------    ------------
Net increase (decrease) in cash.............................         538,029        (354,502)
Cash at beginning of year...................................         212,332         750,361
                                                                ------------    ------------
Cash at end of year.........................................    $    750,361    $    395,859
                                                                ============    ============
Reconciliation of Net Loss to Net Cash Provided by Operating
  Activities:
Net Loss....................................................    $ (6,388,077)   $ (1,686,162)
                                                                ------------    ------------
Adjustments to Reconcile Net Loss to Net Cash Provided by
  Operating Activities:
  Depreciation..............................................       3,310,040       2,661,961
  (Gain) Loss on sale of assets.............................         375,325         773,866
  Abandonment of fixed assets in restructuring..............         416,131              --
  Interest expense contributed to capital by Parent
     Company................................................              --       1,142,519
Changes in Assets and Liabilities:
  Accounts receivable.......................................         946,420        (781,687)
  Inventory.................................................       9,903,590        (152,631)
  Prepaids and other........................................         120,959         134,186
  Deposits and other........................................          76,899         (38,005)
  Accounts payable..........................................        (483,538)       (430,203)
  Accrued wages and payroll taxes...........................        (195,608)         72,539
  Other accrued expenses....................................        (255,986)        828,870
  Payable to affiliates.....................................      (4,944,984)     (1,040,998)
  Accrued warranty reserve..................................        (325,000)       (197,388)
                                                                ------------    ------------
                                                                   8,944,248       2,973,029
                                                                ------------    ------------
     Net cash provided by operating activities..............    $  2,556,171    $  1,286,867
                                                                ============    ============

     The accompanying notes are an integral part of the combined financial statements.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES:

  BASIS OF PRESENTATION:

     The combined financial statements include the financial position, results of operations and cash flows of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (the Companies). All material intercompany transactions, accounts and balances have been eliminated.

     Each Company is a wholly-owned subsidiary of MascoTech, Inc. Because of these relationships, the financial statements of the Companies have been prepared on a combined format as if they were a single entity. In addition, MascoTech, Inc. performed the Companies' treasury function, and allocated expenses for various services it provided (See Note 10).

     Eagle Window & Door, Inc. and Subsidiaries (Eagle) are engaged in the manufacture of aluminum clad and all wood windows and doors. Eagle's primary market is the construction industry. Products are marketed through various distributors located throughout the United States and Pacific Rim. Eagle's wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company are engaged in the sale and distribution of windows and doors throughout the United States.

     The accompanying combined financial statements include the consolidated accounts of Eagle Window & Door, Inc. and its wholly-owned subsidiaries, Eagle Window & Door of Bellevue, Inc. and Eagle Service Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Taylor Building Products Company (Taylor) is engaged in the manufacture of entry and garage doors. The Company markets entry doors under the brand names of Perma Door and Taylor Door. The Perma Door brand is primarily marketed through millwork distributors and the Taylor Door brand is primarily marketed through installing dealers. The Company markets garage doors under the Taylor Door brand name throughout the United States.

  PERVASIVENESS OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  EARNINGS PER SHARE:

     Historical earnings per share data has not been presented in the accompanying financial statements due to the subsequent acquisition of the two Companies by American Architectural Products, Inc. and its reverse merger with a public reporting company (See Note 13).

  ACCOUNTS RECEIVABLE:

     As of December 31, 1995 and August 29, 1996, allowances have been established for potentially uncollectible accounts receivable in the amounts of $445,418 and $791,521, respectively.

  INVENTORY:

     Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventories are reviewed periodically for obsolescence, and an allowance established to record potentially obsolete inventory at net realizable value (See Note 3).

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES: (CONTINUED)

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Depreciation expense for the year ended December 31, 1995 and the eight months ended August 29, 1996, was $3,310,040 and $2,661,961, respectively. Assets are being depreciated over their estimated useful lives, as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................    40
Machinery and equipment.....................................  6-15
Computer and office equipment...............................    10
Tools, dies and fixtures....................................     3

  INCOME TAXES:

     The Companies file their income tax returns on a consolidated basis with their parent company. All provisions for federal and state income taxes, including provisions for deferred income taxes, are provided for through the intercompany accounts.

  ADVERTISING:

     The cost of advertising is expensed as incurred. Advertising expense was $1,192,915 and $479,300, respectively, for the year ended December 31, 1995 and the eight months ended August 29, 1996.

2. CONCENTRATION OF CREDIT RISK:

     The combined Companies maintain cash balances at various financial institutions. At December 31, 1994 and 1995 and at August 29, 1996, the combined Companies have uninsured cash in the approximate amounts of $734,000, $670,000 and $230,000, respectively.

3. INVENTORY:

     As of December 31, 1995 and as of August 29, 1996, inventory consisted of the following:

                                                    DECEMBER 31,    AUGUST 29,
                                                        1995           1996
                                                        ----           ----
Raw materials.....................................  $ 7,106,775     $6,118,026
Work in process...................................    1,215,724      1,366,212
Finished goods....................................    1,631,594      1,473,501
                                                    -----------     ----------
                                                      9,954,093      8,957,739
Less: provision for obsolete inventory............   (1,623,500)      (474,515)
                                                    -----------     ----------
                                                    $ 8,330,593     $8,483,224
                                                    ===========     ==========

     Included in the allowance for obsolete inventory as of December 31, 1995 is approximately $1,260,000 for future losses from Taylor Building Products Company's restructuring plan (See Note 7).

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. PROPERTY, PLANT AND EQUIPMENT:

     As of December 31, 1995 and August 29, 1996, property, plant and equipment consisted of the following:

                                                         DECEMBER 31,     AUGUST 29,
                                                             1995            1996
                                                             ----            ----
Land and improvements..................................  $    407,523    $    408,934
Buildings and improvements.............................     7,996,419       7,698,252
Machinery and equipment................................    10,807,526      11,276,992
Computer and office equipment..........................     3,238,291       2,223,089
Tools, dies and fixtures...............................     1,962,048       3,698,385
                                                         ------------    ------------
                                                           24,411,807      25,305,652
Less: accumulated depreciation.........................   (15,651,008)    (18,339,312)
                                                         ------------    ------------
                                                         $  8,760,799    $  6,966,340
                                                         ============    ============

5. COMMITMENTS AND CONTINGENCIES:

  COMMITMENTS:

     The Companies are currently leasing certain office and manufacturing space in Dubuque, Iowa and West Branch, Michigan under non-cancellable operating lease agreements which expire through July, 1997. The terms of the leases provide for combined monthly payments totalling approximately $12,000. The lease terms also require the Companies to pay common area maintenance, taxes, insurance and other costs. The Companies are also leasing equipment under various non-cancellable operating lease agreements which expire through July, 2000. Rent expense under the operating lease agreements was $817,418 and $477,761, respectively, for the year ended December 31, 1995 and the eight months ended August 29, 1996.

     A schedule of future minimum lease payments due under the non-cancellable operating lease agreements, is as follows:

 YEAR ENDED
DECEMBER 31,                                                            AMOUNT
------------                                                            ------
   1996.............................................................  $  595,370
   1997.............................................................     330,465
   1998.............................................................     221,577
   1999.............................................................      88,472
   2000.............................................................       4,729
                                                                      ----------
                                                                      $1,240,613
                                                                      ==========

  CONTINGENCIES:

     Environmental Issue:

     Based on an evaluation of Eagle's operating facility, asbestos-containing materials were located in various sections of the facility. No provision or accrual has been made to provide for any potential future costs for abatement because, in management's opinion, they should not have a material adverse effect upon the combined financial position of the Companies. In connection with the sale of the Companies to American Architectural Products, Inc. (See Note 13), the former parent of the Companies agreed to bear certain abatement costs relating to this matter.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

     Litigation:

     At December 31, 1995 and August 29, 1996, the Companies are a party to several lawsuits. The Companies believe that the lawsuits are without merit and intend to vigorously defend their position. Provision for a lawsuit that was settled subsequent to December 31, 1995 for approximately $165,000 has been charged to operations in the accompanying financial statements for the year ended December 31, 1995. A provision has been charged to operations in the accompanying financial statements for the eight months ended August 29, 1996 for approximately $100,000 for a lawsuit involving product performance issues.

6. STOCKHOLDERS' EQUITY:

     The stock of Taylor Building Products Company consists of 1,000 shares of $1 par value common stock authorized, issued and outstanding. The stock of Eagle Window & Door, Inc. consists of 500,000 shares of $1 par value common stock authorized, 210,851 shares issued and outstanding.

7. RESTRUCTURING CHARGE:

     In September, 1995, Taylor's management adopted a restructuring plan to address recurring operating losses. The goal of the plan was to reduce overhead through a plan of business consolidation and simplification. The major components to the plan were: (1) closure of its satellite locations in Florida and Texas; (2) elimination of its "non-core" product lines; and (3) improve the proficiency of its entry and garage door lines. As a result of the restructuring plan, the Company incurred costs for liquidation of inventory, loss on the sale and abandonment of fixed assets, severance pay, and other related costs. The restructuring plan was completed during the first quarter of 1996.

     The restructuring charge for the year ended December 31, 1995, consisted of the following:

Loss on sale and abandonment of fixed assets................  $416,131
Severance pay...............................................   281,012
Other.......................................................   142,899
                                                              --------
                                                              $840,042
                                                              ========

8. STATEMENTS OF CASH FLOWS:

  NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During the year ended December 31, 1995, the Companies recognized an investing activity that affected equity, but did not result in cash receipts or payments. This non-cash activity consisted of the write off notes receivable deemed uncollectible in the amount of $344,473.

9. WARRANTY RESERVE:

     The Companies sell the majority of their products with limited warranties of two to 25 years. At December 31, 1995 and at August 29, 1996, the accompanying financial statements include a reserve of $4,824,800 and $4,627,412, respectively, for estimated warranty claims based on the Companies' historical claims experience.

10. RELATED PARTY TRANSACTIONS:

     As of December 31, 1995 and August 29, 1996, the Companies had amounts payable to affiliates of $20,482,654 and, $19,441,656, respectively. These affiliates represent primarily the parent company and

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. RELATED PARTY TRANSACTIONS: (CONTINUED)

subsidiaries of the parent company. Various shared expenses were charged to the Companies through the payable to affiliate account. These expenses included items such as general insurance, health insurance, and workers compensation insurance, which were charged based on specific identification of the expense. For the year ended December 31, 1995 and the eight months ended August 29, 1996, total expenses charged to the Companies through specific identification were $3,588,020 and $1,613,407, respectively.

     In addition, MascoTech, Inc., the parent company, charged the Companies a management fee based on budgeted sales for the various operating subsidiaries. For the year ended December 31, 1995 and the eight months ended August 29, 1996, total management fees charged to the Companies were $1,314,700 and $951,000, respectively.

     MascoTech, Inc. also provided cash management services for the Companies. For the year ended December 31, 1995 and the eight months ended August 29, 1996, the Companies had recorded interest expense relating to the amounts payable to affiliates of $1,755,177 and $1,142,519, respectively. Interest expense for the eight month period ended August 29, 1996 was treated as contributed to capital by the Parent Company.

11. BENEFIT PLANS:

  401K PROFIT SHARING PLAN AND PENSION PLAN:

     The Companies' former parent sponsored the MascoTech, Inc. Salaried Savings Plan. All salaried employees of the Company with three months of service, were eligible to participate in the Plan. The Plan operated as a 401K Savings Plan. The Plan did not provide for a discretionary matching or profit sharing contribution. As such, no expense has been recorded for contributions in the accompanying financial statements.

     The Companies' former parent sponsored the MascoTech, Inc. Master Hourly Employees' Pension Plan. All hourly employees of the Companies were eligible to participate in the Plan with participation commencing on the date of hire. Benefits in the Plan were vested and based on the number of years of credited service.

     Pursuant to the pending sale of the Companies to American Architectural Products, Inc., in August, 1996, and in accordance with the Stock Purchase Agreement, coverage under these plans ceased. The seller agreed to fully vest all participants and pay benefits in the normal course of the plans. As such, no liability has been reported in the accompanying combined financial statements for any potential unfunded liabilities.

  POST-RETIREMENT BENEFITS:

     Taylor Building Products Company sponsors a post-retirement health benefit program pursuant to its collective bargaining contract. Under the principal terms of the contract, the Company will pay a retired employee with a minimum of ten years service, a benefit of $100 per month after retirement at age 62. As of the date of the financial statements, no material post-retirement benefit obligation has been incurred.

  LABOR FORCE:

     Most of the hourly employees of Taylor Building Products Company, comprising approximately 85 percent of the Taylor labor force, are covered under a collective bargaining agreement. The contract expired in February, 1997, and was renegotiated for an additional five years.

                 EAGLE WINDOW & DOOR, INC. AND SUBSIDIARIES AND
          TAYLOR BUILDING PRODUCTS COMPANY (WHOLLY-OWNED SUBSIDIARIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

12. ECONOMIC DEPENDENCY:

     For the year ended December 31, 1995, Eagle Window & Door, Inc. purchased approximately 38 percent of their materials from two suppliers. For the eight month period ended August 29, 1996, Eagle purchased approximately 15 percent of their materials from one supplier. At December 31, 1995 and at August 29, 1996, amounts due to the suppliers were $254,584 and $332,179, respectively.

     For the year ended December 31, 1995, and for the eight month period ended August 29, 1996, Taylor Building Products Company purchased approximately 16 percent and 20 percent, respectively, of their materials from one supplier. At December 31, 1995, and at August 29, 1996, amounts due to the supplier were approximately $452,000 and $362,000, respectively.

13. SUBSEQUENT EVENT:

  ACQUISITION:

     Effective August 29, 1996, the Companies were acquired by American Architectural Products, Inc. (AAP). On December 18, 1996, American Architectural Products Holdings, Inc. (AAPH, parent of AAP) consummated transactions contemplated under an Agreement and Plan of Reorganization dated October 25, 1996. Under terms of this Agreement, all of the capital stock of AAP was exchanged by AAPH for a 60 percent interest in Forte Computer Easy, Inc. The financial statements do not give effect to these transactions.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Mallyclad Corporation and Vyn-L Corporation

     We have audited the accompanying combined balance sheets of Mallyclad Corporation and Vyn-L Corporation as of November 30, 1995 and June 30, 1996, and the related combined statements of operations and retained earnings, and cash flows for the year ended November 30, 1995 and the seven months ended June 30, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Mallyclad Corporation and Vyn-L Corporation as of November 30, 1995 and June 30, 1996, and the results of their combined operations and their combined cash flows for the year ended November 30, 1995 and the seven months ended June 30, 1996 in conformity with generally accepted accounting principles.

                                        BDO SEIDMAN, LLP

Troy, Michigan
April 28, 1997

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

                            COMBINED BALANCE SHEETS

                                                              NOVEMBER 30,
                                                                  1995        JUNE 30, 1996
                                                                  ----        -------------
ASSETS (Note 3)
CURRENT ASSETS
  Cash and equivalents......................................  $   110,599      $   229,615
  Accounts receivable, less allowance for doubtful accounts
     of $7,000 in 1996......................................      530,410          358,731
  Refundable income taxes...................................       26,160           26,160
  Inventories (Note 2)......................................      430,902          285,635
  Prepaid expenses..........................................       22,853           18,736
                                                              -----------      -----------
TOTAL CURRENT ASSETS........................................    1,120,924          918,877
                                                              -----------      -----------
PROPERTY AND EQUIPMENT
  Leasehold improvements....................................      128,391          128,391
  Machinery and equipment...................................    2,203,868        2,205,604
  Computers and office equipment............................       85,184           87,420
                                                              -----------      -----------
                                                                2,417,443        2,421,415
  Less accumulated depreciation.............................   (2,268,378)      (2,304,178)
                                                              -----------      -----------
NET PROPERTY AND EQUIPMENT..................................      149,065          117,237
                                                              -----------      -----------
OTHER ASSETS................................................       59,481           32,896
                                                              -----------      -----------
                                                              $ 1,329,470      $ 1,069,010
                                                              ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Revolving line of credit (Note 3).........................  $   100,000      $        --
  Accounts payable..........................................      280,737          158,039
  Accruals
     Product claims.........................................       59,556           46,101
     Commissions............................................       28,181           20,150
     Compensation...........................................       12,185            8,647
     Other..................................................       53,170           52,103
                                                              -----------      -----------
TOTAL CURRENT LIABILITIES...................................      533,829          285,040
                                                              -----------      -----------
COMMITMENTS (Note 5)
STOCKHOLDERS' EQUITY
  Common stock, $1 par, authorized 50,000 shares;
     outstanding 50,000 shares--Mallyclad Corporation.......       50,000           50,000
  Common stock, $1 par, authorized 50,000 shares;
     outstanding 38,000 shares--Vyn-L Corporation...........       38,000           38,000
  Retained earnings.........................................      707,641          695,970
                                                              -----------      -----------
TOTAL STOCKHOLDERS' EQUITY..................................      795,641          783,970
                                                              -----------      -----------
                                                              $ 1,329,470      $ 1,069,010
                                                              ===========      ===========

            See accompanying notes to combined financial statements.

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                  SEVEN
                                                               YEAR ENDED        MONTHS
                                                              NOVEMBER 30,        ENDED
                                                                  1995        JUNE 30, 1996
                                                                  ----        -------------
Net Sales...................................................   $3,991,882      $1,915,620
Cost of Goods Sold..........................................    3,520,971       1,596,753
                                                               ----------      ----------
Gross Profit................................................      470,911         318,867
Selling, General and Administrative Expenses................      648,990         349,671
                                                               ----------      ----------
Loss from Operations........................................     (178,079)        (30,804)
Other Income--Net...........................................       37,133          19,133
                                                               ----------      ----------
Loss Before Taxes on Income.................................     (140,946)        (11,671)
Tax Benefits (Note 6).......................................       20,686              --
                                                               ----------      ----------
Net Loss....................................................     (120,260)        (11,671)
Retained Earnings, beginning of period......................      828,901         707,641
Dividends...................................................       (1,000)             --
                                                               ----------      ----------
Retained Earnings, end of period............................   $  707,641      $  695,970
                                                               ==========      ==========

            See accompanying notes to combined financial statements.

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 SEVEN
                                                               YEAR ENDED       MONTHS
                                                              NOVEMBER 30,       ENDED
                                                                  1995       JUNE 30, 1996
                                                                  ----       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................   $(120,260)      $ (11,671)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization..........................      81,884          35,800
     Changes in operating assets and liabilities:
       Receivables..........................................     117,057         171,679
       Inventories..........................................      96,573         145,267
       Prepaid expenses.....................................      (2,005)          4,117
       Other assets.........................................       4,561          26,585
       Accounts payable.....................................    (179,635)       (122,698)
       Accruals.............................................     (16,911)        (26,091)
                                                               ---------       ---------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES.........     (18,736)        222,988
                                                               ---------       ---------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Additions to property and equipment.......................     (45,325)         (3,972)
                                                               ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (repayments) under line of credit
     arrangements...........................................     100,000        (100,000)
  Dividends paid............................................      (1,000)             --
                                                               ---------       ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........      99,000        (100,000)
                                                               ---------       ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............      34,939         119,016
CASH AND EQUIVALENTS, at beginning of period................      75,660         110,599
                                                               ---------       ---------
CASH AND EQUIVALENTS, at end of period......................   $ 110,599       $ 229,615
                                                               =========       =========

            See accompanying notes to combined financial statements.

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS AND BASIS OF PRESENTATION

     Mallyclad Corporation (Mallyclad) manufactures vinyl clad steel and aluminum cut to length sheets, primarily for the construction, appliance and automotive industries. Vyn-L Corporation (Vyn-L) is a steel and aluminum processor, performing shearing and forming functions for its customers.

     Mallyclad and Vyn-L ("the Companies") were under common control and because of these relationships, the financial statements of the Companies have been prepared on a combined basis as if they were a single entity. All material intercompany transactions, accounts and balances have been eliminated.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of receivables, payables and accrued expenses approximate fair value because of the short maturity of these items.

  CASH EQUIVALENTS

     Cash equivalents are short-term, highly liquid investments consisting of money market funds.

  INVENTORIES

     Inventories are stated at the lower of cost or market value determined on the first-in, first-out (FIFO) basis.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided for using accelerated methods over the following estimated useful lives:

                                                              YEARS
                                                              -----
Leasehold improvements......................................  7-31
Machinery and equipment.....................................  7-15
Computers and office equipment..............................   5-7

     Depreciation expense for the year ended November 30, 1995 and for the seven months ended June 30, 1996, was $81,884 and $35,800, respectively.

     Expenditures for renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

  REVENUE RECOGNITION

     Revenues from sales and the corresponding receivables are recorded upon the shipment of product to the customer.

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  INCOME TAXES

     The income tax provision is computed using the liability method. Deferred taxes are recorded for the expected future tax consequences of temporary differences between the financial reporting and the tax bases of the Companies' assets and liabilities.

2. INVENTORIES

     Inventories consisted of the following:

                                                    NOVEMBER 30
                                                        1995        JUNE 30, 1996
                                                        ----        -------------
Raw materials.....................................    $355,670         $198,605
Finished goods....................................      75,232           87,030
                                                      --------         --------
                                                      $430,902         $285,635
                                                      ========         ========

3. REVOLVING LINE OF CREDIT

     Mallyclad had a $400,000 revolving line of credit secured by substantially all of the assets of Mallyclad. The outstanding borrowings on the line were $100,000 and $-0-, respectively, as of November 30, 1995, and June 30, 1996. The interest rate on the line was prime plus 1/2 percent. Interest expense was $5,086 and $2,110, respectively, for the periods ended November 30, 1995 and June 30, 1996. The revolving line of credit was terminated in connection with the acquisition of the Company's common stock (see Note 9).

4. RETIREMENT PLAN

     Mallyclad sponsors a defined contribution retirement plan for salaried employees. Employees are eligible to participate in the Plan one year after employment. Company contributions are required in the amount of 4.3 percent of the participant's total compensation plus 4.3 percent of the participant's compensation in excess of $30,000. Contributions were $30,974 and $17,500, respectively, for the periods ended November 30, 1995, and June 30, 1996.

5. COMMITMENTS

     The Companies leased their facilities from a related party under non-cancellable operating lease agreements which commenced January 1, 1994. The operating lease agreements are for a term of five years and provide for total monthly payments of $16,168. Rent expense under the operating lease agreements for the periods ended November 30, 1995, and June 30, 1996 was $163,000 and $95,000, respectively.

6. TAXES ON INCOME

     The benefits (expenses) for income taxes consist of the following:

                                                     YEAR ENDED     SEVEN MONTHS
                                                    NOVEMBER 30,        ENDED
                                                        1995        JUNE 30, 1996
                                                        ----        -------------
Current federal...................................    $20,686          $    --
Deferred..........................................         --               --
                                                      -------          -------
Total.............................................    $20,686          $    --
                                                      =======          =======

                             MALLYCLAD CORPORATION
                             AND VYN-L CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. TAXES ON INCOME (CONTINUED)

     Significant components of deferred taxes consist of deferred tax assets arising from accrued expenses, allowance for doubtful accounts and depreciation. Management has recorded a full valuation allowance against these deferred tax assets at November 30, 1995 and at June 30, 1996.

7. MAJOR CUSTOMERS

     Two customers, each individually accounting for at least 10% of combined net sales, accounted for 23% of net sales in 1995.

8. SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest approximated interest expense.

     Cash paid for taxes on income for the periods ended November 30, 1995 and June 30, 1996 totaled $33,014 and $-0-, respectively.

9. SUBSEQUENT EVENT

     On June 25, 1996, all of the outstanding stock of the Companies was purchased by an individual. On December 18, 1996 Mallyclad and Vyn-L were merged into American Architectural Products, Inc. (AAP), a Company controlled by this same individual. These financial statements do not give effect to these transactions.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Forte Computer Easy, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheet of Forte Computer Easy, Inc. and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of Forte Computer Easy, Inc. and Subsidiaries as of December 31, 1995, and the consolidated results of its operations, changes in stockholders' equity, and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          SEMPLE & COOPER, P.L.C.

Phoenix, Arizona
May 28, 1996

                    FORTE COMPUTER EASY, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                               YEAR ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1995            1996
                                                                  ----            ----
                                                                               (UNAUDITED)
Current Assets:
  Cash......................................................  $   143,254      $   255,549
  Accounts receivable, less allowance for doubtful accounts
     and returns of $299,939 and $0, respectively...........      437,160          198,394
  Inventory.................................................    1,666,832        1,782,078
  Prepaid expenses..........................................       31,474           15,002
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      246,472           43,574
                                                              -----------      -----------
     Total Current Assets...................................    2,525,192        2,294,597
                                                              -----------      -----------

Property, Plant and Equipment:
  Land......................................................       74,969           74,969
  Buildings and improvements................................    2,957,795        2,968,203
  Equipment, machinery and tooling..........................    2,099,581        1,839,282
  Office furniture and equipment............................      122,709           85,423
  Vehicles..................................................      140,787          171,725
  Airplane..................................................      207,600               --
                                                              -----------      -----------
                                                                5,603,441        5,139,602
  Less: accumulated depreciation............................   (1,196,182)      (1,118,303)
                                                              -----------      -----------
                                                                4,407,259        4,021,299
                                                              -----------      -----------
Other Assets:
  Net assets of discontinued operations.....................       74,000               --
  Goodwill, net.............................................      360,533          318,926
  Other intangible costs, net...............................       27,170           29,598
  Deposits and other........................................        3,467            2,913
                                                              -----------      -----------
                                                                  465,170          351,437
                                                              -----------      -----------
                                                              $ 7,397,621      $ 6,667,333
                                                              ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements

                    FORTE COMPUTER EASY, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                               YEAR ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1995            1996
                                                                  ----            ----
                                                                               (UNAUDITED)
Current Liabilities:
  Current portion of long-term debt.........................  $   243,438      $   242,000
  Revolving line of credit..................................      107,906          107,906
  Amount due officer........................................       18,013           18,013
  Accounts payable..........................................      596,369          353,673
  Accrued liabilities.......................................      457,170           53,455
  Net liabilities of discontinued operations................           --          209,945
  Accrued costs of discontinued operations..................      277,619               --
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      371,778           17,408
                                                              -----------      -----------
     Total Current Liabilities..............................    2,072,293        1,002,400
                                                              -----------      -----------
Long-Term Debt, Net of Current Portion......................    4,021,664        4,429,684
Lease Deposit...............................................        9,575            9,575
Deferred Tax Liability......................................      160,573           92,273
                                                              -----------      -----------
                                                                4,191,812        4,531,532
                                                              -----------      -----------
Commitments.................................................           --               --
Stockholders' Equity:
  Preferred stock -- $.01 par value; 20,000,000 shares
     authorized; no shares issued or outstanding............           --               --
  Common stock -- $.01 par value; 50,000,000 shares
     authorized; 48,460,111 shares issued and outstanding;
     1,718,422 shares subscribed............................      484,601          484,601
  Paid-in capital...........................................    2,669,485        2,413,902
  Common stock subscribed...................................       79,143           79,143
  Accumulated deficit.......................................   (1,727,609)      (1,840,724)
                                                              -----------      -----------
                                                                1,505,620        1,136,922
  Less: Treasury stock, 456,317 shares at cost..............     (372,104)          (3,521)
                                                              -----------      -----------
                                                                1,133,516        1,133,401
                                                              -----------      -----------
                                                              $ 7,397,621      $ 6,667,333
                                                              ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements

                    FORTE COMPUTER EASY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED          NINE MONTHS ENDED
                                                        ------------   ------------------------------
                                                        DECEMBER 31,   SEPTEMBER 30,    SEPTEMBER 30,
                                                            1995           1995             1996
                                                            ----           ----             ----
                                                                                (UNAUDITED)
Net Revenues........................................    $ 5,426,260     $ 4,361,288      $ 2,635,113
Cost of Revenues....................................      4,540,722       3,541,366        2,087,032
                                                        -----------     -----------      -----------
Gross Profit........................................        885,538         819,922          548,081
Selling, General and Administrative.................        747,659         532,900          497,196
                                                        -----------     -----------      -----------
Income Loss.........................................        137,879         287,022           50,885
Other Income (Expense):
  Gain on sale of assets............................             --              --          123,439
  Other income (expense)............................         22,086          37,018           12,841
  Rental income.....................................         86,929          67,596           71,905
  Interest expense..................................       (352,403)       (254,879)        (285,646)
  Amortization of intangibles.......................             --         (44,699)         (49,932)
                                                        -----------     -----------      -----------
Income (Loss) from Continuing Operations before
  Provision for Income Taxes........................       (105,509)         92,058          (76,508)
Provision for Income Tax Benefit (Expense)..........         54,971         (34,900)          29,000
                                                        -----------     -----------      -----------
Loss from Continuing Operations.....................        (50,538)        (57,158)         (47,508)
Discontinued Operations:
  Loss from operations of software division and disk
     fulfillment division...........................     (1,149,518)       (560,990)         (35,454)
Loss on disposal of disk fulfillment division.......       (245,419)             --          (30,153)
                                                        -----------     -----------      -----------
Net Loss............................................    $(1,445,475)    $  (503,832)     $  (113,115)
                                                        ===========     ===========      ===========
Earnings per Share Income (loss) from continuing
  operations........................................             --              --               --
  Loss of discontinued operations and operations to
     be disposed of.................................           (.03)           (.01)              --
  Income (loss) from disposal of disk and
     fulfillment division...........................             --              --               --
                                                        -----------     -----------      -----------
Net Income (Loss)...................................    $      (.01)    $      (.01)     $        --
                                                        ===========     ===========      ===========
Weighted Average Shares Outstanding.................     50,000,000      49,630,799       49,813,420
                                                        ===========     ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM DECEMBER 31, 1994 THROUGH SEPTEMBER 30, 1996

                                                                                 COMMON
                                            SHARES                 PAID-IN       STOCK      TREASURY    ACCUMULATED      TOTAL
                              PREFERRED   OF COMMON     COMMON     CAPITAL     SUBSCRIBED     STOCK       DEFICIT       EQUITY
                              ---------   ----------   --------   ----------   ----------   ---------   -----------   -----------
Balance, December 31,
  1994......................         --   48,460,111   $484,601   $2,669,485    $79,143            --   $ (282,134)   $ 2,951,095
Acquisition of 456,317
  shares of treasury stock,
  at cost...................         --          --         --            --         --     $(372,104)          --       (372,104)
Net loss....................         --          --         --            --         --            --   (1,445,475)    (1,445,475)
                              ---------   ----------   --------   ----------    -------     ---------   -----------   -----------
Balance, December 31,
  1995......................         --   48,460,111   484,601     2,669,485     79,143      (372,104)  (1,727,609)     1,133,516
Sale of Treasury Shares
  (unaudited)...............         --          --         --      (255,583)        --       368,583           --        113,000
Net loss (unaudited)........         --          --         --            --         --            --     (113,115)      (113,115)
                              ---------   ----------   --------   ----------    -------     ---------   -----------   -----------
Balance, September 30, 1996
  (unaudited)...............  $      --   48,460,111   $484,601   $2,413,902    $79,143     $  (3,521)  $(1,840,724)  $ 1,133,401
                              =========   ==========   ========   ==========    =======     =========   ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements

                    FORTE COMPUTER EASY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED          NINE MONTHS ENDED
                                                        ------------   ------------------------------
                                                        DECEMBER 31,   SEPTEMBER 30,    SEPTEMBER 30,
                                                            1995           1995             1996
                                                            ----           ----             ----
                                                                                (UNAUDITED)
Cash Flows from Operating Activities:
  Net Loss..........................................    $(1,445,475)    $  (503,832)     $  (113,115)
  Adjustments to reconcile net income (loss) to net
     cash provided (used) by operating activities:
     Depreciation and amortization..................        378,886         281,977          227,451
     Amortization of software development costs.....        109,899         141,247               --
     Amortization of intangibles....................         76,078          65,201           49,932
     Decrease in provision for returns and doubtful
       accounts.....................................       (180,468)        (71,947)              --
     Gain on sale of assets.........................             --         (77,601)        (123,439)
     Decrease in provision for inventory
       obsolescence.................................       (284,540)             --               --
     Impairment of intangible assets of discontinued
       operations...................................        246,083              --               --
     Cash received from purchase of subsidiary......             --              --               --
Changes in Assets and Liabilities:
     (Increase) Decrease in Assets:
     Accounts receivable............................      1,272,684         591,626          174,660
     Inventory......................................        908,156         416,386         (115,246)
     Prepaid expenses...............................         80,204          68,031           16,472
     Costs and estimated earnings in excess of
       billings on uncompleted contracts............         72,848         (44,541)         202,898
     Deposits and intangibles.......................          5,433           5,641          (10,199)
  Increase (Decrease) in Liabilities:
     Accounts payable...............................     (1,692,059)       (385,410)        (242,696)
     Accrued liabilities............................        (12,103)         25,055         (371,904)
     Amount due officer.............................            713              --               --
     Accrued costs of discontinued operations.......        277,619              --         (207,827)
     Net liabilities of discontinued operations.....             --              --          303,945
     Billings in excess of costs and estimated
       earnings on uncompleted contracts............        231,618         124,025         (354,370)
     Net deferred tax liability.....................       (154,828)       (308,700)         (68,300)
                                                        -----------     -----------      -----------
          Net cash provided by (used by) operating
            activities..............................    $  (109,252)    $   327,158      $  (631,738)
                                                        ===========     ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

                                                                               NINE MONTHS ENDED
                                                          YEAR ENDED     -----------------------------
                                                         DECEMBER 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                                             1995            1995            1996
                                                             ----            ----            ----
                                                                                  (UNAUDITED)
Cash Flows from Investing Activities:
  Capital expenditures...............................     $(153,285)       $(121,943)     $   (97,376)
  Computer software development costs................       (30,102)         (30,102)              --
  Proceeds from the sale of assets...................       686,250           50,000          250,000
                                                          ---------        ---------      -----------
          Net cash provided by (used by) investing
            activities...............................       502,863         (102,045)         152,624
                                                          ---------        ---------      -----------
Cash Flows from Financing Activities:
  Proceeds from sale of treasury stock...............        75,000               --          113,000
  Proceeds from debt.................................       337,971          337,971        2,942,000
  Principal payments on debt.........................      (785,959)        (661,085)      (2,463,591)
  Payments on amount due officers, net...............            --          (20,164)              --
                                                          ---------        ---------      -----------
          Net cash provided by (used by) financing
            activities...............................      (372,988)        (343,278)         591,409
                                                          ---------        ---------      -----------
Net Increase (Decrease) in Cash......................        20,623         (118,165)         112,295
Cash, Beginning of Year..............................       122,631          122,631          143,254
                                                          ---------        ---------      -----------
Cash, End of Year....................................     $ 143,254        $   4,466      $   255,549
                                                          =========        =========      ===========

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                       DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                           1995            1995             1996
                                                           ----            ----             ----
                                                                                (UNAUDITED)
Payment of accrued liability with equity in a
  building...........................................    $     --        $     --         $ 31,811
                                                         ========        ========         ========
Negotiated accounts payable settlement reductions of
  discontinued operations............................    $124,744        $     --         $     --
                                                         ========        ========         ========
Purchase of treasury stock through the reduction of
  accounts receivable and accrual of expenses........    $372,104        $     --         $     --
                                                         ========        ========         ========

   The accompanying notes are an integral part of the consolidated financial statements

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    NATURE OF BUSINESS:

     Forte Computer Easy, Inc. is a Corporation which was duly formed and organized under the laws of the State of Utah. Through June 8, 1994, the acquisition date of Forte, Inc. and Arizona Disk Fulfillment, Inc., the Company was principally engaged in the business of software publishing. Based upon the aforementioned acquisitions, the Company expanded its operations through the acquired subsidiaries into manufacturing of commercial and architectural fenestration products, and into computer disk duplication and fulfillment services for software publishers and technology based industries throughout the United States.

     In late 1995, the Company decided to discontinue its operations in the software publishing and computer disk duplication and fulfillment divisions, as disclosed in Note 10, Discontinued Operations.

  ACQUISITION OF SUBSIDIARIES:

     Effective June 8, 1994, the Company finalized the acquisition of all of the outstanding stock of Forte, Inc. and Subsidiary, an Ohio corporation and Arizona Disk Fulfillment, Inc., an Arizona corporation.

     The acquisition of Forte, Inc. was effected through the exchange of 32,479,290 (unaudited) shares, of which 1,718,422 (unaudited) shares are subscribed of the Company's common stock for all of the outstanding shares of Forte, Inc. under a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The acquisition was accounted for financial statement purposes as a reverse acquisition, with Forte, Inc. as the acquiring company.

     The acquisition of Arizona Disk Fulfillment, Inc. was completed through the payment of $150,000 (unaudited) and the issuance of 1,900,000 (unaudited) shares of the Company's common stock for all of the outstanding shares of Arizona Disk Fulfillment, Inc. This transaction was also completed as a tax-free reorganization.

     For financial accounting purposes, the acquisitions are accounted for as purchases in accordance with Accounting Principles Board Opinion No. 16. For tax reporting purposes, these acquisitions were structured as tax-free reorganizations.

  PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include the accounts of Forte Computer Easy, Inc. and its wholly-owned subsidiaries, Forte, Inc. and Arizona Disk Fulfillment, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

  PERVASIVENESS OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  UNAUDITED FINANCIAL STATEMENTS:

     The unaudited interim consolidated financial statements include all adjustments for normal recurring accruals considered necessary to present fairly the Company's consolidated statements for the periods presented. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  REVENUE RECOGNITION:

  Computer Software:

     The Company recognizes its computer software sales revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1 regarding software revenue recognition. Product revenue is recognized, net of an allowance for estimated returns, upon product shipment. The Company has established a program which enables distributors to return products for credit against future purchases.

  CONTRACTING REVENUES:

     The Company recognizes contract manufacturing income from fixed-price and modified-fixed price contracts on the percentage-of-completion method of accounting. Direct labor is allocated on a standard cost basis, based on the estimated time to manufacture each type of production unit, and manufacturing overhead is allocated by manufacturing labor hours. Installation labor is allocated by contract as incurred. Contract material costs are accumulated on a standard cost basis based upon the type of production unit manufactured under contract. The amount recorded as the percentage complete for each individual contract is based upon the units of production method. The cost of materials purchased but not utilized in completion of the manufacturing process are not considered in determining the progress toward completion.

     Incurred contract costs include all direct material utilized, labor costs, installation costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, factory costs, and depreciation. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to cost and revenue and are recognized in the period in which the revisions are determined.

     The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts" represents revenues recognized in excess of amounts billed, and the liability "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts" represents revenues recorded in excess of recognized costs and estimated earnings.

  CONCENTRATIONS OF RISK:

     The Company sells its software inventory on credit primarily to software distributors and national retailers who market the Company's products and other software products principally in the United States. The majority of the Company's consolidated accounts receivable balance as of December 31, 1995 is due from six major customers.

     In addition, the Company currently has two major contracts in process from its fenestration operations, which together represent approximately 54 percent of the total contracts in process at December 31, 1995. These two contracts were substantially completed at December 31, 1995.

  ACCOUNTS RECEIVABLE:

     The Company follows the allowance method of recognizing uncollectible accounts receivable. The allowance method recognizes bad debt expense as a percentage of accounts receivable, based on a review of the individual accounts outstanding and the Company's prior history of uncollectible accounts receivable.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  INVENTORIES:

     Inventories are stated at the lower of cost or market. Cost is determined on the weighted average basis for software product inventory, and the first-in, first-out basis for all other inventory.

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets for financial reporting purposes and on an accelerated method for tax purposes. The estimated useful lives are as follows:

Buildings............................................          31.5-40 years
Leasehold improvements...............................              5-7 years
Office furniture and fixtures........................             7-10 years
Equipment............................................             5-15 years

     Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to operations as incurred. Betterments or renewals are capitalized when incurred. For the year ended December 31, 1995, depreciation expense was $378,886. For the nine months ended September 30, 1995 and 1996, depreciation expense was $281,977 and $277,451 (unaudited), respectively.

  CAPITALIZED SOFTWARE DEVELOPMENT COSTS:

     The Company capitalizes software development costs in accordance with Financial Accounting Standards Board Statement No. 86. Software development costs not qualifying for capitalization are expensed as research and development costs, as incurred. These costs totaled approximately $175,708 for the year ended December 31, 1995.

     Capitalized costs are amortized on a product-by-product basis using straight-line amortization with useful lives of three to five years. The Company evaluates the estimated net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which net book value is in excess of net realizable value. During the year ended December 31, 1995, amortization of capitalized software development costs charged to cost of revenues totaled $109,899. Based upon management's decision to phase-out the software division in 1995, all capitalized software development costs were written off.

  GOODWILL:

     Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition and is being amortized on the straight-line method over eight to 25 years. Amortization expense charged to operations for the years ended December 31, 1995 amounted to $47,567. Amortization expense charged to operations for the nine months ended September 30, 1995 and 1996 was $39,447 and $41,602 (unaudited), respectively. The Company evaluates the estimated net realizable value of its goodwill at each balance sheet date, and records writedowns if the carrying value exceeds the expected future net operating cash flows from the related operations. If the expected future net operating cash flows are less than the carrying value, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeds the discounted expected future net operating cash flows from the related operations. During the current year the Company recognized an impairment of intangible assets of discontinued operations in the approximate amount of $246,083.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  OTHER INTANGIBLE COSTS:

     Other intangible costs are comprised primarily of deferred loan costs, which are amortized over the term of the related loan on a straight-line basis. Amortization for the year ended December 31, 1995 amounted to $28,511. For the nine months ended September 30, 1995 and 1996, amortization of other intangible costs was $5,252 and $8,325, respectively.

  INCOME TAXES:

     Effective January 1, 1993, the Company implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income, and tax net operating loss and credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change in deferred tax assets and liabilities during the period.

2. SEGMENT REPORTING:

     The following table presents the total assets of Forte Computer Easy, Inc. and Subsidiaries at December 31, 1995, and the net revenues and net loss of Forte Computer Easy, Inc. and Subsidiaries for the year ended December 31, 1995, are as follows:

                                                                 1995
                                                                 ----
Total Assets:
  Forte Computer Easy, Inc..................................  $   150,198
  Forte, Inc................................................    7,260,315
  Arizona Disk Fulfillment, Inc.............................      (12,892)
                                                              -----------
  Total.....................................................  $ 7,397,621
                                                              ===========
Net Revenues:
  Forte Computer Easy, Inc..................................  $ 1,010,242
  Forte, Inc................................................    5,426,260
  Arizona Disk Fulfillment, Inc.............................    1,541,650
  Less: amount included in discontinued operations..........   (2,551,892)
                                                              -----------
  Total.....................................................  $ 5,426,260
                                                              ===========
Net Loss:
  Forte Computer Easy, Inc..................................  $(1,026,029)
  Forte, Inc................................................      (50,538)
  Arizona Disk Fulfillment, Inc.............................     (368,908)
                                                              -----------
  Total.....................................................  $(1,445,475)
                                                              ===========

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

3. CONTRACTS IN PROGRESS:

     Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

                                                                             (UNAUDITED)
                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1995           1996
                                                                 ----           ----
Costs incurred on uncompleted contracts....................   $4,466,544     $  882,983
Profit earned to date......................................    1,623,862        415,165
                                                              ----------     ----------
                                                               6,090,406      1,298,148
Less: billings to date.....................................    6,215,712      1,271,982
                                                              ----------     ----------
                                                              $ (125,306)    $   26,166
                                                              ==========     ==========

     Presentation in the accompanying balance sheets, is as follows:

                                                                              (UNAUDITED)
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                                 ----            ----
Costs and estimated earnings in excess of billings on
  uncompleted contracts....................................   $ 246,472        $ 43,574
Billings in excess of costs and estimated earnings on
  uncompleted contracts....................................    (371,778)        (17,408)
                                                              ---------        --------
                                                              $(125,306)       $ 26,166
                                                              =========        ========

4. INVENTORIES:

     Inventories consist of the following:

                                                                              (UNAUDITED)
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                                 ----            ----
Raw materials..............................................   $1,761,561      $1,669,078
Finished goods.............................................      110,188         185,000
Work in process............................................       44,185          38,000
Packaging materials and components.........................       10,898              --
Less: amounts included in net assets of discontinued
  operations...............................................     (260,000)       (110,000)
                                                              ----------      ----------
                                                              $1,666,832      $1,782,078
                                                              ==========      ==========

5. REVOLVING CREDIT LINE:

     The Company had an operating agreement for a line of credit under which it could borrow $300,000 or 80% of the eligible accounts receivable of Computer Easy International, Inc. at a monthly rate of 3%. The credit line was terminated on August 31, 1995, as the Company is in default.

6. RELATED PARTY TRANSACTIONS:

     The Company sells fenestration products to a contractor, whose owner is related to an officer of the Company. Sales for the year ended December 31, 1995 totaled $43,459 and revenue for the nine months ended September 30, 1996 was $0. No amount is owed the Company at December 31, 1995 and September 30, 1996.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

6. RELATED PARTY TRANSACTIONS (CONTINUED)

     The Company performs management services for various rental properties owned by an officer of the Company. Management services billed during the year ended December 31, 1995 and during the nine months ended September 30, 1996 amounted to $49,804 and $37,724, respectively. Amounts included in accounts receivable at December 31, 1995 and September 30, 1996 totaled $14,109 and $44,802, respectively, and in the opinion of management, are expected to be collected.

7. INCOME TAXES:

     For financial accounting and tax reporting purposes, the Company reports income and expenses on the accrual basis of accounting. For the year ended December 31, 1995, the Company made provisions for net federal and state income tax benefits in the approximate amounts of $69,100 and $155,000, respectively. This tax benefit was due to the net increase of the deferred tax asset arising from the net operating loss carryforwards.

     At December 31, 1995, there are federal and state net operating loss carryforwards available to offset future federal and state taxable income, expiring as follows:

                           FEDERAL NET                                 STATE NET
       EXPIRATION         OPERATING LOSS          EXPIRATION         OPERATING LOSS
      DECEMBER 31,         CARRYFORWARD          DECEMBER 31,         CARRYFORWARD
------------------------  --------------   ------------------------  --------------
  2002..................    $   86,238     1997....................    $   74,152
  2005..................        74,252     1998....................       608,297
  2008..................       608,297     1999....................       564,044
  2009..................       564,044     2000....................     1,014,207
                                                                       ----------
  2010..................     1,014,207
                            ----------
                            $2,347,038                                 $2,260,700
                            ==========                                 ==========

     Federal net operating losses are further limited due to ownership changes to approximately $300,000 per year.

     Deferred income taxes arise from timing differences resulting from revenues and costs reported for financial accounting and tax reporting purposes in different periods. Deferred income taxes represent the tax liability or asset based on different depreciation methods used for financial accounting and tax reporting purposes, research and development costs which are expended as period costs for tax reporting purposes, contract accounting under the percentage of completion method for financial reporting and completed contract basis for tax purposes, and differences in asset basis for financial reporting and tax purposes due to the purchase method of accounting used in the business acquisitions.

     Components of the net deferred tax liability are as follows:

                                                                              (UNAUDITED)
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                                 ----            ----
Deferred Tax Asset:
  Estimated benefit from federal and state net operating
     loss carryforwards....................................   $ 704,111        $ 758,800
Deferred Income Taxes Payable:
  Depreciation differences.................................    (510,450)        (521,000)
  Contract accounting differences..........................    (354,234)        (330,073)
                                                              ---------        ---------
Net deferred tax liability.................................   $(160,573)       $ (92,273)
                                                              =========        =========

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                              (UNAUDITED)
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                                 ----            ----
Borrowings under loan agreements with a bank...............   $2,796,125      $3,254,707
Lines of credit with a bank................................      495,000         250,000
Borrowings under other loan agreements.....................    1,050,977       1,166,977
                                                              ----------      ----------
                                                               4,342,102       4,671,684
Less: amount included in net assets of discontinued
      operations ..........................................      (77,000)             --
                                                              ----------      ----------
Total long-term debt.......................................    4,265,102       4,671,684
Less: current portion of long-term debt....................     (243,438)       (242,000)
                                                              ----------      ----------
Long-term debt.............................................   $4,021,664      $4,429,684
                                                              ==========      ==========

     Borrowings under loan agreements and lines of credit with a bank are collateralized by equipment, inventory, accounts receivable, assignment of a $400,000 life insurance policy on an officer of the Company, and an assignment of rents on an operating lease. The loan agreements have interest rates varying from 8.25 percent per annum to variable rates of prime plus 2.25 percent per annum. The prime rate at December 31, 1995 and September 30, 1996 was 8.5 percent and 8.25 percent, respectively.

     Borrowings under other loan agreements are collateralized by equipment and real estate and have interest rates varying from 3 percent to 10 percent per annum.

     On January 30, 1996, Forte, Inc. restructured its long-term debt with a bank. The debt restructure consolidated nine existing loans, and provides for a 15 year amortization, with a five year call. The gross proceeds of the debt restructure amounted to $2,675,000, with an interest rate of two points over the bank's prime rate. The initial rate of interest is 10.5 percent. The loan agreement calls for monthly payments, including principal and interest, of $25,000 for the period February, 1996 through July, 1996, and thereafter monthly payments, including principal and interest, of $30,000. The note is secured by a first mortgage assignment of rents on property leased by the Company; a blanket assignment of life insurance on an officer, in the amount of $1,650,000, and all inventory, accounts, contract rights, equipment, fixtures and general intangibles.

     At December 31, 1995, the approximate aggregate maturities of debt for the succeeding five years, are as follows:

                YEAR ENDED
               DECEMBER 31,                   AMOUNT
------------------------------------------    ------
  1996....................................  $  243,438
  1997....................................     266,386
  1998....................................     259,495
  1999....................................     279,841
  2000....................................     293,443
Subsequent................................   2,922,499
                                            ----------
                                            $4,265,102
                                            ==========

9. INCENTIVE STOCK OPTION PLANS AND STOCK OPTIONS:

     In May, 1992, the Board of Directors adopted an Employee Incentive Stock Option Plan which was approved by the shareholders in May, 1992. The plan calls for reservation of 5,000,000 shares of the

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

9. INCENTIVE STOCK OPTION PLANS AND STOCK OPTIONS (CONTINUED)

Company's common stock. The plan also provides for the issuance of options to purchase the Company's common stock at 100% of the fair market value at the date of grant. Options have a maximum duration of ten years after the date of grant.

     As part of the Plan and Agreement of Reorganization with Forte, Inc., stock options were granted to the former stockholders of Forte, Inc. for 4,717,698 shares at $.375 per share and are exercisable through June 8, 1998. The Plan also provides for the Company to enter into separate Stock Option Agreements dated June 7, 1994, whereby the Company has the right, for a period of one year from June 8, 1994, to purchase 30 percent of the shares owned by certain major stockholders at the rate of $.50 per share. The number of shares which can be redeemed by the Company under this agreement is 1,940,202. The Company did not exercise any of its options to repurchase any of the returned shares.

     Outstanding options would be adjusted in the event of any forward or reverse stock split or similar activity.

     Stock option activity is as follows:

                                                                (UNAUDITED)
                                                                NINE MONTHS
                                                YEAR ENDED         ENDED
                                               DECEMBER 31,    SEPTEMBER 30,
                                                   1995            1996         OPTION PRICE
                                                   ----            ----         ------------
Outstanding, beginning of period.............   $6,815,548      $5,815,548      $.25 - $.50
Granted during the period....................           --              --             .375
Exercised during the period..................           --              --              .00
Cancelled during the period..................    1,000,000              --              .00
                                                ----------      ----------      -----------
                                                $5,815,548      $5,815,548      $.25 - $.50
                                                ==========      ==========      ===========

     In addition, during the year ended December 31, 1995, the Company sold 150,000 shares of common stock, at $.50 per share, subject to put options. The put options provide the purchasers the right to put the shares to the Company one year after the date of issuance of the common stock at $.625 per share or two years after the date of issuance at $.75 per share. As of the balance sheet date at December 31, 1995 and September 30, 1996, an accrual for the put option, in the amount of $75,000, has been made.

10. DISCONTINUED OPERATIONS:

  SOFTWARE DIVISION

     On September 6, 1995, Forte Computer Easy, Inc. sold its rights to the Floor Plan Plus(TM) and 3D Design(TM) lines for $691,889, together with a $200,000 contingent payment based upon future performance goals of the acquiring company, International Microcomputer Software, Inc. (NASDAQ:IMSI). These product lines represent a significant portion of the historical sales of the software operating division. The Company determined that it was in the best long-range interest of the Company to phase-out the software division. Proceeds from the sale were utilized for debt reduction of this division.

     The software division's operating loss for the year ended December 31, 1995 of $1,026,029 (net of income tax benefit of $16,500), is shown separately in the accompanying statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995.

     A provision of $50,000 for expected operating losses during the final phase-out period in 1996 has been made at December 31, 1995.

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

10. DISCONTINUED OPERATIONS (CONTINUED)

     Net revenue for the software division for 1995 was $1,010,242. This revenue is not included in net revenue in the accompanying statement of operations.

  ARIZONA DISK FULFILLMENT, INC.

     The disk and fulfillment division operating loss for the year ended December 31, 1995 of $368,908 (net of income tax benefit of $18,500), is shown separately in the accompanying statement of operations.

     Estimated losses on the disposal of the disk and fulfillment division of $227,619, which includes $80,000 for expected operating losses for the period January 1, 1996 to August 31, 1996, have been provided for at December 31, 1995.

     Net revenue for the disk fulfillment division for 1995 was $1,541,650. This revenue is not included in net revenue in the accompanying statement of operations.

     On August 5, 1996, the Company entered into a Stock Purchase Agreement pursuant to which it agreed to sell 100 percent of the issued and outstanding common stock of Arizona Disk Fulfillment, Inc. to Beverly and James W. Schmidt. Mr. Schmidt has served as president of Arizona Disk Fulfillment, Inc. since 1993. The sale of Arizona Disk Fulfillment, Inc. by the Company was fully consummated in August, 1996.

11. ASSETS AND LIABILITIES TO BE DISPOSED OF:

     Assets and liabilities of the following operating divisions to be disposed of consisted of the following at December 31, 1995 and September 30, 1996:
(unaudited)

                                                          DISK AND
                                             SOFTWARE    FULFILLMENT
DECEMBER 31, 1995:                           DIVISION     DIVISION       TOTAL
------------------                           --------    -----------    --------
Accounts receivable........................  $     --     $ 60,000      $ 60,000
Inventory..................................        --      260,000       260,000
Equipment and property.....................   110,000      262,000       372,000
Deposits...................................        --       16,000        16,000
                                             --------     --------      --------
          Total assets.....................   110,000      598,000       708,000
                                             --------     --------      --------
Current portion of long-term debt..........    70,000           --        70,000
Accounts payable and current accrued
  liabilities..............................        --      557,000       557,000
Long-term debt.............................        --        7,000         7,000
                                             --------     --------      --------
                                               70,000      564,000       634,000
                                             --------     --------      --------
Net Assets to be Disposed of...............  $ 40,000     $ 34,000      $ 74,000
                                             ========     ========      ========

                   FORTE COMPUTER EASY, INC. AND SUBSIDIARIES

11. ASSETS AND LIABILITIES TO BE DISPOSED OF (CONTINUED)

SEPTEMBER 30, 1996: (UNAUDITED)
-------------------------------
Software Division:
Inventory...................................................  $110,000
Miscellaneous assets........................................     9,080
                                                              --------
          Total assets......................................   119,080
                                                              --------
Accounts payable............................................    85,989
Accrued liabilities.........................................   243,036
                                                              --------
                                                               329,025
                                                              --------
Net liabilities of discontinued operations..................  $209,945
                                                              ========

     Assets and liabilities are shown at their expected net realizable value, and have been separately classified in the accompanying balance sheets.

12. LITIGATION:

     The Company is a defendant in a lawsuit filed by an individual for non-compliance and other claims related to an employment agreement. The lawsuit seeks actual and punitive damages in excess of $129,000. The Company's legal counsel believes that the lawsuit is without merit. Therefore, as of December 31, 1995, and September 30, 1996 no accrual has been made for a loss contingency related to the subject litigation claim. Management intends to vigorously defend its position.

     The Company is a defendant in a lawsuit filed by a corporation for claims relating to a contractual agreement. The plaintiff has proposed a settlement in the amount of $11,000. Counsel anticipates this matter to be resolved in the near future.

13. SUBSEQUENT EVENT:

     Subsequent to the balance sheet date of December 31, 1995, the Company entered into an agreement with a former shareholder to purchase all of the outstanding common stock owned by the shareholder. The common stock was acquired in exchange for the relief of debt owing the Company and discounted future services to be provided by the Company, in the aggregate amount of $372,000. The financial statements at December 31, 1995 give retroactive effect to this transaction. In addition, the Company believes that it has a claim for additional shares of common stock controlled by the shareholder, in the amount of approximately 260,000 shares.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder and Board of Directors of Western Insulated Glass, Co.

     We have audited the accompanying balance sheet of Western Insulated Glass, Co. as of October 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit of the financial statements provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Insulated Glass, Co. as of October 31, 1996, in conformity with generally accepted accounting principles.

                                          SEMPLE & COOPER, L.L.P.

Phoenix, Arizona
June 3, 1997

                          WESTERN INSULATED GLASS, CO.

                                 BALANCE SHEETS

                                                                             (UNAUDITED)
                                                              OCTOBER 31,    JANUARY 31,
                                                                 1996           1997
                                                                 ----           ----
ASSETS
CURRENT ASSETS:
  Cash......................................................  $   296,387    $   265,150
  Accounts receivable.......................................      664,163        579,818
  Inventory.................................................      865,392        824,402
  Prepaid expenses and other current assets.................       18,112         13,585
                                                              -----------    -----------
     Total Current Assets...................................    1,844,054      1,682,955
NONCURRENT ASSETS:
  Deposits and other noncurrent assets......................       12,171         16,920
  Cash surrender value of life insurance, net...............       23,819         24,711
  Property, plant & equipment, net..........................      204,483        211,207
                                                              -----------    -----------
     Total Noncurrent Assets................................      240,473        252,838
                                                              -----------    -----------
Total Assets................................................  $ 2,084,527    $ 1,935,793
                                                              ===========    ===========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable-related parties.............................  $ 1,245,707    $ 1,245,707
  Accounts payable..........................................      259,194        221,594
  Accrued expenses..........................................       25,797          1,800
  Accrued payroll...........................................      230,207         55,804
  Interest payable..........................................      339,857        340,857
  Income taxes payable......................................       20,584         47,166
                                                              -----------    -----------
     Total Current Liabilities..............................    2,121,346      1,912,928
STOCKHOLDER'S EQUITY (DEFICIT):
  Preferred stock, no par value; 2,000,000 shares
     authorized, 1,620,000 shares issued, none
     outstanding............................................      426,099        426,099
  Common stock, no par value; 1,000,000 shares authorized,
     180,000 shares issued and 90,000 shares outstanding....       47,344         47,344
  Retained earnings.........................................    1,199,738      1,259,422
                                                              -----------    -----------
                                                                1,673,181      1,732,865
  Less: Treasury stock at cost..............................   (1,710,000)    (1,710,000)
                                                              -----------    -----------
     Total Stockholder's Equity (Deficit)...................      (36,819)        22,865
                                                              -----------    -----------
Total Liabilities & Stockholder's Equity (Deficit)..........  $ 2,084,527    $ 1,935,793
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                          WESTERN INSULATED GLASS, CO.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                            (UNAUDITED)
                                                                         THREE MONTHS ENDED
                                                       YEAR ENDED           JANUARY 31,
                                                       OCTOBER 31,    ------------------------
                                                          1996           1996          1997
                                                          ----           ----          ----
Sales................................................  $5,820,726     $1,259,184    $1,331,549
Cost of Sales........................................   3,867,411        899,839       950,287
                                                       ----------     ----------    ----------
  Gross Profit.......................................   1,953,315        359,345       381,262
Selling, General and Administrative Expenses.........   1,304,102        290,099       283,281
                                                       ----------     ----------    ----------
  Income from Operations.............................     649,213         69,246        97,981
Other Income (Expense):
  Interest Income (Expense), net.....................          --         (4,088)        1,119
  Other Expense......................................      (8,114)        (6,827)       (5,843)
                                                       ----------     ----------    ----------
                                                           (8,114)       (10,915)       (4,724)
                                                       ----------     ----------    ----------
  Income Before Income Taxes.........................     641,099         58,331        93,257
Provision for Income Taxes...........................     228,584         20,999        33,573
                                                       ----------     ----------    ----------
  Net Income.........................................     412,515         37,332        59,684
Retained earnings, beginning.........................     787,223        787,223     1,199,738
                                                       ----------     ----------    ----------
Retained earnings, ending............................  $1,199,738     $  824,555    $1,259,422
                                                       ==========     ==========    ==========

    The accompanying notes are an integral part of the financial statements.

                          WESTERN INSULATED GLASS, CO.

                            STATEMENTS OF CASH FLOWS

                                                                            (UNAUDITED)
                                                                         THREE MONTHS ENDED
                                                        YEAR ENDED          JANUARY 31,
                                                        OCTOBER 31,    ----------------------
                                                           1996          1996         1997
                                                           ----          ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................   $ 412,515     $  37,332    $  59,684
  Adjustment to reconcile net income to cash from
     operating activities--Depreciation...............      68,933        11,892       17,674
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................    (110,325)       50,999       84,345
     Inventories......................................     (40,237)      (31,693)      40,990
     Prepaid expenses and other current assets........      (3,526)            0        4,527
     Accounts payable.................................     (34,055)      (49,508)     (36,600)
     Accrued expenses.................................     176,748       (16,869)    (198,400)
     Income taxes payable.............................      20,584        20,995       26,582
     Other............................................           0        14,614       (5,641)
                                                         ---------     ---------    ---------
     Net cash provided by (used in) operating
       activities.....................................     490,637        37,762       (6,839)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..................    (106,821)      (16,095)     (24,398)
                                                         ---------     ---------    ---------
     Net cash used in investing activities............    (106,821)      (16,095)     (24,398)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable-related parties..........    (222,338)            0            0
                                                         ---------     ---------    ---------
     Net cash used in financing activities............    (222,338)            0            0
Net Increase (Decrease) in Cash.......................     161,478        21,667      (31,237)
Cash, Beginning Balance...............................     134,909       154,680      296,387
                                                         ---------     ---------    ---------
Cash, Ending Balance..................................   $ 296,387     $ 176,347    $ 265,150
                                                         =========     =========    =========

    The accompanying notes are an integral part of the financial statements.

                          WESTERN INSULATED GLASS, CO.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES:

  OPERATIONS:

     Western Insulated Glass, Co. (the Company) is a Corporation duly formed and organized under the laws of Arizona. The Company is engaged in the manufacturing and retail sales of luxury residential and light commercial windows.

  PERVASIVENESS OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INVENTORY:

     Inventory is stated at the lower of cost or market. Inventory costs are stated at last invoice cost, which approximates cost using the first-in, first-out method and consisted of the following:

                                                                      (UNAUDITED)
                                                       OCTOBER 31     JANUARY 31,
                                                          1996           1997
                                                          ----           ----
Raw materials........................................  $   744,073    $   708,821
Work in process......................................       61,411         58,533
Finished goods.......................................       59,908         57,048
                                                       -----------    -----------
                                                       $   865,392    $   824,402
                                                       ===========    ===========

  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are recorded at cost. Depreciation is provided for using the accelerated and straight-line methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

INCOME TAXES:

     For financial accounting and tax reporting purposes, the Company reports revenues and costs on the accrual basis of accounting. The financial reporting basis of the Company's assets and liabilities approximates the tax basis. Accordingly, no deferred taxes are recorded for the future tax consequences of differences in bases, and income tax expense is computed by applying statutory rates to pretax earnings.

INTERIM FINANCIAL INFORMATION

     The accompanying unaudited interim financial statements include the accounts of Western Insulated Glass, Co. In the opinion of management, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of financial position and results of operations have been made. Operating results for the period ended January 31, 1997 are not necessarily indicative of the results for a full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto of the Company for the fiscal year ended October 31, 1996.

                          WESTERN INSULATED GLASS, CO.

2. CONCENTRATION OF CREDIT RISK:

     The Company maintains cash at three financial institutions. Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance Corporation. At October 31, 1996, the Company had uninsured cash in the amount of $254,171.

3. RELATED PARTY TRANSACTIONS:

  NOTES PAYABLE--RELATED PARTIES:

     At October 31, 1996, notes payable-related parties consist of the following:

10% note payable to the stockholder, due on demand; secured
  by treasury stock.........................................  $1,215,707
Two 6% notes payable to an officer of the Company, with
  interest only payments due quarterly, principal due
  October, 1997.............................................      30,000
                                                              ----------
                                                              $1,245,707
                                                              ==========

     At October 31, 1996, accrued interest payable of $339,857 relates to the aforementioned notes payable-related parties.

  LEASE COMMITMENT:

     The Company is currently leasing its manufacturing facility in Phoenix, Arizona from an officer of the Company under a non-cancellable operating lease. Rent expense under the lease agreement for the year ended October 31, 1996, was $192,000.

     A schedule of future minimum lease payments due under the non-cancellable operating lease agreement at October 31, 1996, is as follows:

                            YEAR                                 AMOUNT
                            ----                                 ------
1997........................................................   $  192,000
1998........................................................      192,000
1999........................................................      192,000
2000........................................................      192,000
2001........................................................      192,000
Subsequent..................................................       80,000
                                                               ----------
                                                               $1,040,000
                                                               ==========

4. TREASURY STOCK:

     Treasury stock is shown at cost and consists of 1,620,000 shares of preferred stock, and 90,000 shares of common stock.

5. CASH SURRENDER VALUE OF LIFE INSURANCE:

     The Company is a beneficiary of insurance policies on the life of a corporate officer. The cash surrender value at October 31, 1996 is net of 8% notes payable in the amount of $50,000, which were collateralized by the cash value of the policies.

6. ECONOMIC DEPENDENCY:

     The Company purchases a substantial portion of its product from three suppliers. During the year ended October 31, 1996, purchases from these suppliers approximated 70 percent of total purchases. At October 31, 1996, amounts due to the suppliers included in accounts payable were $161,554.

                          WESTERN INSULATED GLASS, CO.

6. ECONOMIC DEPENDENCY: (CONTINUED)

     During the year ended October 31, 1996, sales to a single customer were approximately 10 percent of total sales. At October 31, 1996, the amount due from the customer, included in accounts receivable was $94,234.

7. COMMITMENTS AND CONTINGENCIES:

  LEASES:

     The Company leases various pieces of equipment under non-cancellable operating lease agreements expiring through June, 2000. Rent expense under the operating lease agreements for the year ended October 31, 1996 was $18,270.

     As of October 31, 1996, a schedule of future minimum lease payments due under the non-cancellable operating lease agreements, is as follows:

YEAR ENDING
OCTOBER 31,                                                             AMOUNT
-----------                                                             ------
  1997................................................................  $16,608
  1998................................................................   15,696
  1999................................................................   12,960
  2000................................................................    7,940
                                                                        -------
                                                                        $53,204
                                                                        =======

  EMPLOYMENT CONTRACT:

     The Company has entered into an employment contract with its president through March, 2000 that provides for a minimum annual salary and incentives based on the Company's attainment of specified levels of earnings. In connection with the acquisition of the Company by American Architectural Products Corporation (See Note 9), this agreement was revised so that as of October 31, 1996, the total future commitment, excluding incentives, was $285,000.

8. EMPLOYEE BENEFIT PLAN:

     The Company maintains a 401(K) plan for all eligible employees, which includes provisions for Company matching contributions. Expense relating to the Company matching contributions was $10,538 for the year ended October 31, 1996.

9. SUBSEQUENT EVENTS:

     On March 14, 1997, 100 percent of the Company's outstanding stock was acquired by American Architectural Products Corporation, in exchange for cash and the assumption of certain liabilities, in the approximate amount of $2,400,000. The financial statements do not give effect to this transaction.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Thermetic Glass Inc.

     We have audited the accompanying balance sheet of Thermetic Glass Inc. as of December 31, 1996, and the related statement of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermetic Glass Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Clifton Gunderson L.L.C.

Peoria, Illinois
October 3, 1997

                             THERMETIC GLASS, INC.

                                 BALANCE SHEETS

                                                                              (UNAUDITED)
                                                              DECEMBER 31,     JUNE 30,
                                                                  1996           1997
                                                                  ----           ----
                                         ASSETS
CURRENT ASSETS:
  Cash......................................................  $     4,948     $         0
  Accounts receivable.......................................      594,025         697,358
  Inventory.................................................      846,008       1,013,359
  Prepaid expenses and other current assets.................       67,143          54,817
                                                              -----------     -----------
     Total Current Assets...................................    1,512,124       1,765,534
NONCURRENT ASSETS:
  Deposits and other noncurrent assets......................      107,585         110,445
  Property, plant & equipment, net..........................    1,670,287       1,557,892
                                                              -----------     -----------
     Total Noncurrent Assets................................    1,777,872       1,668,337
                                                              -----------     -----------
Total Assets................................................  $ 3,289,996     $ 3,433,871
                                                              ===========     ===========

                           LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable--current, including capital lease
     obligations............................................  $ 1,046,573     $ 1,442,761
  Accounts payable and accrued expenses.....................      305,554         380,368
                                                              -----------     -----------
     Total Current Liabilities..............................    1,352,127       1,823,129
LONG-TERM LIABILITIES:
  Notes payable--long-term, including capital lease
     obligations............................................    1,866,747       1,636,482
  Other liabilities.........................................            0           6,074
                                                              -----------     -----------
     Total Long-Term Liabilities............................    1,866,747       1,642,556
                                                              -----------     -----------
Total Liabilities...........................................    3,218,874       3,465,685
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock of no par value; authorized 500,000 shares;
     issued and outstanding 1,000 shares....................        1,000           1,000
  Additional paid in capital................................    2,300,000       2,300,000
  Accumulated deficit.......................................   (2,229,878)     (2,332,814)
                                                              -----------     -----------
     Total Stockholders' Equity (Deficit)...................       71,122         (31,814)
                                                              -----------     -----------
Total Liabilities & Stockholders' Equity....................  $ 3,289,996     $ 3,433,871
                                                              ===========     ===========

   The accompanying summary of significant accounting policies and notes are an integral part of the financial statements.

                             THERMETIC GLASS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                          (UNAUDITED)
                                                    YEAR ENDED     SIX MONTHS ENDED JUNE 30,
                                                   DECEMBER 31,    --------------------------
                                                       1996           1996           1997
                                                       ----           ----           ----
Sales............................................  $ 4,966,666     $ 1,888,909    $ 2,305,029
Cost of Sales....................................    4,190,384       1,664,490      1,936,713
                                                   -----------     -----------    -----------
  Gross Profit...................................      776,282         224,419        368,316
Selling, General and Administrative Expenses.....      822,785         376,189        340,583
                                                   -----------     -----------    -----------
  Income (loss) from Operations..................      (46,503)       (151,770)        27,733
Other Income (Expense):
  Interest Expense, net..........................     (235,062)       (116,484)      (126,315)
  Other Expense..................................       16,350          22,448         (4,354)
                                                   -----------     -----------    -----------
                                                      (218,712)        (94,036)      (130,669)
                                                   -----------     -----------    -----------
  Loss Before Income Taxes.......................     (265,215)       (245,806)      (102,936)
Provision for Income Taxes.......................      677,124               0              0
                                                   -----------     -----------    -----------
  Net loss.......................................     (942,339)       (245,806)      (102,936)
Accumulated Deficit, beginning...................   (1,287,539)     (1,287,539)    (2,229,878)
                                                   -----------     -----------    -----------
Accumulated Deficit, ending......................  $(2,229,878)    $(1,533,345)   $(2,332,814)
                                                   ===========     ===========    ===========

     The accompanying summary of significant accounting policies and notes are an integral part of the financial statements.

                             THERMETIC GLASS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             (UNAUDITED)
                                                       YEAR ENDED     SIX MONTHS ENDED JUNE 30,
                                                      DECEMBER 31,    --------------------------
                                                          1996           1997           1996
                                                          ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..........................................   $(942,339)      $(102,936)     $(245,806)
  Adjustment to reconcile net loss to cash from
     operating activities--
     Depreciation and amortization..................     204,517         115,860        109,364
  Changes in operating assets and liabilities:
     Accounts receivable, net.......................     (22,379)       (103,333)       (38,903)
     Inventories....................................    (119,684)       (167,351)        12,832
     Prepaid expenses and other current assets......      (3,299)         12,326         22,904
     Accounts payable and accrued expenses..........     104,731          74,814         23,117
     Deferred tax asset.............................     677,124               0              0
     Other..........................................           0           3,214          4,785
                                                       ---------       ---------      ---------
     Net cash used in operating activities..........    (101,329)       (167,406)      (111,707)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment................     (97,933)         (3,465)      (111,755)
                                                       ---------       ---------      ---------
     Net cash used in investing activities..........     (97,933)         (3,465)      (111,755)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.......................     750,000              --             --
  Principal payments on notes payable...............    (390,000)             --             --
  Proceeds from issuance of long-term debt..........      30,000         165,923        213,850
  Principal payments on long-term debt..............    (191,464)             --             --
  Principal payments on obligations under capital
     leases.........................................      (3,938)             --             --
                                                       ---------       ---------      ---------
     Net cash from financing activities.............     194,598         165,923        213,850
Net Decrease in Cash................................      (4,664)         (4,948)        (9,612)
Cash, Beginning Balance.............................       9,612           4,948          9,612
                                                       ---------       ---------      ---------
Cash, Ending Balance................................   $   4,948       $       0      $       0
                                                       =========       =========      =========
ADDITIONAL CASH FLOW INFORMATION
  Cash paid during the year for interest............   $ 227,259              --             --
                                                       =========       =========      =========
NONCASH INVESTING AND FINANCING ACTIVITIES
  Capital lease obligations incurred when the
     Company entered into leases for new trucks.....   $ 109,894              --             --
                                                       =========       =========      =========

     The accompanying summary of significant accounting policies and notes are an integral part of the financial statements.

                              THERMETIC GLASS INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Thermetic Glass Inc. is a manufacturer of vinyl windows and doors with sales concentrated mainly in the Midwest and is dependent upon the Midwest economy. The Company's products are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is calculated using straight-line or accelerated methods over the estimated useful lives of the assets. Equipment held under capital leases is amortized straight line over the shorter of the lease term or estimated useful life of the asset. Accumulated depreciation was $1,087,000 and $1,213,000 at December 31, 1996 and June 30, 1997, respectively.

INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

PATENT AND TRADEMARK

     These assets are amortized over the estimated useful lives of the respective assets using the straight-line method.

INTERIM FINANCIAL INFORMATION

  BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements include the accounts of Thermetic Glass, Inc. In the opinion of management, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of financial position and results of operations have been made. Operating results for the period ended June 30, 1997 are not necessarily indicative of the results for a full year. These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto of the Company for the year ended December 31, 1996.

  INVENTORIES

     At June 30, 1997, inventory consisted of the following:

Raw materials...............................................  $  904,929
Work in process.............................................           0
Finished goods..............................................     108,430
                                                              ----------
                                                              $1,013,359
                                                              ==========

 This information is an integral part of the accompanying financial statements.

                              THERMETIC GLASS INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1--PROPERTY, PLANT, AND EQUIPMENT

     A summary of property, plant, and equipment at December 31, 1996 follows:

Land........................................................    $   10,800
Buildings...................................................     1,030,516
Machinery and equipment.....................................     1,407,256
Vehicles....................................................       243,533
Furniture and fixtures......................................        65,108
                                                                ----------
                                                                $2,757,213
                                                                ==========

     Depreciation expense for the year ended December 31, 1996 was $202,297.

     Certain property and equipment is pledged as collateral on notes payable and long-term debt as described in Notes 2 and 5 to the financial statements.

NOTE 2--NOTES PAYABLE TO BANK--CURRENT

     Notes payable to bank at December 31, 1996:

9 percent, $200,000 limit, due September 20, 1997; secured
  by $90,000 certificate of deposit of major shareholder and
  $110,000 personal guarantee of major shareholder..........    $200,000
Prime plus 1 percent, $100,000 limit, due April 3, 1997;
  secured by accounts receivable, machinery and equipment,
  and inventories...........................................     100,000
Prime plus 1 percent, $250,000 limit, due August 9, 1997;
  secured by accounts receivable, machinery and equipment,
  and inventories...........................................     160,000
                                                                --------
                                                                 460,000
                                                                --------

     Unsecured notes payable to shareholders at December 31, 1996:

10 percent, due on demand...................................     100,000
8.5 percent, due on demand..................................     100,000
8.5 percent, due on demand..................................      50,000
8.5 percent, due on demand..................................      50,000
8.5 percent, due on demand..................................      50,000
                                                                --------
                                                                 350,000
                                                                --------

     Other unsecured notes payable to employees and others at December 31, 1996:

8 percent, due on demand....................................       6,000
8 percent, due on demand....................................      20,000
8 percent, due on demand....................................      20,000
7 percent, due on demand....................................      20,000
                                                                --------
                                                                  66,000
                                                                --------
                                                                $876,000
                                                                ========

                              THERMETIC GLASS INC.

NOTE 3--LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1996:

Note payable to major shareholder, secured by substantially
  all assets of the Company, is due as follows:
  June 1, 2024 at 8.5 percent, payable in monthly
     installments of $12,920, including interest............    $1,644,154
8.0 percent note payable to bank, due in monthly
  installments of $3,393, including interest, through
  January, 1997; secured by accounts receivable, machinery
  and equipment, and inventories............................         3,353
7.5 percent note payable to bank, due in monthly
  installments of $2,302, including interest, through March,
  1997; secured by accounts receivable, machinery and
  equipment, and inventories................................         6,841
6.5 percent note payable to bank, due in monthly
  installments of $651, including interest, through
  November, 1997; secured by a van..........................         6,936
7.5 percent note payable to bank, due in monthly
  installments of $1,377, including interest, through
  January, 1998; secured by accounts receivable, machinery
  and equipment, and inventories............................        17,125
8.25 percent note payable to bank, due in monthly
  installments of $1,229, including interest, through June,
  1998; secured by accounts receivable, machinery and
  equipment, and inventories................................        20,774
7.5 percent note payable to bank, due in monthly
  installments of $1,607, including interest, through
  September, 1998; secured by accounts receivable, machinery
  and equipment, and inventories............................        31,520
8.25 percent note payable to bank, due in monthly
  installments of $945, including interest, through
  September 1999; secured by accounts receivable, machinery
  and equipment, and inventories............................        27,775
Prime plus 1 percent note payable to bank, due in monthly
  installments of $6,614, including interest, through July,
  1999; secured by accounts receivable, machinery and
  equipment, and inventories................................       172,886
                                                                ----------
Total long-term debt........................................     1,931,364
Less current installments...................................       157,026
                                                                ----------
Long-Term Debt, excluding current installments..............    $1,774,338
                                                                ==========

     The aggregate maturities of long-term debt for each of the years subsequent to December 31, 1996 are as follows:

Year ending December 31:
     1997...................................................  $  157,026
     1998...................................................     122,045
     1999...................................................      59,449
     2000...................................................      20,212
     2001...................................................      21,999
     2002-2024..............................................   1,550,633
                                                              ----------
                                                              $1,931,364
                                                              ==========

                              THERMETIC GLASS INC.

NOTE 4--INCOME TAXES

     Income tax expense amounted to $677,124 for 1996. The actual expense for 1996 differs from the "expected" tax expense (computed by applying the applicable U.S. federal corporate income tax rate of 34 percent to loss before income taxes) as follows:

Computed "expected" tax benefit.............................  $(90,173)
Surtax......................................................     3,489
State income taxes, net of federal benefit..................    67,851
Nondeductible expenses......................................     5,091
Prior year underaccrual.....................................    59,894
Change in beginning of the year balance of the valuation
  allowance for deferred tax assets allocated to income tax
  expense...................................................   634,058
Other, net..................................................    (3,086)
                                                              --------
                                                              $677,124
                                                              ========

     The components of income tax expense for 1996 are as follows:

                                             CURRENT     DEFERRED     TOTAL
                                             -------     --------     -----
Federal....................................  $     --    $574,320    $574,320
State......................................        --     102,804     102,804
                                             --------    --------    --------
                                             $     --    $677,124    $677,124
                                             ========    ========    ========

     The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 1996 are presented below:

Deferred tax assets:
  Net operating loss carryforwards..........................  $  841,153
  Vacation accrual..........................................       7,243
  Accounts receivable, due to allowance for doubtful
     accounts...............................................      46,400
  Interest not currently deductible.........................      11,678
  Inventories, due to additional costs inventoried for tax
     purposes...............................................      15,493
  Depreciation..............................................      14,855
                                                              ----------
     Total gross deferred tax assets........................     936,822
  Less valuation allowance..................................    (935,087)
                                                              ----------
     Net deferred tax assets................................       1,735
Deferred tax liabilities:
  Capital leases............................................      (1,735)
                                                              ----------
Net Deferred Tax Assets.....................................  $       --
                                                              ==========

     The valuation allowance for deferred tax assets as of January 1, 1996 was $97,320. The net change in the valuation allowance for the year ended December 31, 1996 was an increase of $837,767.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $2,400,000. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax

                              THERMETIC GLASS INC.

NOTE 4--INCOME TAXES (CONTINUED)

assets which may not be realized due to the expiration of net operating loss carryforwards and other deferred assets that may not be realized.

     At December 31, 1996, the Company has the following net operating loss and investment tax credit carryforwards for income tax purposes:

                                                     NET OPERATING     INVESTMENT
                YEAR OF EXPIRATION                      LOSSES        TAX CREDITS
                ------------------                      ------        -----------
     1998..........................................    $     --          $1,430
     1999..........................................          --             195
     2000..........................................     175,160              --
     2001..........................................      52,793              --
     2002..........................................     811,470              --
     2003..........................................     450,222              --
     2004..........................................     204,743              --
     2006..........................................       1,513              --
     2010..........................................     174,295              --
     2011..........................................     232,687              --

NOTE 5--RELATED PARTY TRANSACTIONS

     The Company is obligated to repurchase outstanding common stock from its minority shareholders in the event of death or other termination of employment with the Company. The terms of the agreement indicate the repurchase price per share to be the greater of $1.00 per share or the book value per share ($71 at December 31, 1996). (The minority shareholders own 180 shares of the outstanding common stock.) In the event the Company cannot finance the repurchase, the Company's major shareholder is obligated to purchase the minority shareholder's common stock.

NOTE 6--CAPITAL LEASES

     In May and November of 1996, the Company entered into two capital leases for vehicles that expire in May 2002 and November 2001, respectively. At December 31, 1996, the gross amounts recorded under the capital leases were as follows:

Vehicles....................................................  $151,113
Less accumulated amortization...............................    49,495
                                                              --------
                                                              $101,618
                                                              ========

     Amortization for the year ended December 31, 1996 was $8,276 and is included in depreciation expense.

                              THERMETIC GLASS INC.

NOTE 6--CAPITAL LEASES (CONTINUED)

     The present value of future minimum capital lease payments, exclusive of certain assessments which are also payable by the Company, as of December 31, 1996 is:

1997........................................................  $ 31,920
1998........................................................    31,920
1999........................................................    31,920
2000........................................................    31,920
2001........................................................    30,572
2002........................................................     6,560
                                                              --------
  Total minimum lease payments..............................   164,812
Less amount representing interest...........................    58,856
                                                              --------
  Present value of net minimum capital lease payments.......   105,956
Less current installments of obligations under capital
  leases....................................................    13,547
                                                              --------
Obligations under Capital Leases, Excluding Current
  Installments..............................................  $ 92,409
                                                              ========

NOTE 7--BUSINESS AND CREDIT CONCENTRATIONS

     Most of the Company's customers are located in the Midwest. The Company had no customers that accounted for more than 10 percent of the Company's sales in 1996. The Company had thirty-four customers in 1996, each of whom had an accounts receivable balance which exceeded 5 percent of the Company's total stockholders' equity at December 31, 1996. Accounts receivable from these customers totaled approximately $564,000 at December 31, 1996.

NOTE 8--401(k) PLAN

     In 1996, the Company adopted a 401(k) plan covering all employees who have completed one year of service by January 1 and attained age 21. The Company matches 25 percent of the employees' contributions up to 6 percent of their income. The expense for 1996 was $10,317.

NOTE 9--SUBSEQUENT EVENT

     On July 18, 1997, all of the stock of Thermetic Glass Inc. was acquired by American Architectural Products Corporation (AAPC) in exchange for cash, AAPC common stock, convertible secured debentures payable to the seller, and the assumption of certain liabilities. The accompanying financial statements do not give effect to this transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Binnings Building Products, Inc.:

     We have audited the accompanying balance sheets of Binnings Building Products, Inc. (a Delaware corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Binnings Building Products, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
Greensboro, North Carolina,
March 21, 1997 (except with respect to
the matters discussed in Note 10 as to
which the date is December 10, 1997).

                        BINNINGS BUILDING PRODUCTS, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,                SEPTEMBER 30,
                           ASSETS                             -------------------------   -------------------------
           (SUBSTANTIALLY ALL PLEDGED -- NOTE 4)                 1995          1996          1996          1997
------------------------------------------------------------  -----------   -----------   -----------   -----------
                                                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $   200,000   $   844,000   $   533,000   $ 1,074,000
  Receivables
    Trade...................................................    4,062,000     4,948,000     5,157,000     5,003,000
    Other...................................................       98,000        87,000       145,000        98,000
  Inventories...............................................    5,915,000     6,549,000     6,014,000     5,351,000
  Prepaid expenses..........................................      352,000       619,000       704,000       585,000
                                                              -----------   -----------   -----------   -----------
        Total current assets................................   10,627,000    13,047,000    12,553,000    12,111,000
                                                              -----------   -----------   -----------   -----------
Property, plant and equipment, at cost:
  Land......................................................    2,189,000     2,189,000     2,189,000     2,189,000
  Buildings.................................................    8,825,000     8,829,000     8,825,000     8,865,000
  Machinery and equipment...................................    6,828,000     7,249,000     7,159,000     7,648,000
                                                              -----------   -----------   -----------   -----------
                                                               17,842,000    18,267,000    18,173,000    18,702,000
  Less -- Accumulated depreciation..........................   (7,779,000)   (8,461,000)   (8,318,000)    8,772,000
                                                              -----------   -----------   -----------   -----------
                                                               10,063,000     9,806,000     9,855,000     9,930,000
                                                              -----------   -----------   -----------   -----------
Deferred income taxes (Note 9)..............................      448,000       262,000       393,000       161,000
                                                              -----------   -----------   -----------   -----------
Other assets, net...........................................      222,000       251,000       265,000       287,000
                                                              -----------   -----------   -----------   -----------
                                                              $21,360,000   $23,366,000   $23,066,000   $22,489,000
                                                              ===========   ===========   ===========   ===========
           LIABILITIES AND STOCKHOLDERS' DEFICIT
------------------------------------------------------------
Current liabilities:
  Current maturities of long-term debt (Note 4).............  $   350,000   $ 7,044,000   $ 7,128,000   $14,339,000
  Accounts payable and accrued liabilities (Note 3).........    3,728,000     4,377,000     4,137,000     3,500,000
  Deferred income taxes (Note 9)............................      448,000       262,000       393,000       161,000
                                                              -----------   -----------   -----------   -----------
        Total current liabilities...........................    4,526,000    11,683,000    11,658,000    18,000,000
Long-term debt to certain common stockholders, net of
  current maturities (Note 4)...............................   20,628,000    13,860,000    13,994,000     6,550,000
Other long-term debt, net of current maturities (Note 4)....      163,000        76,000        97,000        14,000
Other long-term obligations (Note 4)........................            0       218,000             0       218,000
Puttable common stock, voting, 59,524 shares issued and
  outstanding at December 31, 1996, and September 30, 1997
  (unaudited) (Note 4)......................................            0       139,000             0       139,000
                                                              -----------   -----------   -----------   -----------
        Total liabilities...................................   25,317,000    25,976,000    25,749,000    24,921,000
                                                              -----------   -----------   -----------   -----------
Commitments and contingencies (Notes 4, 5 and 6)
Stockholders' deficit:
  Preferred stock, Series A, $1 par value, 8% cumulative,
    500,000 shares authorized; 168,775 and 149,158 shares
    issued and outstanding at December 31, 1995 and 1996,
    respectively, 168,775 (unaudited) and 149,158
    (unaudited) shares issued and outstanding at September
    30, 1996 and 1997, respectively, stated at $10 per share
    liquidating preference price, redeemable at $10 per
    share at the Company's option (Note 6)..................    1,688,000     1,492,000     1,688,000     1,492,000
  Preferred stock, Series B, $1 par value, 9% cumulative,
    500,000 shares authorized; 35,000 and 30,000 shares
    issued and outstanding at December 31, 1995 and 1996,
    respectively, 35,000 (unaudited) and 30,000 (unaudited)
    shares issued and outstanding at September 30, 1996 and
    1997, respectively, stated at $10 per share liquidating
    preference price, redeemable at $10 per share at the
    Company's option (Note 6)...............................      350,000       300,000       350,000       300,000
  Common stock, $.01 par value, 1,000,000 shares authorized, voting, 187,291 and 158,176 shares issued and
    outstanding at December 31, 1995 and 1996, respectively,
    158,176 (unaudited) shares issued and outstanding at
    September 30, 1996 and 1997.............................        2,000         2,000         2,000         2,000
  Common stock purchase options (Note 6)....................      103,000       103,000       103,000             0
  Capital in excess of par value............................      236,000       330,000       236,000       330,000
  Accumulated deficit.......................................   (6,336,000)   (4,837,000)   (5,062,000)   (4,556,000)
                                                              -----------   -----------   -----------   -----------
        Total stockholders' deficit.........................   (3,957,000)   (2,610,000)   (2,683,000)   (2,432,000)
                                                              -----------   -----------   -----------   -----------
                                                              $21,360,000   $23,366,000   $23,066,000   $22,489,000
                                                              ===========   ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                        BINNINGS BUILDING PRODUCTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                  NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31            -----------------------------
                                  ---------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                     1994          1995          1996           1996            1997
                                  -----------   -----------   -----------   -------------   -------------
                                                                                     (UNAUDITED)
Net sales.......................  $35,465,000   $34,503,000   $43,060,000    $31,645,000     $33,932,000
Cost of sales...................   26,245,000    25,353,000    30,191,000     22,370,000      24,653,000
                                  -----------   -----------   -----------    -----------     -----------
Gross profit....................    9,220,000     9,150,000    12,869,000      9,275,000       9,279,000
Selling, general and
  administrative expenses.......    8,271,000     7,764,000     8,778,000      6,356,000       7,342,000
                                  -----------   -----------   -----------    -----------     -----------
Income from operations..........      949,000     1,386,000     4,091,000      2,919,000       1,937,000
                                  -----------   -----------   -----------    -----------     -----------
Other expense (income):
  Interest......................    2,540,000     2,527,000     2,370,000      1,591,000       1,574,000
  Amortization of other
     assets.....................       86,000        88,000        16,000         12,000          15,000
  Other, net....................      (91,000)       16,000        38,000         20,000          12,000
                                  -----------   -----------   -----------    -----------     -----------
                                    2,535,000     2,631,000     2,424,000      1,623,000       1,601,000
                                  -----------   -----------   -----------    -----------     -----------
Income (loss) before provision
  for income taxes..............   (1,586,000)   (1,245,000)    1,667,000      1,296,000         336,000
Provision for income taxes (Note
  9)............................            0             0        29,000         22,000           8,000
                                  -----------   -----------   -----------    -----------     -----------
Net income (loss)...............  $(1,586,000)  $(1,245,000)  $ 1,638,000    $ 1,274,000     $   328,000
                                  ===========   ===========   ===========    ===========     ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                        COMMON
                                     PREFERRED    PREFERRED              STOCK     CAPITAL IN
                                       STOCK,      STOCK,     COMMON   PURCHASE    EXCESS OF    ACCUMULATED
                                      SERIES A    SERIES B    STOCK     OPTION     PAR VALUE      DEFICIT        TOTAL
                                     ----------   ---------   ------   ---------   ----------   -----------   -----------
Balance, December 31, 1993.........  $1,696,000   $      0    $2,000   $ 325,000    $236,000    $(3,327,000)  $(1,068,000)
  Net loss.........................           0          0        0            0           0     (1,586,000)   (1,586,000)
  Issuance of 35,000 shares of
    Preferred Stock, Series B (Note
    6).............................           0    350,000        0            0           0              0       350,000
  Redemption of common stock
    purchase options, net (Note
    6).............................           0          0        0     (222,000)          0       (178,000)     (400,000)
  Repurchase of 819 shares of
    Preferred Stock, Series A......      (8,000)         0        0            0           0              0        (8,000)
                                     ----------   --------    ------   ---------    --------    -----------   -----------
Balance, December 31, 1994.........   1,688,000    350,000    2,000      103,000     236,000     (5,091,000)   (2,712,000)
  Net loss.........................           0          0        0            0           0     (1,245,000)   (1,245,000)
                                     ----------   --------    ------   ---------    --------    -----------   -----------
Balance, December 31, 1995.........   1,688,000    350,000    2,000      103,000     236,000     (6,336,000)   (3,957,000)
  Net income (unaudited)...........           0          0        0            0           0      1,274,000     1,274,000
                                     ----------   --------    ------   ---------    --------    -----------   -----------
Balance, September 30, 1996
  (unaudited)......................   1,688,000    350,000    2,000      103,000     236,000     (5,062,000)   (2,683,000)
  Net income.......................           0          0        0            0           0        364,000       364,000
  Repurchase of 29,115 shares of
    common stock...................           0          0        0            0     (15,000)             0       (15,000)
  Repurchase of 19,617 shares of
    Preferred Stock, Series A......    (196,000)         0        0            0     109,000              0       (87,000)
  Retirement of 5,000 shares of
    Preferred Stock, Series B (Note
    6).............................           0    (50,000)       0            0           0              0       (50,000)
  Puttable common stock redemption
    accretion (Note 4).............           0          0        0            0           0       (139,000)     (139,000)
                                     ----------   --------    ------   ---------    --------    -----------   -----------
Balance, December 31, 1996.........   1,492,000    300,000    2,000      103,000     330,000     (4,837,000)   (2,610,000)
  Net income (unaudited)...........           0          0        0            0           0        328,000       328,000
  Redemption of common stock
    purchase option (unaudited)
    (Note 6).......................           0          0        0     (103,000)          0        (47,000)     (150,000)
                                     ----------   --------    ------   ---------    --------    -----------   -----------
Balance, September 30, 1997
  (unaudited)......................  $1,492,000   $300,000    $2,000   $       0    $330,000    $(4,556,000)  $(2,432,000)
                                     ==========   ========    ======   =========    ========    ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED
                                                       --------------------------------------   -----------------------------
                                                                                                SEPTEMBER 30,   SEPTEMBER 30,
                                                          1994          1995          1996          1996            1997
                                                       -----------   -----------   ----------   -------------   -------------
                                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................................  $(1,586,000)  $(1,245,000)  $1,638,000    $ 1,274,000     $  328,000
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities-
    Depreciation.....................................      870,000       858,000      691,000        545,000        477,000
    Amortization.....................................       86,000        88,000       16,000         12,000         15,000
    Gain on sale of property, plant and equipment....      (62,000)       (6,000)      (1,000)        (1,000)             0
    Conversion of accrued interest to long-term debt
      (Note 4).......................................            0       980,000            0              0              0
    Minority interest in loss of joint venture.......            0             0       14,000              0              0
    Accretion of capital appreciation rights (Note
      4).............................................            0             0      218,000              0              0
    Change in current assets and liabilities:
      (Increase) decrease in receivables.............      372,000       121,000     (837,000)    (1,142,000)       (66,000)
      (Increase) decrease in inventories.............      391,000       939,000     (634,000)       (99,000)     1,198,000
      (Increase) decrease in prepaid expenses........        1,000      (162,000)    (267,000)      (352,000)        34,000
      Increase in other assets.......................            0       (67,000)     (49,000)       (15,000)       (51,000)
      Increase (decrease) in accounts payable and
         accrued liabilities.........................      408,000      (613,000)     599,000        409,000       (877,000)
                                                       -----------   -----------   ----------    -----------     ----------
         Net cash provided by operating activities...      480,000       893,000    1,388,000        631,000      1,058,000
                                                       -----------   -----------   ----------    -----------     ----------
Cash flows from investing activities:
  Capital expenditures...............................     (280,000)     (405,000)    (435,000)      (338,000)      (462,000)
  Proceeds from sale of property, plant and
    equipment........................................      106,000         6,000        2,000          2,000              0
  Investment in joint venture........................            0             0       (2,000)        (2,000)             0
  Advances to joint venture..........................            0             0      (38,000)       (38,000)             0
                                                       -----------   -----------   ----------    -----------     ----------
         Net cash used in investing activities.......     (174,000)     (399,000)    (473,000)      (376,000)      (462,000)
                                                       -----------   -----------   ----------    -----------     ----------
Cash flows from financing activities:
  Principal payments on capital lease and other
    obligations......................................     (275,000)     (178,000)    (219,000)      (164,000)      (111,000)
  Borrowings (repayments) on revolving credit
    facility, net....................................     (111,000)     (119,000)     174,000        329,000        (11,000)
  Proceeds from issuance of preferred stock (Note
    6)...............................................      350,000             0            0              0              0
  Principal payments on notes payable................            0       (28,000)    (116,000)       (87,000)       (94,000)
  Repurchase of Preferred Stock, Series A............       (8,000)            0      (87,000)             0              0
  Repurchase of common stock.........................            0             0      (15,000)             0              0
  Redemption of common stock purchase option (Note
    6)...............................................     (400,000)            0            0              0       (150,000)
  Increase in deferred financing costs...............      (29,000)     (136,000)      (8,000)             0              0
                                                       -----------   -----------   ----------    -----------     ----------
         Net cash used in (provided by) financing
           activities................................     (473,000)     (461,000)    (271,000)        78,000       (366,000)
                                                       -----------   -----------   ----------    -----------     ----------
Net (decrease) increase in cash......................     (167,000)       33,000      644,000        333,000        230,000
Cash, beginning of period............................      334,000       167,000      200,000        200,000        844,000
                                                       -----------   -----------   ----------    -----------     ----------
Cash, end of period..................................  $   167,000   $   200,000   $  844,000    $   533,000     $1,074,000
                                                       ===========   ===========   ==========    ===========     ==========
Supplemental disclosure -- Cash paid for interest....  $ 2,527,000   $ 1,436,000   $2,074,000    $ 1,530,000     $1,677,000
                                                       ===========   ===========   ==========    ===========     ==========
Supplemental disclosure -- Cash paid for income
  taxes..............................................  $         0   $         0   $        0    $         0     $   70,000
                                                       ===========   ===========   ==========    ===========     ==========
Supplemental schedule of noncash financing activities -- In 1997, the Company acquired equipment through the issuance of a capital lease obligation of $139,000. In 1996, the Company retired 5,000 shares of $10 par value Preferred Stock, Series B, without compensation to the preferred stockholder (Note 6). In 1995, the Company's accrued interest obligation of $245,000 at
December 31, 1994, was converted to long-term debt in 1995 (Note 4).

  The accompanying notes to financial statements are an integral part of these statements.

                        BINNINGS BUILDING PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS:

     Binnings Building Products, Inc. (the Company) was incorporated in February 1986 under the laws of the state of Delaware. On April 29, 1986, the Company (which was previously inactive) acquired substantially all of the assets and assumed certain liabilities of the Binnings Building Products Division of National Gypsum Company in a leveraged buyout transaction. The purchase price was allocated to the assets purchased and liabilities assumed based on their estimated fair values.

     The Company is engaged in the manufacturing, marketing and distribution of aluminum storm windows and doors, screens, primary windows, patio doors, insulating glass and vinyl windows from its facilities in North Carolina and Florida.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     Prior to 1996, the Company incurred losses before extraordinary items in each year since 1988. As reflected in the accompanying financial statements, the Company had net income of $1,638,000 in the year ended December 31, 1996, $1,274,000 (unaudited) and $328,000 (unaudited) in the nine months ended September 30, 1996 and 1997, respectively, and net losses of $1,245,000 and $1,586,000 in the years ended December 31, 1995 and 1994, respectively, and had an accumulated deficit of $4,837,000 at December 31, 1996 and $4,556,000 (unaudited) at September 30, 1997. The Company is in the highly competitive building products market and its products are subject to substantial pricing competition. The Company's primary raw material is subject to commodity-based price fluctuations. The Company closed several distribution centers in Florida in prior years and modified significant debt terms in 1995 (Note 4). Management's plans for 1997 provide for increases in sales due to price increases and increases in market penetration for its products. Management's plans also include efforts to control selling, general and administrative expenses as it increases its service area and product offerings.

     Historically, the Company has not been in compliance with certain financial covenants of its notes payable from certain common stockholders and has obtained waivers from the holders of these notes. During 1997, the Company obtained waivers from its lenders for its events of default through January 1, 1998. Upon the expiration of these waivers, the Company will likely be in default of these covenants (Note 4). Subsequent to the year ended December 31, 1996, the revolving credit facility and notes payable to certain common stockholders were repaid in conjunction with the purchase of all of the Company's outstanding preferred and common shares by American Architectural Products Corporation (Note
10).

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business, rather than through a process of forced liquidation. Management is of the opinion that results of future operations will be sufficient to fund the Company's liquidity requirements; however, there can be no assurance that the Company's operations will continue to be profitable or produce positive cash flow. Accordingly, the accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

  Unaudited Interim Financial Information

     The unaudited interim financial statements for the nine months ended September 30, 1996 and 1997, include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the results of its operations for the periods presented. The interim periods' results are not necessarily indicative of the results of operations for a full fiscal year.

                        BINNINGS BUILDING PRODUCTS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

  Concentration of Credit Risk and Accounts Receivable

     The Company's customers are concentrated in the Southeastern United States construction and home improvement retail markets. No single customer accounted for a significant amount of the Company's sales, and there were no significant trade receivables outstanding from any single customer at December 31, 1994, 1995, 1996, September 30, 1996 and 1997. The Company performs on-going credit evaluations of its customers' financial condition and generally does not require collateral. Allowances for doubtful accounts are $138,000, $223,000, $203,000 (unaudited) and $378,000 (unaudited) at December 31, 1995 and 1996, and September 30, 1996 and 1997, respectively.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives for financial reporting purposes, presently ranging from 3 to 40 years, and accelerated methods for income tax purposes.

     The Company reviews the carrying values of property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining useful life to the carrying value of the asset.

  Inventories

     Inventories are carried at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. Inventories consist of the following:

                                    DECEMBER 31,              SEPTEMBER 30,
                              ------------------------   -----------------------
                                 1995          1996         1996         1997
                              -----------   ----------   ----------   ----------
                                                               (UNAUDITED)
Raw materials...............  $ 3,144,000   $2,358,000   $2,216,000   $2,659,000
Work in process.............    1,652,000    1,832,000    1,442,000      839,000
Finished goods..............    2,515,000    3,038,000    3,214,000    2,532,000
                              -----------   ----------   ----------   ----------
                                7,311,000    7,228,000    6,872,000    6,030,000
Less -- Allowance to reduce
  inventories to LIFO
  cost......................   (1,396,000)    (679,000)    (858,000)    (679,000)
                              -----------   ----------   ----------   ----------
                              $ 5,915,000   $6,549,000   $6,014,000   $5,351,000
                              ===========   ==========   ==========   ==========

     During 1994, 1995 and 1996, the Company liquidated certain LIFO inventory that was carried at lower costs which prevailed in prior years. The effect of these liquidations was to decrease cost of goods sold by $104,000, $211,000 and $8,000 in 1994, 1995 and 1996, respectively.

     The Company prepares detail calculations of its LIFO inventory reserve as of its fiscal year end. For the unaudited nine months ended September 30, 1996 and 1997, the Company estimated its allowance to reduce inventories to LIFO cost based on the level and mix of inventory on hand and changes in prices of significant

                        BINNINGS BUILDING PRODUCTS, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) components of inventory. In management's opinion, the allowances at September 30, 1996 and 1997 are reasonable.

  Other Assets

     Other assets include deferred financing and other costs incurred primarily in connection with the Company's financing arrangements. These costs are stated at the remaining unamortized original cost and are being amortized on a straight-line basis over the terms of the related loans. Accumulated amortization of deferred financing and other costs was $49,000, $65,000, $61,000 (unaudited), and $111,000 (unaudited) at December 31, 1995 and 1996, and September 30, 1996 and 1997, respectively.

  Joint Venture

     In 1996, the Company formed a joint venture with seven other equal investors, consisting primarily of other manufacturers of window and door products. The Company's ownership interest in the joint venture is 12.5%. The joint venture was formed for the purpose of distributing vinyl windows throughout the Southeastern United States to certain major retail customers.

     The Company's share of losses incurred by the joint venture is recorded on the equity method and is included in other expenses. The Company's share of losses of the joint venture for the year ended December 31, 1996, and for the nine months ended September 30, 1996 and 1997 were $14,000, $2,000 (unaudited) and $0 (unaudited), respectively.

  Income Taxes

     Deferred income tax liabilities and assets are determined based on the difference between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future using enacted income tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

  Revenue Recognition

     The Company recognizes a sale when goods are shipped or when ownership is assumed by the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts of accounts receivable, payable and accrued expenses approximate fair value because of the short maturity of these items. Based on the borrowing rates currently available to the Company, the carrying amounts of long-term debt approximate fair value.

                        BINNINGS BUILDING PRODUCTS, INC.

3.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                    DECEMBER 31,              SEPTEMBER 30,
                               -----------------------   -----------------------
                                  1995         1996         1996         1997
                               ----------   ----------   ----------   ----------
                                                               (UNAUDITED)
Accounts payable -- Trade....  $2,049,000   $2,070,000   $2,168,000   $1,557,000
Payroll and related
  benefits...................     728,000    1,097,000      824,000    1,266,000
Other........................     951,000    1,210,000    1,145,000      677,000
                               ----------   ----------   ----------   ----------
                               $3,728,000   $4,377,000   $4,137,000   $3,500,000
                               ==========   ==========   ==========   ==========

4.  LONG-TERM DEBT:

     The Company's long-term debt consists of the following:

                                       DECEMBER 31,                 SEPTEMBER 30,
                                --------------------------    --------------------------
                                   1995           1996           1996           1997
                                -----------    -----------    -----------    -----------
                                                                     (UNAUDITED)
Borrowings from certain common
  stockholders, secured by
  substantially all assets....
  Notes payable due September
     1, 2000, with monthly
     sinking fund requirements
     of $10,475 beginning
     October 1, 1995, interest
     of 9.0% per annum payable
     monthly..................  $   659,000    $   543,000    $   572,000    $   447,000
  Notes payable due September
     1, 2005, with monthly
     sinking fund requirements
     of $116,400 beginning
     October 1, 1997, interest
     of 9.25% per annum
     payable monthly..........   13,738,000     13,738,000     13,738,000     13,738,000
  Revolving credit facility
     due on August 31, 1999,
     interest payable monthly
     in arrears at the prime
     rate (8.25% at December
     31, 1996, and 8.50% at
     September 30, 1997) plus
     3%.......................    6,256,000      6,430,000      6,585,000      6,421,000
                                -----------    -----------    -----------    -----------
     Total borrowings.........   20,653,000     20,711,000     20,895,000     20,606,000
Capital lease obligations.....      151,000         22,000         54,000        122,000
Other.........................      337,000        247,000        270,000        175,000
                                -----------    -----------    -----------    -----------
                                 21,141,000     20,980,000     21,219,000     20,903,000
Less -- Current maturities....      350,000      7,044,000      7,128,000     14,339,000
                                -----------    -----------    -----------    -----------
                                $20,791,000    $13,936,000    $14,091,000    $ 6,564,000
                                ===========    ===========    ===========    ===========

     On September 1, 1995, the Company completed the renegotiation of significant terms of its debt obligations. The notes payable to certain common stockholders ($13,200,000 outstanding at December 31, 1994) were modified such that the interest rates were reduced to 9% and 9.25% and the terms extended. In addition, unpaid accrued interest of $1,225,000 on September 1, 1995, ($245,000 at December 31, 1994) was

                        BINNINGS BUILDING PRODUCTS, INC.

4. LONG-TERM DEBT: (CONTINUED)

converted to principal and will be repaid under similar terms as the corresponding debt obligations. The 9.25% notes contain a mandatory redemption clause which stipulates that in the event there are insurance or condemnation proceeds, an Asset Disposition (as defined), or when there is excess cash availability (as defined) exceeding $750,000, redemption payments equal to the excess cash availability over $500,000 must be made (at no premium). There were no events which occurred during 1996 or 1997 that required a redemption payment to be made. The Company may also redeem, at its option, the notes payable at a redemption price equal to 100% of the principal amount, subject to notification requirements to the holders as specified in the Loan and Security agreements.

     In lieu of a restructuring fee paid to holders of the 9.25% notes, the Company issued capital appreciation rights exercisable for cash payments based on the value of these rights, as defined. The holders of the capital appreciation rights may receive payment on the appreciation of the rights, as defined, following the earlier of (a) September 1, 2000, or (b) the sale or transfer of all or substantially all of the assets of the Company, the sale or transfer of a majority of its common stock or a majority of its voting common stock, the public offering of its common stock or other capital stock, the bankruptcy or insolvency of the Company, or any other extraordinary corporate event or (c) the payment in full of the securities. The right to receive payment on the appreciation of the rights expires on September 1, 2005. In addition to the capital appreciation rights, the Company granted each holder an option to put to the Company, in connection with the holder's demand for payment on the capital appreciation rights, the common shares of the Company it holds, for which the Company would be required to purchase these shares based on the value, as defined, on such date. As defined in the agreements, the formula value of these rights is recalculated at each fiscal year end. The Company accrues the estimated purchase price of these rights ratably over the period to the earliest stated payment date of September 1, 2000. Changes in the purchase price due to the most recent fiscal year calculation are recognized prospectively over the remaining period. At December 31, 1996, the purchase price for the capital appreciation rights was approximately $1,019,000 and approximately $645,000 related to the common stock put options. In 1996, the Company recorded interest expense of $218,000 and a corresponding long-term liability related to the capital appreciation rights and a charge to accumulated deficit of $139,000 and a corresponding common stock put option as a component of stockholders' deficit in the accompanying balance sheets.

     As of September 30, 1997, the Company has estimated the change in the purchase price of these rights based on its unaudited results to date during 1997 and its budgeted results for the remainder of 1997 and determined no additional accrual of interest expense for the capital appreciation rights or accretion of the common stock put options is necessary for the nine months ended September 30, 1997. Subsequent to the year ended December 31, 1996, all of the Company's capital appreciation rights and the common stock put option were extinguished in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     In connection with modification of the Company's debt terms, the Company increased its available borrowings under the revolving credit facility from $6,570,000 to the lesser of $7,000,000 or the borrowing base of 85% of eligible trade receivables, plus 45% of eligible inventory at the lower of cost or market value on a first-in, first-out basis. Total credit availability resulting from the borrowing base was $7,000,000, $7,000,000 (unaudited), and $6,979,000
(unaudited) at December 31, 1996 , September 30, 1996 and 1997, respectively, of which $6,430,000, $6,585,000 (unaudited), and $6,421,000 (unaudited) was outstanding at December 31, 1996, September 30, 1996 and 1997, respectively.

     The debt agreements contain various covenants which, among other requirements, limit dispositions of property, plant and equipment, require maintenance of insurance satisfactory to the lenders, restrict payment of cash dividends and dispositions of stock, prohibit additional debt, mergers and acquisitions, and require

                        BINNINGS BUILDING PRODUCTS, INC.

4. LONG-TERM DEBT: (CONTINUED)
maintenance of certain financial covenants. At December 31, 1996, there were no events of noncompliance with the debt agreements that were not waived by the lenders. As of September 30, 1997, in the opinion of management, the Company will not be in compliance with certain financial covenants upon expiration of the waivers from the lenders in January 1998. Accordingly, the Company classified the notes payable to certain common stockholders as current liabilities as of September 30, 1997. Subsequent to the year ended December 31, 1996, the revolving credit facility and notes payable to certain common stockholders were repaid in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     During 1991, the Company entered into a capital lease for certain of its data processing equipment. The lease contains a bargain purchase option. The net book value of this equipment of approximately $126,000, $116,000, $119,000 (unaudited) and $109,000 (unaudited) at December 31, 1995 and 1996, September 30, 1996 and 1997, respectively, is included in property, plant and equipment in the accompanying balance sheets.

     Maturities of long-term debt are as follows as of December 31, 1996, and September 30, 1997:

                                    DECEMBER 31,    SEPTEMBER 30,
    PERIOD ENDING DECEMBER 31,          1996            1997
    --------------------------      ------------    -------------
                                                     (UNAUDITED)
1997..............................  $ 7,044,000      $   471,000
1998..............................    1,460,000       13,941,000
1999..............................    1,518,000        6,463,000
2000..............................    1,620,000           28,000
2001..............................    1,641,000                0
Thereafter........................    7,697,000                0
                                    -----------      -----------
                                    $20,980,000      $20,903,000
                                    ===========      ===========

5.  COMMITMENTS AND CONTINGENCIES:

     The Company leases facilities and transportation equipment under noncancellable operating leases expiring through 2001. Rental expense under operating leases was approximately $377,000, $384,000, $471,000, $353,000
(unaudited) and $212,000 (unaudited) for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, respectively. The future minimum rental payments under these lease agreements having initial or remaining terms in excess of one year are as follows as of December 31, 1996, and September 30, 1997:

                                      DECEMBER 31,    SEPTEMBER 30,
    PERIOD ENDING DECEMBER 31,            1996            1997
    --------------------------        ------------    -------------
                                                       (UNAUDITED)
1997...............................    $  476,000      $  134,000
1998...............................       401,000         432,000
1999...............................       327,000         358,000
2000...............................       112,000         139,000
2001...............................         8,000          18,000
                                       ----------      ----------
                                       $1,324,000      $1,081,000
                                       ==========      ==========

     In prior years, the Company identified potential groundwater contamination as part of continuous monitoring procedures in place at its Florida manufacturing facility. The Company is in the process of implementing an approved Remedial Action Plan (RAP) from the Dade County Department of Environmen-

                        BINNINGS BUILDING PRODUCTS, INC.

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

tal Resources (DERM), to address the groundwater conditions. Based on the approved RAP, the cost of remediation will be approximately $150,000 to install, operate and maintain the remediation system. The required period of monitoring is dependent upon the results of the monitoring. Potential modification to the RAP could occur if levels of contamination are found above or below specified DERM limits. During 1993, a charge of $218,000 was provided to cover the estimated future costs of this monitoring and other environmental investigation and remediation costs. At December 31, 1996, and September 30, 1997, respectively, remaining environmental accruals amounted to $166,000 and $159,000 (unaudited), respectively, and are included in accrued liabilities in the accompanying balance sheets. In management's opinion, based upon the facts currently known, adequate provision has been made for this contingency, and the final resolution of all environmental matters will not have a material adverse effect on the Company's financial position.

     The Company is a party to certain legal actions and claims in the normal course of business, none of which individually or in the aggregate, in the opinion of management, based upon the facts currently known, are expected to have a material adverse effect on the Company's financial position.

6.  STOCKHOLDERS' DEFICIT:

     In 1991, the Company issued common stock purchase options which, after full exercise thereof, would give the holder a maximum of 49% of the common stock of the Company. In 1994, the Company terminated those common stock purchase options through payment of $400,000 in cash and issuance of common stock purchase options which, after full exercise thereof, would give the holder a maximum of 10% of the voting common stock of the Company. The options were exercisable at a price of $.01 per share on or before February 28, 1997. The Company retained the right to terminate these options at a price as defined in the option agreement. The price to terminate all of the options outstanding at December 31, 1996, based on the terms of the agreement was $1,348,000. The options outstanding at December 31, 1995 and 1996, were stated at fair market value based on the purchase price of the terminated options in 1995 and were included in stockholders' deficit in the 1995 and 1996 accompanying balance sheets. In February 1997, the Company terminated the remaining outstanding common stock purchase options through a payment of $150,000.

     During 1994, the Company issued 9% Series B Preferred Stock (the previously issued preferred stock now being designated as Series A Preferred Stock) to a stockholder in exchange for cash of $350,000. An additional $50,000 was obtained through the same stockholder in exchange for an exclusive supply agreement, whereby the Company agreed to purchase from an unrelated supplier all of the Company's requirements for specialty windows from October 1, 1994, to September 30, 1997, or longer, if required, to meet a total of $3,000,000 of purchases. The unrelated supplier, in consideration to the stockholder for facilitating the supply agreement, agreed to give the $50,000 to the stockholder and, in addition, promised to pay the stockholder $50,000 in 1996 and 1997 so long as the supply agreement is still in full force and effect. Additionally, the stockholder, in consideration to the Company for entering into the agreement with the unrelated supplier, agreed to transfer to the Company, at no cost, 5,000 shares of Series B Preferred Stock in 1996 and 1997 concurrently with its receipt of the $50,000 payments so long as the supply agreement is still in full force and effect. In 1996, the Company received the 5,000 shares of Series B preferred stock from the stockholder. At September 30, 1997, the Company had not met its minimum purchase commitments and thus, received no additional shares of Series B Preferred Stock from the stockholder under this agreement. At September 30, 1997, the agreement was in full force and effect.

     The Company and its stockholders have entered into an agreement which restricts the right of the stockholders to sell or transfer their shares unless specified conditions are met. The Company has a right of

                        BINNINGS BUILDING PRODUCTS, INC.

6. STOCKHOLDERS' DEFICIT: (CONTINUED)

first refusal, as defined in the agreement, to purchase any shares offered for sale. The stockholders have certain registration rights and the right of first refusal to purchase additional capital stock offered by the Company.

     The Company has the right to redeem the cumulative preferred stock, Series A and Series B, in whole or in part, at any time by giving notice of redemption to all holders. The redemption price for such optional redemption is $10 per share. In the event of liquidation, dissolution or winding up of the Company, the Series B stockholders are given preference over the Series A and common stockholders. Otherwise, all equity stockholders are given the same preference.

     The holders of both series of the preferred stock are entitled to receive, if and when declared by the Board of Directors, dividends of additional fully paid and nonassessable shares of cumulative preferred stock at the rate of 8% for Series A Preferred Stock and 9% for Series B Preferred Stock per annum payable semiannually, commencing October 30, 1986, for the Series A Preferred Stock and commencing April 30, 1995, for the Series B Preferred Stock. The Company has not declared any dividends subsequent to April 30, 1988, and, accordingly, as of December 31, 1996 and September 30, 1997, respectively, approximately $1,428,000 and $1,485,000 (unaudited) Series A Preferred Stock dividends are in arrears, and approximately $70,000 and $77,000 (unaudited) of Series B Preferred Stock dividends are in arrears. Subsequent to the year ended December 31, 1996, a stock dividend was declared on all stock dividends in arrears for Series A Preferred Stock and Series B Preferred Stock in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

     Under an employment contract, an employee of the Company is eligible to receive additional compensation and a bonus if the Company achieves certain defined earnings levels. The additional compensation and bonus are payable all or in part by one or more of the following methods: cash, common stock options with an exercise price of $2.16 per share and stock appreciation rights exercisable at a price of $2.16 per share. Under this agreement, $55,000 and $57,000 (unaudited) were earned and paid to the employee for the year ended December 31, 1996 and September 30, 1997, respectively. The employment contract also granted the employee 37,500 options to purchase common stock of the Company at an exercise price of $2.16 per share.

     In September 1997, the Company entered into employment agreements with two officers. Under these agreements, 16,750 options to purchase common stock of the Company were granted. The exercise dates are December 31, 1998 through December 31, 2000 at exercise prices of $2.00 to $4.00 per share. Upon sale of the Company on or before June 30, 1998, the exercise price is adjusted to $.50 per share, as defined in the agreement (Note 10). At September 30, 1997, no stock options are exercisable. In addition, 16,750 stock appreciation rights were granted. The exercise price is $0.01 per right and are exercisable through December 31, 2000. At September 30, 1997, no obligation had been earned under the stock appreciation rights agreement (Note 10).

     In December 1996, the Company entered into an agreement with a consultant and issued warrants for the purchase of 70,889 shares of common stock. The exercise price is based on a formula and vesting is based on triggering events, as defined in the agreement. At September 30, 1997, these warrants are not exercisable. Subsequent to the year ended December 31, 1996, the common stock purchase warrants were extinguished in conjunction with the purchase of all of the outstanding preferred and common shares of the Company by American Architectural Products Corporation (Note 10).

7.  BENEFIT PLANS:

     Effective January 1, 1989, the Company established an enhanced 401(k) defined contribution plan for substantially all employees. Under this plan, employees may contribute between 2% and 15% of their salaries and wages with the Company matching up to 100% of the first 3% of employee contributions. The expense

                        BINNINGS BUILDING PRODUCTS, INC.

7. BENEFIT PLANS: (CONTINUED)

under this plan was $58,000, $53,000, $66,000, $51,000 (unaudited) and $145,000
(unaudited) for the years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1996 and 1997, respectively.

8.  RELATED PARTIES:

     During 1996 and the unaudited nine months ended September 30, 1996 and 1997, the Company sold certain finished products to the joint venture referred to in Note 2. Sales to the joint venture totaled $1,542,000, $872,000 (unaudited) and $2,409,000 (unaudited) for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively. Accounts receivable from the joint venture were $234,000, $240,000 (unaudited) and $430,000 (unaudited) at December 31, 1996, and September 30, 1996 and 1997, respectively.

9.  INCOME TAXES:

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of future tax benefits, to the extent that realization of such benefits is more likely than not, attributable to deductible temporary differences between the financial statement and income tax basis of assets and liabilities and net operating loss carryforwards.

     The net deferred income tax liability at December 31, 1995 and 1996, and September 30, 1996 and 1997, is comprised of the following:

                               DECEMBER 31,                 SEPTEMBER 30,
                        --------------------------    --------------------------
                           1995           1996           1996           1997
                        -----------    -----------    -----------    -----------
                                                             (UNAUDITED)
Assets................  $ 5,063,000    $ 4,341,000    $ 4,630,000    $ 4,216,000
Liabilities...........   (5,063,000)    (4,341,000)    (4,630,000)    (4,216,000)
                        -----------    -----------    -----------    -----------
                        $         0    $         0    $         0    $         0
                        ===========    ===========    ===========    ===========

                        BINNINGS BUILDING PRODUCTS, INC.

9. INCOME TAXES: (CONTINUED)

     Temporary differences and carryforwards which give rise to significant deferred income tax assets (liabilities) as of December 31, 1995 and 1996, are as follows:

                                         DECEMBER 31,                SEPTEMBER 30,
                                   -------------------------   -------------------------
                                      1995          1996          1996          1997
                                   -----------   -----------   -----------   -----------
                                                                      (UNAUDITED)
Current deferred income taxes --
  Allowance for doubtful
     accounts....................  $    54,000   $    87,000   $    79,000   $   147,000
  Inventory valuation
     differences.................     (847,000)     (947,000)     (973,000)     (836,000)
  Accrued expenses not currently
     deductible for income tax
     purposes....................      271,000       318,000       242,000       274,000
  Accrued environmental
     expenses....................       62,000       131,000       120,000       128,000
  Other..........................       12,000       149,000       139,000       126,000
                                   -----------   -----------   -----------   -----------
Total current deferred income
  taxes..........................  $  (448,000)  $  (262,000)  $  (393,000)  $  (161,000)
                                   ===========   ===========   ===========   ===========
Long-term deferred income taxes--
Property, plant and equipment....  $(2,152,000)  $(2,013,000)  $(2,046,000)  $(2,101,000)
  Federal net operating loss
     carryforwards...............    3,971,000     3,128,000     3,361,000     3,011,000
  State net operating loss
     carryforwards...............      501,000       295,000       467,000       289,000
  Alternative minimum tax
     carryforwards...............            0        29,000        22,000        37,000
  Valuation allowance............   (1,872,000)   (1,177,000)   (1,411,000)   (1,075,000)
                                   -----------   -----------   -----------   -----------
Total long-term deferred income
  taxes..........................  $   448,000   $   262,000   $   393,000   $   161,000
                                   ===========   ===========   ===========   ===========

     The income tax provision for the years ended December 31, 1994, 1995 and 1996, and for the nine-month periods ended September 30, 1996 and 1997, consists of the following elements:

                                           DECEMBER 31,                SEPTEMBER 30,
                                      -----------------------    --------------------------
                                      1994    1995     1996         1996           1997
                                      ----    ----    -------    -----------    -----------
                                                                        (UNAUDITED)
Currently payable...................   $0      $0     $29,000      $22,000        $8,000
Deferred payable....................    0       0           0            0             0
                                       --      --     -------      -------        ------
                                       $0      $0     $29,000      $22,000        $8,000
                                       ==      ==     =======      =======        ======

                        BINNINGS BUILDING PRODUCTS, INC.

9. INCOME TAXES: (CONTINUED)

     A reconciliation between income taxes computed at the statutory federal rate of 35% and the provisions for income taxes for the years ended December 31, 1994, 1995 and 1996, is as follows:

                                    DECEMBER 31,                    SEPTEMBER 30,
                         -----------------------------------    ----------------------
                           1994         1995         1996         1996         1997
                         ---------    ---------    ---------    ---------    ---------
                                                                     (UNAUDITED)
Amount at statutory
  federal rate.........  $(555,000)   $(436,000)   $ 583,000    $ 454,000    $ 118,000
Change in valuation
  allowance............    468,000      311,000     (695,000)    (461,000)    (102,000)
Alternative minimum
  taxes (AMT)..........          0            0       29,000       22,000        8,000
Nondeductible
  expenses.............      2,000        2,000       47,000       43,000       12,000
Other..................     85,000      123,000       65,000      (36,000)     (28,000)
                         ---------    ---------    ---------    ---------    ---------
                         $       0    $       0    $  29,000    $  22,000    $   8,000
                         =========    =========    =========    =========    =========

     In fiscal years 1994 and 1995 and prior years, the Company incurred significant financial reporting and taxable losses principally as a result of a capital structure that contained a substantial amount of high interest rate debt. Although substantial net deferred income tax assets were generated during these periods, a valuation allowance was established because in management's assessment the historical operating trends made it uncertain whether the net deferred income tax assets would be realized. Accordingly, no provision or benefit for income taxes was recognized in 1994 and 1995.

     During late 1995, the Company renegotiated the significant terms of its debt obligations which lowered interest expense and provided liquidity for operations. For the nine months ended September 30, 1996 and the year ended December 31, 1996, the Company reported taxable income and net income for financial reporting purposes. The provision for income taxes for the nine months ended September 30, 1996 and the year ended December 31, 1996 of $22,000 (unaudited) and $29,000, respectively, is comprised solely of AMT as the Company was able to utilize a portion of its net operating loss carryforwards. At December 31, 1996 and at September 30, 1997, management determined, largely because of the Company's prior losses, that it remains uncertain whether the net deferred tax assets would be realized. As a result a valuation allowance of $1,177,000 and $1,075,000 (unaudited) was recorded at December 31, 1996 and at September 30, 1997, respectively.

     For federal income tax reporting purposes, the Company had net operating loss carryforwards of approximately $9,776,000 as of December 31, 1996. These losses may be used to reduce future taxable income, if any, and expire from 2001 through 2010. These carryforwards may be subject to annual limitation in the future in accordance with the Tax Reform Act of 1986 (Note 10). For state income tax reporting purposes, the Company had net operating loss carryforwards of approximately $5,291,000 as of December 31, 1996, which expire from 1997 through 2010.

10.  SUBSEQUENT EVENTS:

     Effective December 10, 1997, the stockholders of the Company sold all of their outstanding preferred and common shares to American Architectural Products Corporation (American) for approximately $26,500,000. In accordance with the terms of the sale agreement, the revolving credit facility and notes payable to certain common stockholders (Note 4) were repaid in full. The agreement provides for a payment of approximately $1,100,000 to the holders of the 9.25% notes payable extinguishing the holders' common stock put option and capital appreciation rights as well as repurchasing 62,500 shares of common stock held by the holders of the

                        BINNINGS BUILDING PRODUCTS, INC.

9.25% notes payable. On December 10, 1997, the Board of Directors of the Company declared stock dividends payable to cover all Series A Preferred and Series B Preferred stock dividends that were in arrears through the date of the sale of the Company. The Company called all of the Series A Preferred and Series B Preferred shares for redemption as of December 10, 1997. The Company expects to redeem all of the Series A Preferred and Series B Preferred shares at the stated redemption value of $10 per share. Payments to the holders of the Series A Preferred and Series B Preferred shares totaling approximately $3,169,000 and $394,000, respectively, will be made as the stock certificates are tendered by the holders. The common stock purchase warrants held by a consultant expired unexercised on December 10, 1997. Additionally, on December 10, 1997, the holders of the 54,250 outstanding common stock options exercised their options and purchased 54,250 shares of common stock of the Company. The amount to be distributed to the common stockholders will represent the remaining proceeds from the $26,500,000 payment by American after repayment of the notes payable, revolving credit facility, Series A Preferred shares, Series B Preferred shares and closing fees and expenses.

     As a result of the purchase of the Company's common stock, the estimated value associated with the 16,750 stock appreciation rights held by two officers was approximately $117,000 at December 10, 1997. As of December 10, 1997, the officers had not exercised their redemption rights.

     On November 11, 1997, the Company signed a letter of intent to sell its Miami production facility and real estate for approximately $4,500,000. The net book value of the property was approximately $3,629,000 (unaudited) at September 30, 1997. Management anticipates the sale to close by the end of June 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Danvid Company, Inc. and Danvid Window Company

     We have audited the accompanying combined balance sheets of Danvid Company, Inc. and Danvid Window Company as of July 28, 1996 and July 27, 1997, and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 6 to the accompanying combined financial statements, the Companies may be subject to additional federal income tax liabilities as a result of an investigation by the Internal Revenue Service.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Danvid Company, Inc. and Danvid Window Company at July 28, 1996 and July 27, 1997, and the results of their combined operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Dallas, Texas
October 20, 1997

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                            COMBINED BALANCE SHEETS

                                                               JULY 28,      JULY 27,
                                                                 1996          1997
                                                               --------      --------
                                        ASSETS
Current
  Cash......................................................  $  678,459    $1,059,761
  Short-term investments (Note 4)...........................   1,004,967     1,052,250
  Accounts receivable:
     Trade, less allowance for doubtful accounts of $353,400
      and $125,600..........................................   3,846,336     4,667,013
     Employees..............................................      60,004        92,735
     Other..................................................      13,597         8,861
  Inventories (Note 1)......................................   1,099,859     1,151,992
  Prepaid expenses..........................................      31,275        39,998
  Notes receivable -- current portion (Note 2)..............      11,748        12,342
  Deferred tax benefit (Note 8).............................     236,424       149,565
                                                              ----------    ----------
          Total current assets..............................   6,982,669     8,234,517
                                                              ----------    ----------
Machinery and equipment net (Note 3)........................     398,643       443,071
                                                              ----------    ----------
Other
  Deposits..................................................      26,903        23,300
  Investments (Note 4)......................................      38,485        55,300
  Notes receivable, less current portion (Note 2)...........      58,606        39,010
  Deferred tax benefit (Note 8).............................      56,213        45,932
                                                              ----------    ----------
          Total other assets................................     180,207       163,542
                                                              ----------    ----------
                                                              $7,561,519    $8,841,130
                                                              ==========    ==========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable -- trade.................................  $2,833,765    $2,606,979
  Notes payable -- current portion (Note 5).................      17,033        36,781
  Accrued expenses:
     Payroll and payroll taxes..............................     368,196       429,379
     Profit-sharing plan contribution.......................     150,000            --
     Other taxes............................................     173,378       233,407
     Warranty expenses -- current portion...................     324,294       354,139
     Federal income taxes...................................     454,737       201,858
                                                              ----------    ----------
          Total current liabilities.........................   4,321,403     3,862,543
Notes payable, less current maturities (Note 5).............     117,371        82,000
Accrued warranty expenses, less current portion.............     191,583       159,343
                                                              ----------    ----------
          Total liabilities.................................   4,630,357     4,103,886
                                                              ----------    ----------
Commitments and contingencies (Notes 6, 7 and 10)
Shareholders' equity (Note 9)
  Common stock -- par.......................................       1,000         1,000
  Common stock -- no par....................................       1,000         1,000
  Retained earnings.........................................   3,059,162     4,848,429
                                                              ----------    ----------
                                                               3,061,162     4,850,429
Less: Treasury stock, at cost (Note 9)......................    (130,000)     (130,000)
Plus: Unrealized securities gain............................          --        16,815
                                                              ----------    ----------
          Total shareholders' equity........................   2,931,162     4,737,244
                                                              ----------    ----------
                                                              $7,561,519    $8,841,130
                                                              ==========    ==========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                     YEARS ENDED
                                                              --------------------------
                                                               JULY 28,       JULY 27,
                                                                 1996           1997
                                                               --------       --------
Sales.......................................................  $40,731,403    $42,003,176
Cost of Goods Sold..........................................   33,777,787     33,807,196
                                                              -----------    -----------
Gross Margin................................................    6,953,616      8,195,980
                                                              -----------    -----------
Operating Expenses:
  Selling expenses..........................................    1,412,078      2,039,554
  General and administrative expenses.......................    4,115,884      3,637,973
                                                              -----------    -----------
          Total Operating Expenses..........................    5,527,962      5,677,527
                                                              -----------    -----------
Operating Profit............................................    1,425,654      2,518,453
                                                              -----------    -----------
Other Income (Expense):
  Interest and dividend income..............................       22,766         61,349
  Other income..............................................       53,055         51,826
  Interest expense..........................................      (14,946)        (2,656)
                                                              -----------    -----------
          Total Other Income (Expense)......................       60,875        110,519
                                                              -----------    -----------
Income Before Income Taxes..................................    1,486,529      2,628,972
                                                              -----------    -----------
Income Taxes (Benefit):
  Current...................................................      744,607        737,565
  Deferred..................................................     (138,079)        97,140
                                                              -----------    -----------
          Total Income Taxes................................      606,528        834,705
                                                              -----------    -----------
Net Income..................................................      880,001      1,794,267
Retained Earnings, beginning of year........................    2,184,161      3,059,162
Dividends...................................................       (5,000)        (5,000)
                                                              -----------    -----------
Retained Earnings, end of year..............................  $ 3,059,162    $ 4,848,429
                                                              ===========    ===========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED
                                                              -------------------------
                                                               JULY 28,       JULY 27,
                                                                 1996           1997
                                                               --------       --------
Operating Activities:
  Net income................................................  $   880,001    $1,794,267
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      201,139       204,000
     Deferred taxes.........................................     (138,079)       97,140
     Gain on investments....................................           --       (47,283)
     Changes in operating assets and liabilities
       Accounts receivable -- trade.........................      184,293      (820,677)
       Accounts receivable -- other.........................       11,587       (27,995)
       Inventories..........................................      119,962       (52,133)
       Prepaid expenses.....................................      164,871        (8,723)
       Other assets.........................................        3,604         3,600
       Accounts payable.....................................      (94,868)     (225,786)
       Accrued expenses.....................................      808,750      (284,062)
                                                              -----------    ----------
Net cash provided by operating activities...................    2,141,260       632,348
                                                              -----------    ----------
Investing Activities:
  Increase in short-term investments........................   (1,004,967)           --
  Decrease in non-current investments.......................        4,811            --
  Payments received on notes receivable.....................        4,834        19,002
  Purchase of property and equipment........................     (101,390)     (248,428)
                                                              -----------    ----------
Net cash used in investing activities.......................   (1,096,712)     (229,426)
                                                              -----------    ----------
Financing Activities:
  Dividends paid............................................       (5,000)       (5,000)
  Note payments.............................................     (475,836)      (16,620)
                                                              -----------    ----------
Net cash used in financing activities.......................     (480,836)      (21,620)
                                                              -----------    ----------
Increase in cash and cash equivalents.......................      563,712       381,302
Cash and Cash Equivalents:
  Beginning of year.........................................      114,747       678,459
                                                              -----------    ----------
  End of year...............................................  $   678,459    $1,059,761
                                                              ===========    ==========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for interest....................  $    14,946    $    2,656
                                                              ===========    ==========

See accompanying summary of accounting policies and notes to combined financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Danvid Company, Inc. (the Company) is a manufacturer of residential windows and doors with its office and facilities located in Carrollton, Texas. The Company is related to Danvid Window Company (Affiliate) through common management and shareholders. The Company's products are principally sold to Danvid Window Company which sells the products to wholesalers, retailers and builders. Approximately 92 and 98 percent of the Company's 1996 and 1997 sales are to Danvid Window Company, respectively. These financial statements are the combined financial statements of Danvid Company, Inc. and Danvid Window Company. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     The Company and its Affiliate maintain a portion of their cash in bank deposit accounts which at times may have exceeded federally insured amounts. The companies have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents.

INVESTMENTS

     Short-term investments are stated at fair value and include investments in equity and bond mutual funds. In accordance with company policy, these investments, which the Company intends to hold for less than one year but longer than three months, are not included as cash equivalents. These securities are considered trading securities with the unrealized holding gains and losses reported in earnings.

     Non-current investments are stated at fair value and include investments in equity securities which the Company intends to hold for periods longer than one year. Unrealized holding gains and losses on securities are carried as a separate component of shareholders' equity.

ACCOUNTS RECEIVABLE

     The Company's customers, as well as the Affiliate's customers, are primarily related to the home building and remodeling industries. Trade accounts receivable are normally uncollateralized and payment terms are generally 30 days. Management performs periodic reviews of the creditworthiness of customers and provides an allowance for losses on receivables based upon prior years' experience.

INVENTORIES

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market. Inventory costs include materials, direct labor, and manufacturing overhead. Costs of miscellaneous manufacturing supplies are expensed as incurred.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

MACHINERY AND EQUIPMENT

     Machinery and equipment are stated at cost. Depreciation has been calculated using an accelerated method over the estimated useful lives of the assets as follows:

                                                              ESTIMATED USEFUL LIFE
                                                              ---------------------
Transportation equipment....................................            5 years
Office furniture and equipment..............................       7 - 10 years
Machinery and shop equipment................................       7 - 10 years
Computer equipment..........................................            5 years

ACCRUED WARRANTY EXPENSES

     The Company provides a 10-year warranty on its products and has established a product warranty reserve. The warranty reserve is based on management's estimates of future costs associated with fulfilling the warranty obligation. Management's estimates were derived from the Company's historical experience.

REVENUES

     The Company and Affiliate recognize revenue on its window products when shipped to the customer. Repair, service, and freight revenue is recognized as the services are performed. All sales between the Company and the Affiliate have been eliminated.

INCOME TAXES

     Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" (SFAS No. 109), provides for deferred income tax assets and liabilities resulting from temporary differences (see Note 8). Temporary differences are the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. In accordance with SFAS No. 109, the Company has considered the need for a valuation allowance to reduce its deferred tax asset to an amount which will, more likely than not, be realized. No valuation allowance was considered necessary.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     Additionally, in June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131) which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the reporting by public companies of information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these two standards.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  INVENTORIES

     Inventories are comprised of the following:

                                                       JULY 28,      JULY 27,
                                                         1996          1997
                                                       --------      --------
Raw materials.......................................  $  620,917    $  663,676
Work-in-process.....................................     143,773       180,678
Finished goods......................................     335,169       307,638
                                                      ----------    ----------
          Total                                       $1,099,859    $1,151,992
                                                      ==========    ==========

2.  NOTES RECEIVABLE

     Included in notes receivable is a loan due from a shareholder of the Company totaling $8,320 and $13,520 at July 28, 1996 and July 27, 1997, respectively. This loan is a demand note, bears no interest, and is payable monthly. The loan is secured by an automobile owned by the officer.

     The Company has an undivided interest in a note receivable with an unrelated party that is secured by land and payable in quarterly installments of principal and interest at 8 percent per annum. The note matures February 1, 2004.

     The above referenced notes receivable have scheduled maturities as follows:

                       YEAR                          AMOUNT
                       ----                          ------
1998...............................................  $12,342
1999...............................................   11,624
2000...............................................    8,777
2001...............................................    9,505
2002...............................................    9,104
                                                     -------
Total..............................................  $51,352
                                                     =======

3.  MACHINERY AND EQUIPMENT

     Machinery and equipment consists of the following:

                                                         1996          1997
                                                         ----          ----
Transportation equipment............................  $  522,806    $  643,231
Office furniture and equipment......................      15,194        24,399
Machinery and shop equipment........................     502,088       613,410
Computer equipment..................................     184,413       191,889
                                                      ----------    ----------
Total...............................................   1,224,501     1,472,929
Accumulated depreciation............................     825,858     1,029,858
                                                      ----------    ----------
Net machinery and equipment.........................  $  398,643    $  443,071
                                                      ==========    ==========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

4.  INVESTMENTS

     The cost and estimated fair value of the investment securities are as follows:

                                                                 JULY 28, 1996
                                                ------------------------------------------------
                                                   COST        GAIN       LOSS        FAIR VALUE
                                                   ----        ----       ----        ----------
Trading securities (short-term)...............  $1,004,967    $    --    $    --      $1,004,967
Available-for-sale securities (long-term).....      38,485         --         --          38,485
                                                ----------    -------    -------      ----------
Total investment securities...................  $1,043,452    $    --    $    --      $1,043,452
                                                ==========    =======    =======      ==========

                                                                 JULY 27, 1997
                                                ------------------------------------------------
                                                   COST        GAIN       LOSS        FAIR VALUE
                                                   ----        ----       ----        ----------
Trading securities (short-term)...............  $1,004,967    $47,283    $     -      $1,052,250
Available-for-sale securities (long-term).....      38,485     16,815          -          55,300
                                                ----------    -------    -------      ----------
Total investment securities...................  $1,043,452    $64,098    $     -      $1,107,550
                                                ==========    =======    =======      ==========

5.  NOTES PAYABLE

     The Company and its Affiliate have an $800,000 line-of-credit with Comerica Bank -- Texas which bears interest at prime rate plus one percent and is payable on demand. This line-of-credit has no outstanding balance as of July 28, 1996 or July 27, 1997. Any borrowings under the line-of-credit are collateralized by inventory and accounts receivable.

     Long-term debt consist of the following:

                                                           1996        1997
                                                           ----        ----
13.65% installment note, payable monthly in the amount
  of $717 including interest, due May 30, 1998 and
  secured by an automobile.............................  $ 28,404    $ 23,781
Non-interest bearing, promissory note to former
  shareholder, payable monthly in the amount of $1,000,
  secured by company stock.............................   106,000      94,000
                                                         --------    --------
Total..................................................   134,404     117,781
Less: Current maturities...............................   (17,033)    (35,781)
                                                         --------    --------
Long-term debt.........................................  $117,371    $ 82,000
                                                         ========    ========

     Future maturities of long-term debt at July 27, 1997 are as follows:

                          YEAR                               AMOUNT
                          ----                              --------
1998....................................................    $ 35,781
1999....................................................      12,000
2000....................................................      12,000
2001....................................................      12,000
2002....................................................      12,000
Thereafter..............................................      34,000
                                                            --------
          Total.........................................    $117,781
                                                            ========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

6.  COMMITMENTS AND CONTINGENCIES

     The Internal Revenue Service is currently conducting an investigation of the Companies and their shareholders. Although there have not been any assessments against the Companies, the Companies may be subject to additional federal income tax liabilities. The ultimate outcome of the investigations and their effects on the Companies cannot presently be determined. Accordingly no provision for any liability that may result upon the resolution of this matter has been recognized in the combined financial statements.

     At July 27, 1997, the Companies are defendants in several lawsuits. The Companies may be liable in these matters to the extent that the lawsuits are found in favor of the plaintiffs and to the extent that these matters are not covered by the Companies' insurance. In the opinion of management, such liabilities, if any, would not have a material effect on the combined financial statements.

     At July 27, 1997, the Company was committed to various operating leases of its office, production facility, production and office equipment, and transportation equipment. Operating lease expense was approximately $1,135,000 and $1,080,000 for the years ended 1996 and 1997, respectively.

     Future estimated minimum lease payments under operating leases at July 27, 1997, are as follows:

                          YEAR                               AMOUNT
                          ----                               ------
1998.....................................................  $1,072,440
1999.....................................................   1,033,145
2000.....................................................     736,536
2001.....................................................     699,716
2002.....................................................     578,212
Thereafter...............................................   1,431,128
                                                           ----------
          Total..........................................  $5,551,177
                                                           ==========

7.  EMPLOYEE BENEFIT PLANS

     The Company and its Affiliate have adopted qualified defined contribution profit-sharing plans during fiscal year 1996. The Plans cover all employees meeting minimum age and length of service requirements. Contributions to the Plans are made at the discretion of each company's Board of Directors. Expense related to these Plans were $150,000 and $200,000 for the years ended July 28, 1996 and July 27, 1997, respectively.

8.  INCOME TAXES

     The Company's effective tax rate in 1996 is 41 percent. This differs from the statutory tax rate of 34 percent due to non-deductible expenses (e.g. meals and entertainment) and an additional provision for potential income tax liabilities.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

8. INCOME TAXES: (CONTINUED)

     Cumulative temporary differences consist of the following:

                                                         JULY 28,    JULY 27,
                                                           1996        1997
                                                         --------    --------
Deferred tax assets:
  Accrued warranty expense.............................  $175,398    $174,584
  Capitalized inventory costs..........................     8,840       8,840
  Allowance for bad debts..............................   117,324      20,318
                                                         --------    --------
Gross deferred tax assets..............................   301,562     203,742
                                                         --------    --------
Deferred tax liabilities:
  Machinery and equipment..............................    (8,925)     (8,245)
                                                         --------    --------
Net deferred tax assets................................  $292,637    $195,497
                                                         ========    ========

9.  SHAREHOLDERS' EQUITY

     Danvid Company, Inc. has 100,000 shares of no par common stock authorized, 4,500 shares issued, 4,275 shares outstanding and 225 shares in treasury valued at cost at July 28, 1996 and July 27, 1997.

     Danvid Window Company has 100,000 shares of $1 par common stock authorized, 1,000 shares issued and outstanding at July 28, 1996 and July 27, 1997. In January 1996 and February 1997, common stock dividends of $5 par share were paid totaling $5,000.

10.  BUY -- SELL AGREEMENT

     The Company and its Affiliate have an agreement regarding the disposition of the Affiliate's sole shareholder's shares of common stock. In accordance with the agreement, a shareholder of the Company can exercise an option to purchase a controlling share of the Affiliate's common stock from the Affiliate's sole shareholder. The purchase price as set forth in the agreement is $1.00 per share.

11.  MAJOR CUSTOMERS

     The Company sells its products to homebuilders and distributors primarily in its regional area. For the years ended July 28, 1996 and July 27, 1997, the Company and its Affiliate had sales to one major distributor that approximated 12 percent in both years. The concentration in accounts receivable also approximated 12 percent of the total balance in both years for the same distributor.

12.  SUBSEQUENT EVENT

     Subsequent to their fiscal year end, the Company and the Affiliate and their shareholders entered into a letter of intent with an unrelated company to sell the net assets of the Company and the Affiliate.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Danvid Company, Inc. and Danvid Window Company

     We were engaged to audit the accompanying combined balance sheet of Danvid Company, Inc. and Danvid Window Company (a Texas corporation) as of July 31, 1995, and the related combined statement of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Danvid Company, Inc. and Danvid Window Company as of July 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          FOX, BYRD & GOLDEN

Dallas, Texas
October 13, 1995

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                             COMBINED BALANCE SHEET
                                 JULY 31, 1995

                                  ASSETS
Current Assets
  Cash and cash equivalents.................................    $  114,747
  Short-term investments (Note 1G)..........................        43,296
  Accounts receivable--trade (Notes 2 and 4)................     4,030,629
  Accounts receivable--other................................        64,888
  Notes receivable--current portion (Note 3)................        19,613
  Due from officer (Note 6).................................        20,300
  Inventory (Notes 1B and 4)................................     1,219,821
  Prepaid expenses..........................................        71,803
  Income taxes receivable...................................       124,343
  Deferred income taxes receivable (Notes 1D and 7).........        49,132
                                                                ----------
         Total Current Assets...............................     5,758,572
                                                                ----------
Property, Plant and Equipment (Notes 1C and 4)
  Transportation equipment..................................       538,193
  Office furniture and equipment............................        15,194
  Machinery and shop equipment..............................       458,878
  Computer equipment........................................       128,852
                                                                ----------
                                                                 1,141,117
  Less: Accumulated depreciation............................       642,861
                                                                ----------
                                                                   498,256
                                                                ----------
Other Assets
  Organization costs--net (Note 1H).........................           327
  Deposits..................................................        30,316
  Notes receivable (Note 3).................................        55,575
  Deferred income taxes receivable (Notes 1D and 7).........       105,426
                                                                ----------
                                                                   191,644
                                                                ----------
                                                                $6,448,472
                                                                ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable--trade...................................    $2,928,634
  Line-of-credit--bank (Note 4).............................       350,000
  Notes payable--current portion (Note 4)...................       124,836
  Accrued payroll and commissions...........................       310,135
  Accrued payroll taxes.....................................        80,335
  Accrued warranty expense..................................        97,000
  Accrued other expenses....................................        74,968
                                                                ----------
         Total Current Liabilities..........................     3,965,908
                                                                ----------
Long-Term Debt
  Notes payable (Notes 4 and 6).............................       260,240
  Less: Current portion.....................................       124,836
                                                                ----------
                                                                   135,404
                                                                ----------
Other Liabilities
  Accrued warranty expenses.................................       291,000
                                                                ----------
         Total Liabilities..................................     4,392,312
                                                                ----------
Stockholders' Equity
  Common stock (Note 8).....................................         2,000
  Retained earnings.........................................     2,184,160
                                                                ----------
                                                                 2,186,160
  Less: Treasury stock, at cost (Note 8)....................       130,000
                                                                ----------
                                                                 2,056,160
                                                                ----------
                                                                $6,448,472
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                        FOR THE YEAR ENDED JULY 31, 1995

Sales.......................................................  $37,909,147
Cost of Goods Sold..........................................   33,739,455
                                                              -----------
Gross Profit................................................    4,169,692
                                                              -----------
Operating Expenses
  Selling expenses..........................................    1,977,022
  General and administrative expenses.......................    2,405,330
                                                              -----------
                                                                4,382,352
                                                              -----------
Net Operating Loss..........................................     (212,660)
                                                              -----------
Other Income (Expense)
  Interest and dividend income..............................       13,056
  Other income..............................................       69,994
  Interest expense..........................................      (30,782)
  Loss on investment........................................       (1,738)
                                                              -----------
                                                                   50,530
                                                              -----------
Loss Before Federal Income Tax..............................     (162,130)
                                                              -----------
Federal Income Tax Expense (Benefit) (Notes 1D and 7)
  Current...................................................      (45,251)
  Deferred..................................................      (19,578)
                                                              -----------
                                                                  (64,829)
                                                              -----------
Net Loss....................................................      (97,301)
Retained Earnings, Beginning of year........................    2,306,507
Dividends...................................................      (25,046)
                                                              -----------
Retained Earnings, End of year..............................  $ 2,184,160
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JULY 31, 1995

Cash Flows from Operating Activities:
  Net loss..................................................    $ (97,301)
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation and amortization..........................      159,045
     Loss on sale of investments............................        1,738
     Decrease in accounts receivable........................      760,118
     Decrease in income taxes receivable....................        6,211
     Decrease in inventory..................................       83,179
     Increase in prepaid expenses...........................      (10,397)
     Decrease in other assets...............................       26,030
     Increase in deferred income taxes......................      (19,578)
     Decrease in payables...................................     (475,425)
     Decrease in accrued expenses...........................     (419,111)
                                                                ---------
          Net Cash Provided by Operating Activities.........       14,509
                                                                ---------

Cash Flows from Investing Activities:
  Decrease in investments in mutual funds...................       (1,032)
  Note proceeds.............................................      (15,000)
  Payments received on notes receivable.....................       13,651
  Purchase of property and equipment........................     (405,989)
                                                                ---------
          Net Cash Used in Investing Activities.............     (408,370)
                                                                ---------
Cash Flows from Financing Activities:
  Net proceeds from line-of-credit..........................      350,000
  Dividends paid............................................      (25,046)
  Note payments.............................................     (156,232)
  Purchase of treasury stock................................      (10,000)
                                                                ---------
          Net Cash Provided by Financing Activities.........      158,722
                                                                ---------
Decrease in Cash and Cash Equivalents.......................     (235,139)
Cash and Cash Equivalents
  Beginning of year.........................................      349,886
                                                                ---------
  End of year...............................................    $ 114,747
                                                                =========

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                        COMBINED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JULY 31, 1995

             SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Schedule of Noncash Investing and Financing Transactions:
  Purchase of automobile....................................    $ (33,475)
  Note payable..............................................       33,475
  Purchase of treasury stock................................     (130,000)
  Note payable..............................................      120,000
                                                                ---------
          Cash Paid.........................................    $ (10,000)
                                                                =========
Cash Payments (Refunds):
  Interest..................................................    $  30,782
  Income taxes..............................................    $ (51,462)

   The accompanying notes are an integral part of these financial statements.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                 JULY 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Danvid Company, Inc. (the Company) is a manufacturer of aluminum windows and doors with its office and facilities located in Carrollton, Texas. The Company is related to Danvid Window Company (affiliate) and Advantage Discount Glass through common management and shareholders. The Company's products are principally sold to Danvid Window Company which sells the products to wholesalers, retailers and builders. Approximately 94% of the Company's sales are to Danvid Window Company. These financial statements are the combined financial statements of Danvid Company, Inc. and Danvid Window Company. All significant intercompany accounts and transactions have been eliminated. The more significant accounting policies are as follows:

          A. Sales are recognized when the product is shipped. Title actually passes when the product is delivered, which is usually the same day that it is shipped and no longer than three days after shipment. There were no material shipments undelivered at July 31, 1995.

          B. Inventory is carried at the lower of cost or market determined on a first-in, first-out basis.

          C. Property, plant and equipment, stated at cost, are depreciated using an accelerated method over the estimated useful lives of the assets. Depreciation expense was $158,527 for the year ended July 31, 1995.

                          ASSETS                            ESTIMATED USEFUL LIFE
                          ------                            ---------------------
Transportation equipment..................................           5 years
Office furniture and equipment............................      7 - 10 years
Machinery and shop equipment..............................      7 - 10 years
Computer equipment........................................           5 years

          D. The Company has adopted Statement of Financial Accounting Standards Board No. 109 for accounting for income taxes. For all significant items where there is a timing difference between financial and income tax reporting, deferred taxes are provided. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they related.

          E. Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and trade receivables. The Company sells its principal products to customers related to the home building and remodeling industries. To reduce credit risk, the Company performs on-going credit evaluations of its customers' financial conditions and does not generally require collateral.

     In the normal course of business, the Company may have bank account balances in excess of federally insured limits.

          F. For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

          G. Short-term investments are stated at the lower of cost or market and include investments in equity and bond mutual funds.

          H. Organization costs are being amortized over 5 years. Amortization expense was $518 for 1995.

          I. The Company provides a 10-year warranty on its products. The Company has established an estimated accrual for these anticipated future warranty costs.

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 2--ACCOUNTS RECEIVABLE--TRADE

     Accounts receivable--trade of the Company and its affiliate are pledged as collateral on the Comerica Bank note and stated net of an allowance for doubtful accounts of $232,358 at July 31, 1995. An aged analysis of accounts receivable at July 31, 1995, is as follows:

                                                    AMOUNT         %
                                                  ----------      ---
Current.........................................  $3,138,427       74
30 days.........................................     937,150       22
60 days.........................................     187,410        4
                                                  ----------      ---
                                                  $4,262,987      100
                                                  ==========      ===

NOTE 3--NOTES RECEIVABLE

     The Company has an undivided interest in a note receivable secured by land payable in quarterly installments of principal and interest at 8% per annum which matures February 1, 2004, and has an unsecured note being repaid in monthly installments of $692, including interest at 10% per annum.

Total notes receivable.....................................  $75,188
Less: Current portion......................................   19,613
                                                             -------
Long-term notes receivable.................................  $55,575
                                                             =======

NOTE 4--NOTES PAYABLE

     The Company has a line-of-credit with Comerica Bank in the amount of $800,000 at prime plus 1% secured by eligible accounts receivable and inventory. The line-of-credit is a demand note payable. At July 31, 1995, there was $350,000 drawn against the line-of-credit.

     A summary of long-term debt at July 31, 1995 is as follows:

General Motors Acceptance Corporation
  Installment note payable monthly in the amount of $717
  including interest at 13.65% with balloon balance due May
  30, 1998, secured by an automobile........................  $ 32,663
Individual (Ex-stockholder) (Note 6)
  Promissory note payable monthly in the amount of $1,000
  with no interest, secured by company stock................   119,000
Officer
  Promissory note payable monthly in the amount of $8,484
  plus interest at 10%, matures February 28, 1997, unsecured
  (subsequent payments through September 30, 1995 totaled
  $82,865)..................................................   108,577
                                                              --------
          Total Indebtedness................................   260,240
          Less: Current Portion.............................   124,836
                                                              --------
          Long-Term Debt....................................  $135,404
                                                              ========

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 4--NOTES PAYABLE (CONTINUED)
     The following are maturities of long-term debt at July 31, 1995:

                      FISCAL
                    YEAR ENDED
                     JULY 31,                        AMOUNT
                    ----------                      --------
  1996............................................  $124,836
  1997............................................    17,033
  1998............................................    35,371
  1999............................................    12,000
  2000............................................    12,000
Thereafter........................................    59,000
                                                    --------
                                                    $260,240
                                                    ========

NOTE 5--COMMITMENTS AND CONTINGENT LIABILITIES

     A. At July 31, 1995, the Company was committed to various operating leases of its office and production facility and equipment. Rent expense for the year ended July 31, 1995, was $481,649. Future estimated minimum lease payments under noncancellable leases are:

                    YEAR ENDED JULY 31,                          AMOUNT
                    -------------------                         --------
1996........................................................    $514,200
1997........................................................     225,400
1998........................................................      23,800
1999........................................................      21,800
                                                                --------
                                                                $785,200
                                                                ========

     B. Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

     C. A workmen's compensation claim for approximately $40,000 has been filed against Danvid Window Company. Management's opinion is that their insurance company will cover the majority of any ultimate settlement and any payment by the Company will not materially affect the Company's results of operations or financial position.

NOTE 6--RELATED PARTY TRANSACTIONS

     The following are related party transactions and balances for the year ended July 31, 1995:

Note payable--officer.......................................    $108,577
Accounts receivable--officer................................    $ 20,300
Interest expense--officers..................................    $ 20,220
Note payable--Mary Crawford.................................    $119,000

                 DANVID COMPANY, INC. AND DANVID WINDOW COMPANY

                                 JULY 31, 1995

NOTE 7--INCOME TAXES

     The Company's effective tax rate is higher than what would be expected if the federal statutory rate was applied to net income because of expenses deducted for financial reporting purposes that are not deductible for federal income tax purposes. These permanent timing differences for calculation of income tax include amounts related to meals and entertainment and officers life insurance. Cumulative temporary timing differences consist of the following at July 31, 1995:

Excess of depreciation for tax purposes over the amount
  taken for book purposes...................................  $   6,427
Accrued warranty expense recognized for book purposes
  only......................................................   (388,000)
Additional costs related to inventory, capitalized for tax
  purposes only.............................................    (47,506)
                                                              ---------
                                                              $(429,079)
                                                              =========

     The Company has the following capital loss carryforwards for regular federal income tax purposes at July 31, 1995:

                     YEAR OF EXPIRATION                         AMOUNT
                     ------------------                         -------
1997........................................................    $23,687
1999........................................................         76
2000........................................................      1,739
                                                                -------
                                                                $25,502
                                                                =======

NOTE 8--SHAREHOLDERS' EQUITY

     Danvid Company, Inc. has 100,000 shares of no par common stock authorized, 4,500 shares issued, 4,275 shares outstanding and 225 shares in treasury at July 31, 1995. In June 1995, the Company purchased 225 shares of its stock in full redemption of a stockholder's interest for $130,000. In July 1995, common stock dividends of $2.35 per share were paid totaling $10,046.

     Danvid Window Company has 100,000 shares of $1 par common stock authorized, 1,000 shares issued and outstanding at July 31, 1995. In January 1995, common stock dividends of $15 per share were paid totaling $15,000.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Available Information....................    4
Forward-Looking Statements...............    4
Industry Data and Certain Defined
  Terms..................................    5
Trademarks...............................    5
Prospectus Summary.......................    6
Summary Financial Data...................   16
Risk Factors.............................   17
Use of Proceeds..........................   23
Capitalization...........................   23
Unaudited Pro Forma Consolidated
  Financial Statement....................   24
Selected Financial Data..................   28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Combined Operations....................   32
Business.................................   39
Management...............................   52
Certain Relationships and Related
  Transactions...........................   56
Principal Stockholders...................   58
Shares Eligible for Future Sale..........   59
Description of Capital Stock.............   59
Description of Exchange Notes............   61
Description of Outstanding Notes.........   86
The Exchange Offer.......................   87
Certain U.S. Federal Income Tax
  Consequences...........................   96
Plan of Distribution.....................  100
Legal Matters............................  101
Experts..................................  101
Changes in and Disagreements with
  Accountants on Accounting and Financial
  Disclosure.............................  101
Index to Financial Statements............  F-1

======================================================
======================================================
                                  $125,000,000
                                 EXCHANGE OFFER

                             [AMERICAN ARCH. LOGO]

                             AMERICAN ARCHITECTURAL
                              PRODUCTS CORPORATION

                              11 3/4% SENIOR NOTES
                                    DUE 2007
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                 APRIL 30, 1998
======================================================